Exhibit 10.1

[Execution]

AMENDMENT NO. 11 TO

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 11 TO LOAN AND SECURITY AGREEMENT, dated June 8, 2012, by and among Spartan Stores, Inc., a Michigan corporation (“Parent”), Spartan Stores Distribution, LLC, a Michigan limited liability company (“Stores Distribution”), Market Development, LLC, a Michigan limited liability company (“MDC”), Spartan Stores Associates, LLC, a Michigan limited liability company (“Associates”), Family Fare, LLC, a Michigan limited liability company (“Family Fare”), MSFC, LLC, a Michigan limited liability company (“MSFC”), Seaway Food Town, Inc., a Michigan corporation (“Seaway”), The Pharm of Michigan, Inc. (“Pharm”), a Michigan corporation, Valley Farm Distributing Co., an Ohio corporation (“Valley Farm”), Gruber’s Real Estate, LLC, a Michigan limited liability company (“Gruber RE”), Prevo’s Family Markets, Inc., a Michigan corporation (“Prevo”), Custer Pharmacy, Inc., a Michigan corporation (“Custer”), Spartan Properties Management, Inc. (formerly known as Buckeye Real Estate Management Co.), an Ohio corporation (“SPM”), Spartan Stores Fuel, LLC, a Michigan limited liability company (together with Lead Borrower, Stores Distribution, United, MDC, Associates, Family Fare, MSFC, Seaway, Pharm, Valley Farm, Gruber RE, Prevo, Custer and SPM, each individually a “Borrower” and collectively, “Borrowers”), any Person that at any time becomes party to a guarantee in favor of Administrative Agent or otherwise liable on or with respect to the Obligations (each individually a “Guarantor” and collectively, “Guarantors”), the parties to the Loan Agreement (as hereinafter defined) from time to time as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), a Delaware limited liability company, in its capacity as agent for Lenders (in such capacity, “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, Borrowers and Guarantors have entered into financing arrangements with Agent and Lenders pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated December 23, 2003, by and among Borrowers, Guarantors, Agent and Lenders, as amended and supplemented by Amendment No. 1 to Loan and Security Agreement, dated as of July 29, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of December 22, 2004, Amendment No. 3 to Loan and Security Agreement, dated as of December 9, 2005, Amendment No. 4 to Loan and Security Agreement, dated as of March 17, 2006, Amendment No. 5 to Loan and Security Agreement, dated as of April 5, 2007, Amendment No. 6 to Loan and Security Agreement, dated as of May 22, 2007, Amendment No. 7 to Loan and Security Agreement, dated as of May 20, 2009, Amendment No. 8 to Loan and Security Agreement, dated as of May 4, 2010, Amendment No. 9 to Loan and Security Agreement, dated September 30, 2010 and Amendment No. 10 to Loan and Security Agreement, dated July 19, 2011( as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Financing Agreements (as defined therein); and

WHEREAS, Borrowers and Guarantors have requested that Administrative Agent and Lenders agree to certain amendments to the Loan Agreement, and Administrative Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions herein; and

WHEREAS, by this Amendment No. 11, Borrowers, Guarantors, Administrative Agent and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definition. As used herein, “Amendment No. 11” shall mean Amendment No. 11 to Loan and Security Agreement, dated June 8, 2012, by and among Borrowers, Guarantors, Administrative Agent and Lenders, as amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

(b) Interpretation. For purposes of this Amendment No. 11, unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

2. Amended Loan Agreement.

(a) The Loan Agreement is hereby amended to incorporate all of the terms and provisions as set forth in the amended Loan Agreement (including all deletions and additions of text and including the updated exhibits and schedules thereto) attached hereto as Exhibit A (the “Amended Loan Agreement”), and each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import, and each reference in the other Financing Agreements to the “Loan Agreement” (including, without limitation, by means of words such as “thereunder” or “thereof” and words of similar import), shall mean and be a reference to the Loan Agreement as amended herein as reflected by the Amended Loan Agreement.

(b) The Commitment of each Lender shall be the principal amount set forth next to such Lender’s name on Exhibit F to the Amended Loan Agreement.

3. Secured Parties. Any reference in any of the Financing Agreements to a grant or pledge to Administrative Agent of a security interest in and lien upon any Collateral of Borrowers or Guarantors shall be deemed to be a grant or pledge of such security interest to Administrative Agent, for itself and the benefit of the Secured Parties.

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4. Representations and Warranties. Each Borrower and Guarantor hereby represents and warrants to Administrative Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 11), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

(a) This Amendment No. 11 and each other agreement or instrument to be executed and delivered by the Borrowers and Guarantors pursuant hereto have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders, members and managers and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein, constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, respectively, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(b) The execution, delivery and performance of this Amendment No. 11 (a) are all within each Borrower’s and Guarantor’s corporate or limited liability company powers and (b) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound.

(c) All of the representations and warranties set forth in the Amended Loan Agreement and the other Financing Agreements are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such date.

(d) No Default or Event of Default exists or has occurred and is continuing.

5. Condition Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Administrative Agent:

(a) receipt by Administrative Agent of counterparts of this Amendment No. 11, duly authorized, executed and delivered by the parties hereto (including all Lenders required for the amendments provided for herein);

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(b) Excess Availability of Borrowers on the date hereof and on the date of the effectiveness of this Amendment No. 11 shall be not less than $150,000,000;

(c) receipt by Administrative Agent, in form and substance satisfactory to Administrative Agent, of the Servicing Fee Letter, duly authorized, executed and delivered by Borrowers and Guarantors;

(d) receipt by Administrative Agent, in form and substance satisfactory to Administrative Agent, of the Fee Letters, duly authorized, executed and delivered by Borrowers and Guarantors;

(e) receipt by Administrative Agent and Lenders of all fees and expenses owed in connection with this Amendment No. 11;

(f) receipt by Administrative Agent, in form and substance satisfactory to Administrative Agent, of updated schedules to the Loan Agreement;

(g) receipt by Administrative Agent, in form and substance satisfactory to Administrative Agent, of an updated Information Certificate of Borrowers and Guarantors, duly authorized, executed and delivered by Borrowers and Guarantors;

(h) receipt by Administrative Agent, in form and substance satisfactory to Administrative Agent, of a certificate of the Secretary or Assistant Secretary of each Borrower and Guarantor dated as of the date hereof with respect to (i) resolutions of the boards of directors or other appropriate governing body of such Borrower or Guarantor; (ii) specimen signatures of officers or other appropriate representatives executing the documents contemplated by this Amendment No. 11 on behalf of such Borrower or Guarantor; (iii) the organizational documents of such Borrower or Guarantor certified as of a recent date by the Secretary of State of its state of organization; and (iv) true and correct copies of the by-laws, operating agreement or partnership agreement (as applicable) of such Borrower or Guarantor;

(i) receipt by Administrative Agent of original good standing certificates (or its equivalent) from the Secretary of State (or comparable official) from each jurisdiction where each Borrower and Guarantor is organized and from each other jurisdiction where each Borrower and Guarantor is qualified to do business;

(j) receipt by Administrative Agent of legal opinions, in form and substance satisfactory to Administrative Agent, of Spartan counsel, dated the date hereof and addressed to Administrative Agent and Lenders;

(k) receipt by Administrative Agent of a true and correct copy of any consent, waiver or approval (if any) to or of this Amendment No. 11, which any Borrower is required to obtain from any other Person; and

(l) No Default or Event of Default shall exist or have occurred and be continuing.

6. Qualified Debt Intercreditor Agreement. The Lenders acknowledge that, in the event a Qualified Debt Offering is consummated, it shall be secured by Liens on the Collateral and that

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the exercise of certain of the rights and remedies of Administrative Agent under the Financing Agreements may be subject to the provisions of the Qualified Debt Intercreditor Agreement. At such time that the Qualified Debt Intercreditor Agreement is entered into, each Lender is hereby deemed to irrevocably (a) consent to the subordination of Liens provided for under the Qualified Debt Intercreditor Agreement and the other terms and conditions therein, (b) authorize and direct the Administrative Agent to execute and deliver the Qualified Debt Intercreditor Agreement and any documents relating thereto, in each case, on behalf of such Lender and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of the Qualified Debt Intercreditor Agreement, in each case, and without any further consent, authorization or other action by such Lender, (c) agree that, upon the execution and delivery thereof, such Lender will be bound by the provisions of the Qualified Debt Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Qualified Debt Intercreditor Agreement, (d) agree that no Lender shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by Administrative Agent pursuant to this Section or in accordance with the terms of the Qualified Debt Intercreditor Agreement unless such action by Administrative Agent constitutes gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction and (e) acknowledge that a copy of the Qualified Debt Intercreditor Agreement has been delivered, or made available, to such Lender. At such time that the Qualified Debt Intercreditor Agreement is entered into, each Lender is hereby deemed to further irrevocably authorize and direct the Administrative Agent to enter into such amendments, supplements or other modifications to the Qualified Debt Intercreditor Agreement as are approved by Administrative Agent and the Required Lenders, provided, that, Administrative Agent may execute and deliver such amendments, supplements and modifications thereto as are contemplated by the Qualified Debt Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of the Loan Agreement or any refinancing of the Obligations, in each case, on behalf of such Lender and without any further consent, authorization or other action by any Lender. The Administrative Agent shall have the benefit of the provisions of Section 12 of the Loan Agreement with respect to all actions taken by it pursuant to this Section or in accordance with the terms of the Qualified Debt Intercreditor Agreement to the full extent thereof.

7. U.S. Bank as Lender. By its execution of this Amendment No. 11 and on and after the effectiveness hereof, U.S. Bank National Association (“U.S. Bank”) shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the principal amount set forth next to its name on Exhibit F to the Amended Loan Agreement. U.S. Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

8. Acknowledgment of Security Interests. Each Borrower hereby acknowledges, confirms and agrees that Administrative Agent for the benefit of Secured Parties has been granted a security interest in and lien upon the Collateral as set forth in the Loan Agreement and shall continue to have a security interest in and lien upon the Collateral.

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9. Effect of this Amendment. Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 11, the provisions of this Amendment No. 11 shall control. By executing this Amendment No. 11, each Borrower is deemed to execute the Amended Loan Agreement and to be bound by the terms and conditions thereof.

10. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Administrative Agent to effectuate the provisions and purposes of this Amendment No. 11.

11. Governing Law. The validity, interpretation and enforcement of this Amendment No. 11 and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

12. Binding Effect. This Amendment No. 11 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

13. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 11.

14. Counterparts. This Amendment No. 11 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 11 by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 11. Any party delivering an executed counterpart of this Amendment No. 11 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 11 to be duly executed and delivered by their authorized officers as of the day and year first above written.

ADMINISTRATIVE AGENT	BORROWERS

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (Central), f/k/a Congress Financial Corporation (Central), as Administrative Agent	SPARTAN STORES, INC.

By:	By:

Title:	Title:

SPARTAN STORES DISTRIBUTION, LLC

MARKET DEVELOPMENT, LLC

SPARTAN STORES ASSOCIATES, LLC

FAMILY FARE, LLC

MSFC, LLC

SEAWAY FOOD TOWN, INC.

THE PHARM OF MICHIGAN, INC.

VALLEY FARM DISTRIBUTING CO.

GRUBER’S REAL ESTATE LLC

CUSTER PHARMACY, INC.

PREVO’S FAMILY MARKETS, INC.

SPARTAN PROPERTIES MANAGEMENT,

INC. (f/k/a Buckeye Real Estate Management Co.)

SPARTAN STORES FUEL, LLC

By:

Title:

Amendment No. 11 to LSA

LENDERS

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (Central), f/k/a Congress Financial Corporation (Central)

By:

Title:

BANK OF AMERICA, N.A. (successor by merger to Fleet Capital Corporation)

By:

Title:

PNC BANK, NATIONAL ASSOCIATION, successor to National City Business Credit, Inc.

By:

Title:

FIFTH THIRD BANK, an Ohio Banking Corporation, successor by merger to Fifth Third Bank, a Michigan Banking Corporation

By:

Title:

U.S. BANK NATIONAL ASSOCIATION

By:

Title:

Amendment No. 11 to LSA

Exhibit A

to

Amendment No. 11 to Loan and Security Agreement

Amended Loan Agreement

See attached.

Amendment No. 11 to LSA

[Execution]

CONFORMED COPY

THROUGH AMENDMENT NO. 10 AND

AS FURTHER UPDATED THROUGH JUNE 8, 2012

Loan and Security Agreement

by and among

Spartan Stores, Inc.

Spartan Stores Distribution, LLC

Market Development, LLC

Spartan Stores Associates, LLC

Family Fare, LLC

MSFC, LLC

Seaway Food Town, Inc.

The Pharm of Michigan, Inc.

Valley Farm Distributing Co.

Gruber’s Real Estate, LLC

Prevo’s Family Markets, Inc.

Custer Pharmacy, Inc.

Spartan Properties Management, Inc.

Spartan Stores Fuel, LLC

as Borrowers

and

Any Person that becomes a Guarantor hereunder

Wells Fargo Capital Finance, LLC

as Administrative Agent

The Lenders from Time to Time Party Hereto

as Lenders

Wells Fargo Capital Finance, LLC

and

Bank of America, N.A.

as Joint Lead Arranger and Joint Bookrunners

Bank of America, N.A.

as Syndication Agent

Fifth Third Bank

as Documentation Agent

Dated: December 23, 2003,

as amended as of June 8, 2012

(ii)

7.2 Accounts Covenants	73
7.3 Inventory Covenants	74
7.4 Equipment and Real Property Covenants	76
7.5 Prescription Files Covenants	76
7.6 Power of Attorney	77
7.7 Right to Cure	78
7.8 Access to Premises	78

SECTION 8. REPRESENTATIONS AND WARRANTIES	79
8.1 Corporate Existence, Power and Authority	79
8.2 Name; State of Organization; Chief Executive Office; Collateral Locations	79
8.3 Financial Statements; No Material Adverse Change	80
8.4 Priority of Liens; Title to Properties	80
8.5 Tax Returns	80
8.6 Litigation	81
8.7 Compliance with Other Agreements and Applicable Laws	81
8.8 Environmental Compliance	81
8.9 Employee Benefits	82
8.10 Bank Accounts	83
8.11 Intellectual Property	83
8.12 Subsidiaries; Affiliates; Capitalization; Solvency	84
8.13 Labor Disputes	84
8.14 Restrictions on Subsidiaries	85
8.15 Material Contracts	85
8.16 Credit Card Agreements	85
8.17 HIPAA Compliance	85
8.18 Compliance with Health Care Laws	86
8.19 Interrelated Businesses	87
8.20 Notices from Farm Products Sellers, etc.	87
8.21 OFAC	87
8.22 Patriot Act	88
8.23 Accuracy and Completeness of Information	88
8.24 Survival of Warranties; Cumulative	88

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS	88
9.1 Maintenance of Existence	88
9.2 New Collateral Locations	89
9.3 Compliance with Laws, Regulations, Etc.	89
9.4 Payment of Taxes and Claims	90
9.5 Insurance	91
9.6 Financial Statements and Other Information	92
9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc.	93
9.8 Encumbrances	100
9.9 Indebtedness	102
9.10 Loans, Investments, Etc.	110

(iii)

9.11 Dividends and Redemptions	116
9.12 Transactions with Affiliates	118
9.13 Compliance with ERISA	118
9.14 End of Fiscal Years; Fiscal Quarters	119
9.15 Credit Card Agreements	119
9.16 Change in Business	119
9.17 Limitation of Restrictions Affecting Subsidiaries	119
9.18 Intentionally deleted	120
9.19 Intentionally deleted	120
9.20 Minimum Excess Availability	120
9.21 License Agreements	120
9.22 Agricultural Products	121
9.23 After Acquired Real Property	122
9.24 Costs and Expenses	123
9.25 Foreign Assets Control Regulations, Etc.	123
9.26 Formation of Subsidiaries	124
9.27 Further Assurances	125

SECTION 10. EVENTS OF DEFAULT AND REMEDIES	125
10.1 Events of Default	125
10.2 Remedies	128

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW	132
11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	132
11.2 Waiver of Notices	133
11.3 Amendments and Waivers	133
11.4 Waiver of Counterclaims	135
11.5 Indemnification	135

SECTION 12. THE AGENT	136
12.1 Appointment, Powers and Immunities	136
12.2 Reliance by Administrative Agent	137
12.3 Events of Default	137
12.4 Wells in its Individual Capacity	138
12.5 Indemnification	138
12.6 Non-Reliance on Administrative Agent and Other Lenders	138
12.7 Failure to Act	139
12.8 Additional Loans	139
12.9 Concerning the Collateral and the Related Financing Agreements	139
12.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders	140
12.11 Collateral Matters	140
12.12 Agency for Perfection	142
12.13 Successor Administrative Agent	142
12.14 Co-Administrative Agent	143

(iv)

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS	143
13.1 Term	143
13.2 Interpretative Provisions	144
13.3 Notices	146
13.4 Partial Invalidity	147
13.5 Confidentiality	147
13.6 Successors	148
13.7 Assignments; Participations	149
13.8 Entire Agreement	151
13.9 Patriot Act	151
13.10 Counterparts, Etc.	151

(v)

INDEX TO

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance

Exhibit B	Form of Borrowing Base Certificate

Exhibit C	Information Certificate

Exhibit D	Form of Financial Statements

Exhibit E	Form of Compliance Certificate

Exhibit F	Commitments

Schedule 1.26	Description of Notes

Schedule 1.99	Mortgages

Schedule 8.9	ERISA Matters

Schedule 8.16	Credit Card Agreements

Schedule 8.17	Business Associate Agreements

Schedule 8.18	Participation Agreements

Schedule 9.7	Existing Subleases of Real Property

Schedule 9.9(b)	List of Capital Leases, Equipment and Real Property Excluded from Calculation of Purchase Money Indebtedness

Schedule 9.14	Fiscal Year and Quarter Ends

(vi)

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement dated December 23, 2003 is entered into by and among Spartan Stores, Inc., a Michigan corporation (“Parent”), Spartan Stores Distribution, LLC, a Michigan limited liability company (“Stores Distribution”), Market Development, LLC, a Michigan limited liability company (“MDC”), Spartan Stores Associates, LLC, a Michigan limited liability company (“Associates”), Family Fare, LLC, a Michigan limited liability company (“Family Fare”), MSFC, LLC, a Michigan limited liability company (“MSFC”), Seaway Food Town, Inc., a Michigan corporation (“Seaway”), The Pharm of Michigan, Inc. (“Pharm”), a Michigan corporation, Valley Farm Distributing Co., an Ohio corporation (“Valley Farm”), Gruber’s Real Estate, LLC, a Michigan limited liability company (“Gruber RE”), Prevo’s Family Markets, Inc., a Michigan corporation (“Prevo”), Custer Pharmacy, Inc., a Michigan corporation (“Custer”), Spartan Properties Management, Inc. (formerly known as Buckeye Real Estate Management Co.), an Ohio corporation (“SPM”), Spartan Stores Fuel, LLC, a Michigan limited liability company (“Spartan Fuel” and together with Parent, Stores Distribution, MDC, Associates, Family Fare, MSFC, Seaway, Pharm, Valley Farm, Gruber RE, Prevo, Custer and SPM, each individually a “Borrower” and collectively, “Borrowers”), any Person that at any time becomes a party to a guarantee in favor of Administrative Agent or is otherwise liable on or with respect to the Obligations (each individually a “Guarantor” and collectively, “Guarantors”), the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders”), Wells Fargo Capital Finance, LLC , successor by merger to Wachovia Capital Finance Corporation, formerly known as Congress Financial Corporation (Central), a national banking association, in its capacity as administrative and collateral agent for Lenders (in such capacity, “Administrative Agent”), Wells Fargo Capital Finance, LLC, in its capacity as Joint Lead Arranger and Joint Bookrunner, Bank of America, N.A., in its capacity as Joint Lead Arranger, Joint Bookrunner and Syndication Agent and Fifth Third Bank, as Documentation Agent.

W I T N E S S E T H:

WHEREAS, Borrowers and Guarantors have requested that Administrative Agent and Lenders enter into financing arrangements with Borrowers pursuant to which Lenders may make loans and provide other financial accommodations to Borrowers; and

WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Administrative Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1 “Account Debtor” shall mean a person obligated on an Account, and including, without limitation, an account debtor as such term is defined in the UCC, Credit Card Issuer, Credit Card Processor, Fiscal Intermediary or other Third Party Payor.

1.2 “Accounts” shall mean, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Accounts” as used herein shall include, without limitation, Credit Card Receivables.

1.3 “Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, “Reserve Percentage” shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

1.4 “Administrative Agent” shall mean Wells Fargo Capital Finance, LLC , successor by merger to Wachovia Capital Finance Corporation, formerly known as Congress Financial Corporation (Central), in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

1.5 “Affiliate” shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

1.6 “Administrative Agent Payment Account” shall mean account no. 5000000030266 of Administrative Agent at Wells Fargo Bank, National Association, or such other account of Administrative Agent as Administrative Agent may from time to time designate to Lead Borrower as the Administrative Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

1.7 “Applicable Margin” means, at any time, as to the interest rate for Prime Rate Loans and the interest rate for Eurodollar Rate Loans the applicable percentage (on a per annum basis) set forth below if the Monthly Average Excess Availability for the immediately preceding calendar month is at or within the amounts indicated for such percentage:

Tier	Monthly Average Excess Availability	Applicable Prime Rate Margin	Applicable Eurodollar Rate Margin
1	Greater than $75,000,000.25%		1.50%
2	Less than or equal to $75,000,000 and greater than $50,000,000.50%		1.75%
3	Less than or equal to $50,000,000.75%		2.00%

provided, that, (a) the Applicable Margin shall be calculated and established once each calendar month based on the Monthly Average Excess Availability for the immediately preceding calendar month and shall remain in effect until adjusted thereafter as of the first day of the next month and (b) notwithstanding the amount of the Monthly Average Excess Availability, for each month prior to the month commencing October 1, 2012, in no event shall the Applicable Margin be less than the percentages set forth in Tier 2 of the schedule above for the applicable category of Loans. In the event that at any time after the end of a calendar month the Monthly Average Excess Availability for such calendar month used for the determination of the Applicable Margin is determined by Agent to have been greater or less than the actual amount of the Monthly Average Excess Availability for such calendar month, the Applicable Margin for such prior calendar month shall be adjusted to the applicable percentage based on such actual Monthly Average Excess Availability and, as applicable, any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Administrative Agent, or any excess payment of interest for the applicable period as a result of such recalculation shall be promptly reimbursed to Borrowers by Administrative Agent.

1.8 “Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Administrative Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 13.7 hereof.

1.9 “Bank of America” shall mean Bank of America, N.A., a national banking association, and its successors and assigns.

1.10 “Bank Product Provider” shall mean any Lender or Affiliate of Lender that provides any Bank Products to Borrowers or Guarantors.

1.11 “Bank Products” shall mean any one or more of the following types or services or facilities provided to a Borrower or a Guarantor by a Bank Product Provider: (a) credit cards, debit cards or stored value cards or the processing of credit card, debit card or stored value card sales or receipts, (b) purchase cards (including so-called “procurement cards” or “P-cards”), (c) cash management or related services, including (i) the automated clearinghouse transfer of funds for the account of a Borrower pursuant to agreement or overdraft for any accounts of Borrowers maintained at Agent or any Bank Product Provider that are subject to the control of Agent pursuant to any Deposit Account Control Agreement to which Agent or such Bank Product Provider is a party, as applicable, (ii) controlled disbursement services, and (iii) card-based accounts payable payment services and (d) Hedge Agreements if and to the extent permitted hereunder.

1.12 “Blocked Accounts” shall have the meaning set forth in Section 6.3 hereof.

1.13 “Borrowing Base” shall mean, at any time, the amount equal to:

(a) the lesser of:

(i) the amount equal to:

(A) eighty-five (85%) percent of Eligible Accounts (other than those arising from Pharmacy Receivables), plus

(B) ninety (90%) percent of Eligible Accounts arising from Pharmacy Receivables, plus

(C) ninety (90%) percent of Eligible Credit Card Receivables, plus

(D) ninety (90%) percent of the Net Recovery Percentage for the Inventory of the Retail Division multiplied by the Value of such Eligible Inventory; plus

(E) ninety (90%) percent of the Net Recovery Percentage for the Inventory of the Distribution Division multiplied by the Value of such Eligible Inventory, plus

(F) the Prescription File Availability; plus

(G) the Fixed Asset Availability; or

(ii) the Maximum Credit,

minus

(b) Reserves.

The amounts of Eligible Inventory of any Borrower shall, at Administrative Agent’s option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of such Borrower, as reconciled, or the perpetual inventory record or stock ledger record, as applicable, maintained by such Borrower.

1.14 “Borrowing Base Certificate” shall mean a certificate substantially in the form of Exhibit B hereto, as such form may from time to time be modified by Administrative Agent, which is duly completed (including all schedules thereto) and executed by the chief financial officer, vice president of finance, treasurer, corporate treasurer, or controller of Parent and delivered to Administrative Agent.

1.15 “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Illinois, or the State of North Carolina, and a day on which Administrative Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

1.16 “Capital Expenditures” shall mean with respect to any Person for any period the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are recorded on the statement of cash flows as purchases of property and equipment.

1.17 “Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

1.18 “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

1.19 “Cash Equivalents” shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

1.20 “Change of Control” shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor, other than as permitted in Section 9.7 hereof; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership, directly or indirectly, of more than thirty (30%) percent of the voting power of the total outstanding Voting Stock of Parent; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose nomination for election or election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then still in office; (e) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower or Guarantor (except to the extent resulting from mergers, consolidations, liquidations or dissolutions permitted under Section 9.7 hereof); or (f) the occurrence of any “change in control” (or similar term) as defined in the documents governing the Qualified Debt Offering.

1.21 “Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.22 “Collateral” shall have the meaning set forth in Section 5 hereof.

1.23 “Collateral Access Agreement” shall mean an agreement in writing, in form and substance satisfactory to Administrative Agent, by any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Administrative Agent with respect to the collateral located at such premises or otherwise in the custody, control or possession of such person.

1.24 “Commitment” shall mean, at any time, as to each Lender, the principal amount set forth on Exhibit F hereto for each Lender or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which any person that becomes a Lender hereunder after the date hereof in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Commitments”.

1.25 “Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (and as to Borrowers and Guarantors, excluding to the extent included therein (i) any extraordinary, one-time or non-recurring gains, (ii) extraordinary, one-time or non-recurring non-cash losses or charges, and (iii) operations that have been discontinued on or before the date hereof, and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person’s assets are acquired by such Person or by any of its wholly-owned Subsidiaries shall be excluded; (c) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; (d) net income shall exclude interest accruing, but not paid on indebtedness owing to a Subsidiary or parent corporation of such Person; and (e) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purposes of this definition, net income excludes any gain and non-cash loss together with any related Provision for Taxes for such gain and non-cash loss realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions and for this purpose sales or other dispositions of retail store locations shall not be deemed to be in the ordinary course of the business of Borrowers and Guarantors) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income or non-cash loss realized as a result of changes in accounting principles or the application thereof to such Person.

1.26 “Convertible Note Indenture” shall mean an Indenture by and between Parent, as issuer, and a trustee, with respect to the Convertible Notes, entered into, in all material respects, substantially on the terms set forth in the Description of Notes attached hereto as Schedule 1.26, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

1.27 “Convertible Notes” shall mean, collectively, the Senior Unsecured Convertible Notes issued by Parent in the original aggregate principal amount not to exceed $125,000,000 pursuant to the Convertible Note Indenture, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

1.28 “Convertible Notes Reserve” shall mean a reserve established by Administrative Agent on the date which is forty-five (45) days prior to the commencement of the right of the holders of the Convertible Notes to exercise their right to require Borrowers to repurchase the Convertible Notes at such time, in the amount equal to the outstanding principal amount of the Convertible Notes less the amount of cash held by Borrowers.

1.29 “Credit Card Acknowledgments” shall mean, collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Administrative Agent acknowledging Administrative Agent’s first priority security interest, in the monies due and to become due to a Borrower or Guarantor (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; sometimes being referred to herein individually as a “Credit Card Acknowledgment”.

1.30 “Credit Card Agreements” shall mean all agreements now or hereafter entered into by any Borrower or any Guarantor for the benefit of any Borrower, in each case with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.16 hereto.

1.31 “Credit Card Issuer” shall mean any person (other than a Borrower or Guarantor) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. or Discover Financial Services, Inc.

1.32 “Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s or Guarantor’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

1.33 “Credit Card Receivables” shall mean, collectively, (a) all present and future rights of any Borrower or Guarantor to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit card or debit card and (b) all present and future rights of any Borrower or Guarantor to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

1.34 “Credit Facility” shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to Sections 2.1 and 2.2 hereof.

1.35 “Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

1.36 “Defaulting Lender” shall have the meaning set forth in Section 6.10 hereof.

1.37 “Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Administrative Agent, by and among Administrative Agent, the Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Administrative Agent directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and has such other terms and conditions as Administrative Agent may require.

1.38 “Distribution Division” shall mean, collectively, the following (together with their respective successors and assigns): Parent, Associates, Stores Distribution, Valley Farm and MDC.

1.39 “EBITDA” shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) depreciation and amortization and other non-cash charges including imputed interest, deferred compensation and in the case of Borrowers and Guarantors, non-cash costs associated with the closing of retail store locations or other facilities, in each case for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (e) all charges with respect to the Michigan Corporate Income Tax as levied by the Michigan Department of Treasury or any replacement taxes thereof for such period (to the extent deducted in the computation of Consolidated Net Income for such Person), plus (f) one-time charges for restructurings and “Other unusual items” as reported in a Form 10-K or a Form 10-Q of Parent filed with the Securities and Exchange Commission for such period, plus (g) non-cash charges related to goodwill impairment and impairment of non-cash intangibles.

1.40 “Eligible Accounts” shall mean Accounts created by a Borrower which are and continue to be acceptable to Administrative Agent in good faith based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

(a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b) such Accounts are not unpaid (i) for Accounts with stated terms of fifteen (15) days or greater, more than sixty (60) days after the original due date thereof or more than ninety (90) days after the original invoice or statement date (as applicable) or (ii) for Accounts with stated terms of less than fifteen (15) days, more than thirty (30) days after the original due date thereof or more than ninety (90) days after the original invoice or statement date (as applicable) (it being understood that the statement date is applicable to Accounts of the Distribution Division);

(c) such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;

(d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the Account Debtor may be conditional or contingent;

(e) the chief executive office of the Account Debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Administrative Agent’s request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Administrative Agent to perfect the security interests of Administrative Agent in those Accounts of an Account Debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Administrative Agent may request to enable Administrative Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Administrative Agent’s option, if the chief executive office and principal place of business of the Account Debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the Account Debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Administrative Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Administrative Agent and if required by Administrative Agent, the original of such letter of credit has been delivered to Administrative Agent or Administrative Agent’s agent, and such Borrower has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Administrative Agent or naming Administrative Agent as transferee beneficiary thereunder, as Administrative Agent may specify, or (ii) such Account is subject to credit insurance payable to Administrative Agent issued by an insurer and on terms and in an amount acceptable to Administrative Agent, or (iii) such Account is otherwise acceptable in all respects to Administrative Agent (subject to such lending formula with respect thereto as Administrative Agent may determine);

(f) such Accounts do not consist of progress billings (such that the obligation of the Account Debtors with respect to such Accounts is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Administrative Agent shall have received an agreement in writing from the Account Debtor, in form and substance satisfactory to Administrative Agent, confirming the unconditional obligation of the Account Debtor to take the goods related thereto and pay such invoice;

(g) the Account Debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such Account Debtor in excess of the amount at any time and from time to time owed by such Borrower to such Account Debtor or claimed owed by such Account Debtor may be deemed Eligible Accounts),

(h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts;

(i) such Accounts are subject to the first priority, valid and perfected security interest of Administrative Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Administrative Agent between the holder of such security interest or lien and Administrative Agent;

(j) neither the Account Debtor nor any officer or employee of the Account Debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor;

(k) the Account Debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the Account Debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Administrative Agent’s request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Administrative Agent or except as to Medicaid Accounts, Medicare Accounts and Accounts arising from WIC or food stamp programs, such Accounts otherwise constitute Eligible Accounts hereunder;

(l) there are no proceedings or actions which are threatened or pending against the Account Debtors with respect to such Accounts which might result in any material adverse change in any such Account Debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

(m) the aggregate amount of such Accounts owing by a single Account Debtor do not constitute more than fifteen (15%) percent of the aggregate amount of all otherwise Eligible Accounts of Borrowers (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);

(n) such Accounts are not owed by an Account Debtor who has Accounts unpaid (i) for Accounts with stated terms of fifteen (15) days or greater, more than sixty (60) days after the original due date thereof or more than ninety (90) days after the original invoice or statement date (as applicable) or (ii) for Accounts with stated terms of less than fifteen (15) days, more than thirty (30) days after the original due date thereof or more than ninety (90) days after the original invoice or statement date (as applicable), in any case which constitute more than fifty (50%) percent of the total Accounts of such Account Debtor (it being understood that the statement date is applicable to Accounts of the Distribution Division);

(o) the Account Debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

(p) such Accounts are owed by Account Debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such Account Debtors as determined by such Borrower from time to time, to the extent such credit limit as to any Account Debtor is established consistent with the current practices of such Borrower as of the date hereof and such credit limit is acceptable to Administrative Agent (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts);

(q) the collection of such Accounts are not, in Administrative Agent’s good faith discretion, believed to be doubtful, including by reason of the Account Debtors financial condition;

(r) as to Medicaid Accounts, (i) the claim for reimbursement related to such Account has been submitted to the appropriate Fiscal Intermediary in accordance with the applicable regulations under Medicaid within thirty (30) days from the date the claim arose, (ii) the person to whom the goods were sold is an eligible Medicaid beneficiary at the time such goods are sold and such eligibility has been verified by the Borrower making such sale, (iii) such Account is owed to a Borrower who is not under any investigation (other than the periodic audits conducted by a Fiscal Intermediary in the ordinary course of business) or subject to any action or proceeding concerning the status of such Borrower as a Certified Medicaid Provider and/or the payments under Medicaid to such Borrower have not been contested, suspended, delayed, deferred or otherwise postponed due to any investigation, action or proceeding by the U.S. Justice Department or any other Governmental Authority, (iv) the amount of such Account does not exceed the amounts to which the Borrower making such sale is entitled to reimbursement for such eligible Medicaid beneficiary under applicable Medicaid regulations (provided, that, to the extent that the amount of any such excess is de minimis, the portion of the Account not in excess of the reimbursable amount may be deemed an Eligible Account), (v) all authorization and billing procedures and documentation required in order for the Borrower making such sale to be reimbursed and paid on such Account by the Fiscal Intermediary have been properly completed and satisfied to the extent required in order for such Borrower to be so reimbursed and paid and (vi) the terms of the sale giving rise to such Accounts and all practices of such Borrower and Guarantors with respect to such Accounts comply in all material respects with applicable

Federal, State, and local laws and regulations; provided, that, in no event shall the aggregate amount of Medicaid Accounts, Medicare Accounts and Accounts arising from WIC or food stamp programs that are deemed to be Eligible Accounts (but without limitation as to the amount of such Accounts) exceed $7,500,000 or such higher amount (not to exceed $12,500,000) as Administrative Agent may agree in writing;

(s) as to Medicare Accounts, (i) the claim for reimbursement related to such Account has been submitted to the appropriate Fiscal Intermediary in accordance with the applicable regulations under Medicare within thirty (30) days from the date the claim arose, (ii) the person to whom the goods were sold is an eligible Medicare beneficiary at the time such goods are sold and such eligibility has been verified by the Borrower making such sale, (iii) such Account is owed to a Borrower who is not under any investigation (other than the periodic audits conducted by a Fiscal Intermediary in the ordinary course of business) or subject to any action or proceeding concerning the status of such Borrower as a Certified Medicare Provider and/or the payments under Medicare to such Borrower have not been contested, suspended, delayed, deferred or otherwise postponed due to any investigation, action or proceeding by the U.S. Justice Department or any other Governmental Authority, (iv) the amount of such Account does not exceed the amounts to which the Borrower making such sale is entitled to reimbursement for such eligible Medicare beneficiary under applicable Medicare regulations (provided, that, to the extent that the amount of any such excess is de minimis, the portion of the Account not in excess of the reimbursable amount may be deemed an Eligible Account); (v) all authorization and billing procedures and documentation required in order for the Borrower making such sale to be reimbursed and paid on such Account by the Fiscal Intermediary have been properly completed and satisfied to the extent required for such Borrower to be so reimbursed and paid, and (vi) the terms of the sale giving rise to such Accounts and all practices of such Borrower and Guarantors with respect to such Accounts comply in all material respects with applicable Federal, State, and local laws and regulations; provided, that, in no event shall the aggregate amount of Medicaid Accounts, Medicare Accounts and Accounts arising from WIC or food stamp programs that are deemed to be Eligible Accounts (but without limitation as to the amount of such Accounts) exceed $7,500,000 or such higher amount (not to exceed $12,500,000) as Administrative Agent may agree in writing; and

(t) as to Accounts where the Account Debtor is a Third Party Payor (other than for Medicare Accounts and Medicaid Accounts), (i) the Borrower making the sale giving rise to such Account has a valid and enforceable agreement with the Third Party Payor providing for payment to such Borrower or such Borrower is otherwise entitled to payment under the terms of its arrangements with the insurance company that is the Third Party Payor, and such agreement and arrangements are in full force and effect and there is no default thereunder that would be a basis for such Third Party Payor to cease or suspend any payments to such Borrower (including any deductions, setoffs or defenses), (ii) the goods sold giving rise to such Account are of the type that are covered under the agreement or arrangements with the Third Party Payor and the party receiving such goods is entitled to coverage under such agreement or arrangement, (iii) the Borrower making the sale giving rise to such Account has contacted the Third Party Payor or otherwise received confirmation from such Third Party Payor that the party receiving the goods is entitled to coverage under the terms of the agreement with such Third Party Payor and the Borrower is entitled to reimbursement for such Account, (iv) the amount of such

Account does not exceed the amounts to which the Borrower making such sale is entitled to reimbursement for the goods sold under the terms of such agreements or arrangements (provided, that, to the extent that the amount of any such excess is de minimis, the portion of the Account not in excess of the reimbursable amount may be deemed an Eligible Account), (v) there are no contractual or statutory limitations or restrictions on the rights of the Borrower making such sale to assign its rights to payment arising as a result thereof or to grant any security interest therein, (vi) all authorization and billing procedures and documentation required in order for the Borrower making such sale to be reimbursed and paid on such Account by the Third Party Payor have been properly completed and satisfied to the extent required for such Borrower to be so reimbursed and paid and (vii) the terms of the sale giving rise to such Accounts and all practices of such Borrower and Guarantors with respect to such Accounts comply in all material respects with applicable Federal, State, and local laws and regulations.

The criteria for Eligible Accounts set forth above may be revised from time to time by Administrative Agent in its good faith determination to address the results of any collateral and/or field examination performed by or on behalf of Administrative Agent after the date hereof. Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral.

1.41 “Eligible Credit Card Receivables” shall mean, as to each Borrower, Credit Card Receivables of such Borrower which are and continue to be acceptable to Administrative Agent in good faith based on the criteria set forth below. Credit Card Receivables shall be Eligible Credit Card Receivables if:

(a) such Credit Card Receivables arise from the actual and bona fide sale and delivery of goods or rendition of services by such Borrower in the ordinary course of the business of such Borrower which transactions are completed in accordance with the terms and provisions contained in any agreements binding on such Borrower or the other party or parties related thereto;

(b) such Credit Card Receivables are not past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Receivables;

(c) such Credit Card Receivables are not unpaid more than seven (7) days after the date of the sale of Inventory giving rise to such Credit Card Receivables;

(d) all material procedures required by the Credit Card Issuer or the Credit Card Processor of the credit card or debit card used in the purchase which gave rise to such Credit Card Receivables shall have been followed by such Borrower (including, but not limited to, obtaining any required authorization and approval by such Credit Card Issuer or Credit Card Processor for the sale giving rise to such Credit Card Receivables and submitting all materials required by the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivables in order for such Borrower to be entitled to payment in respect thereof) and all documents required for the authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained in connection with the sale giving rise to such Credit Card Receivables;

(e) the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivable has not failed to remit any monthly payment in respect of such Credit Card Receivable;

(f) such Credit Card Receivables comply with the applicable terms and conditions contained in Section 7.2 of this Agreement;

(g) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Credit Card Receivables (other than setoffs to fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower as of the date hereof or as such practices may change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstance of such Borrower), but the portion of the Credit Card Receivables owing by such Credit Card Issuer or Credit Card Processor in excess of the amount owing by such Borrower to such Credit Card Issuer or Credit Card Processor pursuant to such fees and chargebacks may be deemed Eligible Credit Card Receivables;

(h) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not setoff against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to such Borrower for the purpose of establishing a reserve or collateral for obligations of such Borrower to such Credit Card Issuer or Credit Card Processor (notwithstanding that the Credit Card Issuer or Credit Card Processor may have setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower);

(i) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Credit Card Receivables;

(j) such Credit Card Receivables are subject to the first priority, valid and perfected security interest and lien of Administrative Agent, for and on behalf of itself and Lenders, as to such Credit Card Receivables of such Borrower and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any security interest or lien in favor of any person other than Administrative Agent except as otherwise permitted in this Agreement, in each case subject to and in accordance with the terms and conditions applicable hereunder to any such permitted security interest or lien;

(k) there are no proceedings or actions which are pending against the Credit Card Issuers or Credit Card Processors with respect to such Credit Card Receivables which would reasonably be expected to result in any material adverse change in the financial condition of any such Credit Card Issuer or Credit Card Processor;

(l) the collection of such Credit Card Receivables are not, in Administrative Agent’s good faith discretion, believed to be doubtful, including by reason of the financial condition of the Credit Card Issuer or Credit Card Processor related thereto;

(m) no event of default has occurred under the Credit Card Agreement of such Borrower with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables which event of default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to such Borrower or any Guarantor and no event shall have occurred which gives such Credit Card Issuer or Credit Card Processor the right to setoff against amounts otherwise payable to such Borrower, including on behalf of a Guarantor (other than for then current fees and chargebacks consistent with the current practices of such Credit Card Issuer or Credit Card Processor as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower or any Guarantor), except as may have been waived in writing on terms and conditions reasonably satisfactory to Administrative Agent pursuant to the Credit Card Acknowledgment by such Credit Card Issuer or Credit Card Processor) or the right to establish reserves or establish or demand collateral, and the Credit Card Issuer or Credit Card Processor has not sent any written notice of default and/or notice of its intention to cease or suspend payments to such Borrower in respect of such Credit Card Receivables or to establish reserves or cash collateral for obligations of such Borrower to such Credit Card Issuer or Credit Card Processor, and such Credit Card Agreements are otherwise in full force and effect and constitute the legal, valid, binding and enforceable obligations of the parties thereto;

(n) the terms of the sale giving rise to such Credit Card Receivables and all practices of such Borrower and Guarantors with respect to such Credit Card Receivables comply in all material respects with applicable Federal, State, and local laws and regulations; and

(o) the customer using the credit card or debit card giving rise to such Credit Card Receivable shall not have returned the merchandise purchased giving rise to such Credit Card Receivable.

Credit Card Receivables which would otherwise constitute Eligible Credit Card Receivables pursuant to this Section will not be deemed ineligible solely by virtue of the Credit Card Agreements with respect thereto having been entered into by any Guarantor, for the benefit of Borrowers. The criteria for Eligible Credit Card Receivables set forth above may be revised from time to time by Administrative Agent in its good faith determination to address the results of any collateral and/or field examination performed by or on behalf of Administrative Agent after the date hereof. Any Credit Card Receivables that are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral.

1.42 “Eligible Equipment” shall mean, as to each Borrower, Equipment owned by such Borrower after June 8, 2012 and included in an appraisal of Equipment received by Administrative Agent after June 8, 2012 in accordance with the requirements of Administrative Agent (including Equipment acquired by such Borrower after the date hereof), which Equipment is in good order, repair, running and marketable condition (ordinary wear and tear excepted) and in each case acceptable to Administrative Agent in good faith based on the criteria set forth below. In general, Eligible Equipment shall not include: (a) Equipment at premises other than those owned or leased and controlled by any Borrower; (b) Equipment subject to a security interest or lien in favor of any person other than Administrative Agent except those permitted hereunder that are subject to an intercreditor agreement in form and substance satisfactory to Administrative Agent between the holder of such security interest or lien and Administrative Agent); (c) Equipment located outside the United States of America; (d) Equipment that is not subject to the first priority, valid and perfected security interest of Administrative Agent; (e) damaged or defective Equipment or Equipment not used or usable in the ordinary course of such Borrower’s business as presently conducted. Any Equipment that is not Eligible Equipment shall nevertheless be part of the Collateral.

1.43 “Eligible Inventory” shall mean, as to each Borrower, Inventory of such Borrower consisting of finished goods held for resale in the ordinary course of the business of such Borrower, in each case which are acceptable to Administrative Agent in good faith based on the criteria set forth below. In general, Eligible Inventory shall not include (a) spare parts for equipment; (b) packaging and shipping materials; (c) supplies used or consumed in such Borrower’s business; (d) Inventory at premises other than those owned or leased and controlled by any Borrower; (e) Inventory subject to a security interest or lien in favor of any Person other than Administrative Agent except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Administrative Agent between the holder of such security interest or lien and Administrative Agent; (f) bill and hold goods; (g) obsolete Inventory; (h) Inventory which is not subject to the first priority, valid and perfected security interest of Administrative Agent; (i) Inventory that is past the expiration date; (j) Inventory that is held for return to vendors (other than undamaged overstock allowed to be returned to a vendor under the return policy between a Borrower and the vendor that is on terms and conditions acceptable to Administrative Agent in good faith); (k) damaged and/or defective Inventory; (l) Inventory purchased or sold on consignment and (m) Inventory located outside the United States of America. The criteria for Eligible Inventory set forth above may be revised from time to time by Administrative Agent in its good faith determination to address the results of any collateral and/or field examination performed by or on behalf of Administrative Agent after the date hereof. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.

1.44 “Eligible Prescription Files” shall mean, as to each Borrower, Prescription Files of such Borrower arising and maintained in the ordinary course of the business of such Borrower and included in an appraisal of Prescription Files received by Administrative Agent in accordance with the requirements of Administrative Agent (including Prescription Files acquired by such Borrower after the date hereof), in each case which are acceptable to Administrative Agent in good faith based on the criteria set forth below. In general, Eligible Prescription Files shall not include (a) Prescription Files at premises other than those owned or leased and controlled by any Borrower; (b) Prescription Files subject to a security interest or lien in favor of any Person other than Administrative Agent except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Administrative Agent between the holder of such security interest or lien and Administrative Agent; (c) Prescription Files that are not in a form that may be sold or otherwise transferred or are subject to regulatory restrictions on the transfer thereof that are not acceptable to Administrative Agent in good faith, provided that, the existing limitations as of the date hereof applicable in the States of Ohio and Michigan that the transferee have the licenses required under applicable State law to operate a pharmacy and sell products subject to a prescription shall be deemed acceptable to Administrative Agent. The criteria for Eligible Prescription Files set forth above may be revised from time to time by Administrative Agent in its good faith determination to address the results of any collateral and/or field examination performed by or on behalf of Administrative Agent after the date hereof. Any Prescription Files that are not Eligible Prescription Files shall nevertheless be part of the Collateral.

1.45 “Eligible Real Property” shall mean, as to each Borrower, Real Property owned by such Borrower in fee simple and included in an appraisal of such Real Property received by Administrative Agent in accordance with the requirements of Administrative Agent (including Real Property acquired by such Borrower after the date hereof) and in each case acceptable to Administrative Agent in good faith based on the criteria set forth below. In general, Eligible Real Property shall not include: (a) Real Property which is not owned and operated by a Borrower (and for this purpose vacant land or Real Property, including any closed retail store location, that is actively managed by a Borrower shall be deemed to be “operated” by such Borrower); (b) Real Property subject to a security interest, lien or mortgage or other encumbrance in favor of any person other than Administrative Agent, except those permitted hereunder that are subject to an intercreditor agreement in form and substance satisfactory to Administrative Agent between the holder of such lien and Administrative Agent or are otherwise acceptable to Administrative Agent); (c) Real Property that is not located in the United States of America; (d) Real Property that is not subject to the valid and enforceable, first priority, perfected security interest, lien and mortgage of Administrative Agent; (e) Real Property where Administrative Agent determines that issues relating to compliance with Environmental Laws adversely affect in any material respect the value thereof or the ability of Administrative Agent to sell or otherwise dispose thereof (but subject to the right of Administrative Agent to establish Reserves after the date hereof to reflect such adverse affect); (f) Real Property improved with residential housing; (g) Real Property for which the applicable Borrower has not delivered to Administrative Agent, title insurance, a survey, zoning report, flood certificate, flood insurance in accordance with Section 9.5(b) hereof, environmental studies and other real estate items as required by FIRREA, each of which shall be reasonably satisfactory to Administrative Agent. Any Real Property that is not Eligible Real Property shall nevertheless be part of the Collateral.

1.46 “Eligible Transferee” shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Administrative Agent; and (A) any other commercial bank having a combined capital and surplus of at least $250,000,000 or financial institution having a net worth (or the equivalent thereof in the case of an investment partnership, managed account, limited liability company or similar entity) calculated in accordance with applicable generally accepted accounting principles of not less than $100,000,000, or “accredited investor” (as defined in Regulation D under the Securities Act) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business having a net worth (or the equivalent thereof in the case of an investment partnership, managed account, limited liability company or similar entity) calculated in accordance with applicable generally accepted accounting principles of not less than $100,000,000, and in each case, approved by Administrative Agent, provided, that, (ii) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee and (iii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except as Administrative Agent may otherwise specifically agree.

1.47 “Environmental Laws” shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

1.48 “Equipment” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.49 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

1.50 “ERISA Affiliate” shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

1.51 “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a non-exempt “prohibited transaction” with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate a Plan subject to Title IV of ERISA, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $5,000,000 and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in an increase of $5,000,000 or more in the amount required to be paid by any Borrower in any year in excess of the amount such Borrower would have been required but for such event or condition.

1.52 “Eurodollar Rate” shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the rate per annum rate appearing on Macro*World’s (www.mworld.com; the “Service”) Page BBA LIBOR—USD (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the Eurodollar Rate Loan requested (whether as an initial Eurodollar Rate Loan or as a continuation of a Eurodollar Rate Loan or as a conversion of a Prime Rate Loan to a Eurodollar Rate Loan) by Borrowers in accordance with this Agreement (and, if any such rate is below zero, the Eurodollar Rate shall be deemed to be zero), which determination shall be made by Administrative Agent and shall be conclusive in the absence of manifest error.

1.53 “Eurodollar Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

1.54 “Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

1.55 “Excess Availability” shall mean the amount, as determined by Administrative Agent, calculated at any date, equal to:

(a) the lesser of: (i) the Borrowing Base and (ii) the Maximum Credit (in each case under (i) or (ii) after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Accommodations), minus

(b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of such Borrower (but not including for this purpose Obligations of such Borrower arising pursuant to any guarantees in favor of Administrative Agent and Lenders of the Obligations of the other Borrowers or any outstanding Letter of Credit Accommodations), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Accommodations, plus (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of such Borrower which are outstanding more than thirty (30) days past due as of such time (other than trade payables or other obligations being contested or disputed by such Borrower in good faith), plus (iv) without duplication, the amount of checks issued by such Borrower to pay trade payables and other obligations which are more than thirty (30) days past due as of such time (other than trade payables or other obligations being contested or disputed by such Borrower in good faith), but not yet sent, plus

(c) other than for purposes of calculating Excess Availability in connection with Section 9.20 hereof, Qualified Cash of up to $20,000,000.

1.56 “Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

1.57 “Farm Products” shall mean crops, livestock, supplies used or produced in a farming operation and products of crops or livestock and including farm products as such term is defined in the Food Security Act and the UCC.

1.58 “Farm Products Sellers” shall mean, collectively, sellers or suppliers to any Borrower of any farm product (as such term is defined in the Food Security Act and the UCC) and including any perishable agricultural commodity (as defined in PACA) or livestock (as defined in the PSA), meat, meat food products or livestock products derived therefrom or any poultry or poultry products derived therefrom; sometimes being referred to herein individually as a “Farm Product Seller”.

1.59 “Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

1.60 “Fee Letter” shall mean, collectively, the amended and restated letter agreement, dated December 23, 2003, by and among Borrowers, Guarantors and Administrative Agent, the servicing fee letter, dated June 8, 2012, by and among Borrowers and Administrative Agent and the other fee letters, dated June 8, 2012, executed by Borrowers, setting forth certain fees payable by Borrowers to Administrative Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.61 “Financing Agreements” shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement; provided, that, in no event shall the term Financing Agreements be deemed to include any Hedge Agreement or any agreement evidencing a Bank Product.

1.62 “Fiscal Intermediary” shall mean any qualified insurance company or other financial institution that has entered into an ongoing relationship with any Governmental Authority to make payments to payees under Medicare, Medicaid or any other Federal, State or local public health care or medical assistance program pursuant to any of the Health Care Laws.

1.63 “Fixed Asset Availability” shall mean, at any time, the amount equal to the sum of:

(a) the lesser of (i) sixty (60%) percent of the fair market value of Eligible Real Property as set forth in the most recent acceptable appraisal (or acceptable updates of existing appraisals) of such Real Property received by Administrative Agent in accordance with Section 7.4 hereof or (ii) the amount equal to twenty-five (25%) percent of the Borrowing Base, plus

(b) eighty-five (85%) percent of the forced liquidation value of Eligible Equipment as set forth in the most recent acceptable appraisal (or acceptable updates of existing appraisals) of such Equipment received by Administrative Agent after June 8, 2012 in accordance with Section 7.4 hereof, net of estimated liquidation expenses, costs and commissions;

Provided, that, (i) as of June 8, 2012, there is no Fixed Asset Availability in respect of Eligible Equipment, (ii) in connection with Fixed Asset Availability in respect of Eligible Real Property as set forth in clause (a) above, commencing on the first day of the start of the next calendar quarter after Fixed Asset Availability with respect to any piece of Eligible Real Property has been made available and on the first day of each calendar quarter thereafter, the initial advance rate with respect to each such piece of Eligible Real Property will be reduced by three-quarters of one ( 3/4%) percent for such piece of Eligible Real Property for each such calendar quarter and (iii) in connection with Fixed Asset Availability in respect of Eligible Equipment as set forth in clause (b) above, commencing on the first day of the start of the next calendar quarter after Fixed Asset Availability with respect to any piece of Eligible Equipment has been made available and on the first day of each calendar quarter thereafter, such Fixed Asset Availability with respect to each such piece of Eligible Equipment will be reduced by an amount equal to the Fixed Asset Availability for such piece of Eligible Equipment divided by fifteen (15).

1.64 “Fixed Charge Coverage Ratio” shall mean, as to any Person, with respect to any period, the ratio of (a) the amount equal to EBITDA of such Person for such period to (b) the Fixed Charges of such Person for such period.

1.65 “Fixed Charges” shall mean, as to any Person, with respect to any period, the sum of, without duplication, (a) all cash Interest Expense during such period, plus (b) all Capital Expenditures during such period, plus (c) all regularly scheduled (as determined at the beginning of the respective period) principal payments in respect of Indebtedness for borrowed money (excluding payments in respect of Revolving Loans which do not result in a reduction of the Maximum Credit) and Indebtedness with respect to Capital Leases (and without duplicating items (a) and (c) of this definition, the interest component with respect to Indebtedness under Capital Leases) during such period, plus (d) taxes paid during such period in cash.

1.66 “Food Security Act” shall mean the Food Security Act of 1984, 7 U.S.C. Section 1631 et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

1.67 “Food Security Act Notices” shall have the meaning set forth in Section 8.21 hereof.

1.68 “Flood Insurance Laws” means, collectively, the following (in each case as now or hereafter in effect or any successor statute thereto): (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994 and (iv) the Flood Insurance Reform Act of 2004.

1.69 “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.18 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Administrative Agent prior to the date hereof.

1.70 “Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.71 “Guarantors” shall have the meaning assigned thereto in the preamble to this Agreement.

1.72 “Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, polychlorinated biphenyls, pesticides, herbicides, sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

1.73 “Health Care Laws” shall mean all Federal, State and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement program, as now or at any time hereafter in effect, applicable any Borrower or Guarantor, including, but not limited to, the Social Security Act, the Social Security Amendments of 1972, the Medicare-Medicaid Anti-Fraud and Abuse Amendments of 1977, the Medicare and Medicaid Patient and Program Protection Act of 1987 and HIPAA.

1.74 “Hedge Agreement” shall mean an agreement between any Borrower or Guarantor and Agent or any Bank Product Provider that is a swap agreement as such term is defined in 11 U.S.C. Section 101, and including any rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as “Hedge Agreements”.

1.75 “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

1.76 “Indebtedness” shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; and (j) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

1.77 “Information Certificate” shall mean, collectively, the Information Certificates of Borrowers and Guarantors constituting Exhibit C hereto containing material information with respect to Borrowers and Guarantors, their respective businesses and assets provided by or on behalf of Borrowers and Guarantors to Administrative Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.78 “Intellectual Property” shall mean, as to each Borrower and Guarantor, such Borrower’s and Guarantor’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

1.79 “Interest Expense” shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts, but excluding interest paid in property other than cash and any other interest expense not payable in cash.

1.80 “Interest Period” shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), three (3) or six (6) months duration as any Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

1.81 “Interest Rate” shall mean,

(a) Subject to clause (b) of this definition below:

(i) as to Prime Rate Loans, a rate equal to the then Applicable Margin for Prime Rate Loans on a per annum basis plus the Prime Rate;

(ii) as to Eurodollar Rate Loans, a rate equal to the then Applicable Margin for Eurodollar Rate Loans on a per annum basis plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the relevant Interest Period, whether such rate is higher or lower than any rate previously quoted to a Borrower);

(b) Notwithstanding anything to the contrary contained in clause (a) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Loans (without regard to the amount of Monthly Average Excess Availability) plus two (2%) percent per annum, at Administrative Agent’s option, (i) for the period (A) from and after the effective date of termination or non-renewal hereof until Administrative Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral or letter of credit, as Administrative Agent may specify, in the amounts and on the terms required under Section 13.1 hereof for contingent Obligations (notwithstanding entry of a judgment against any Borrower or Guarantor) and (B) from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing and (ii) on Loans to a Borrower at any time outstanding in excess of the Borrowing Base of such Borrower (whether or not such excess(es) arise or are made with or without the knowledge or consent of Administrative Agent or any Lender and whether made before or after an Event of Default).

1.82 “Inventory” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business

1.83 “Investment Property Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Administrative Agent, by and among Administrative Agent, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor agreeing that such securities intermediary, commodity intermediary or other person will comply with entitlement orders originated by Administrative Agent with respect to such investment property, or other instructions of Administrative Agent and including such other terms and conditions as Administrative Agent may require.

1.84 “Issuing Bank” shall have the meaning set forth for such term in Section 2.2(a) hereof.

1.85 “Joinder Agreement” shall mean an agreement, in form and substance reasonably satisfactory to Administrative Agent, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Financing Agreements as a Borrower or a Guarantor, as the Administrative Agent may reasonably determine.

1.86 “Lead Borrower” shall mean Spartan Stores, Inc., a Michigan corporation in its capacity as Lead Borrower on behalf of itself and the other Borrowers pursuant to Section 6.7 hereof and it successors and assigns in such capacity.

1.87 “Lenders” shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a “Lender”.

1.88 “Letter of Credit Accommodations” shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by an Issuing Bank for the account of any Borrower or Obligor or (b) with respect to which Administrative Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower or Obligor of its obligations to such issuer; sometimes being referred to herein individually as “Letter of Credit Accommodation”.

1.89 “License Agreements” shall have the meaning set forth in Section 8.11 hereof.

1.90 “Loans” shall mean the loans now or hereafter made by or on behalf of any Lender or by Administrative Agent for the account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

1.91 “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrowers and Guarantors (taken as a whole) or the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (b) the legality, validity, enforceability, perfection or priority of the security interests and liens of Administrative Agent upon the Collateral (taken as a whole); (c) the Collateral (taken as a whole) or its value (taken as a whole), (d) the ability of Borrowers (taken as a whole) to repay the Obligations or of Borrowers (taken as a whole) to perform their obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (e) the ability of Administrative Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Administrative Agent and Lenders under this Agreement or any of the other Financing Agreements (taken as a whole).

1.92 “Material Contract” shall mean (a) any contract or other agreement (other than the Financing Agreements or contracts relating to the purchase or sale of Inventory in the ordinary course of business)), written or oral, of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $5,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements or contracts relating to the purchase or sale of Inventory in the ordinary course of business), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

1.93 “Maximum Credit” shall mean the amount of $200,000,000 (subject to adjustment as provided in Section 2.3 hereof).

1.94 “Medicaid” shall mean the health care financial assistance program jointly financed and administered by the Federal and State governments under Title XIX of the Social Security Act.

1.95 “Medicaid Account” shall mean any Accounts of Borrowers or Guarantors arising pursuant to services rendered by Borrowers or Guarantors to eligible Medicaid beneficiaries to be paid by a Fiscal Intermediary or by the United States of America acting under the Medicaid program, any State or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or any other Governmental Authority under Medicaid.

1.96 “Medicare” shall mean the health care financial assistance program under Title XVIII of the Social Security Act.

1.97 “Medicare Account” shall mean any Accounts of Borrowers or Guarantors arising pursuant to goods sold or services rendered by Borrowers or Guarantors to eligible Medicare beneficiaries to be paid by a Fiscal Intermediary or by the United States of America acting under the Medicare program or any other Governmental Authority under Medicare.

1.98 “Monthly Average Excess Availability” shall mean, at any time, the average of the aggregate amount of the Excess Availability of Borrowers during the immediately preceding calendar month as calculated by Administrative Agent in good faith based on the date of the information received by Administrative Agent with respect to the components of the Borrowing Base during such month.

1.99 “Mortgages” shall mean, collectively, the mortgages, deeds of trust and deeds to secure debt with respect to Real Property of any Borrower or Guarantor in favor of, or for the benefit of Administrative Agent, as set forth on Schedule 1.99 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.100 “Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate.

1.101 “Net Proceeds” shall mean the aggregate cash proceeds payable to any Borrower or Guarantor in respect of any sale, lease, transfer or other disposition of any assets or properties, or interest in assets and properties or as proceeds of any loans or other financial accommodations provided to any Borrower or Guarantor or as proceeds from the issuance and/or sale of any Capital Stock, in each case net of the reasonable and customary direct costs relating to such sale, lease, transfer or other disposition or loans or other financial accommodation or issuance and/or sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts applied to the repayment of indebtedness secured by a valid and enforceable lien on the asset or assets that are the subject of such sale or other disposition required to be repaid in connection with such transaction. Net Proceeds shall exclude any non-cash proceeds received from any sale or other disposition or other transaction, but shall include such proceeds when and as converted by any Borrower or Guarantor to cash or other immediately available funds.

1.102 “Net Recovery Percentage” shall mean the fraction, expressed as a percentage, as to Inventory, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time, as to Inventory of the Retail Division, on a “net orderly liquidation value” basis, and as to Inventory of the Distribution Division, on a “net orderly liquidation value” basis as set forth in the most recent acceptable appraisal of Inventory received by Administrative Agent in accordance with Section 7.3, in each case, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to such appraisal.

1.103 “Obligations” shall mean (a) any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Administrative Agent or any Lender and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured and (b) for purposes only of Section 5.1 hereof and subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower or Guarantor to Administrative Agent or any Bank Product Provider arising under or pursuant to any Bank Products, whether now existing or hereafter arising, provided, that, (i) as to any such obligations, liabilities and indebtedness arising under or pursuant to a Hedge Agreement, the same shall only be included within the Obligations if upon Administrative Agent’s request, Administrative Agent shall have entered into an agreement, in form and substance reasonably satisfactory to Administrative Agent, with the Bank Product Provider that is a counterparty to such Hedge Agreement, as acknowledged and agreed to by Borrowers, providing for the delivery to Administrative Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Administrative Agent and such Bank Product Provider in connection with such arrangements and (ii) Administrative Agent shall have received from any Bank Product Provider, other than Wells and its Affiliates, written notice that (A) such Bank Product Provider has entered into a transaction to provide Bank Products to such Borrower and (B) the obligations arising pursuant to such Bank Products provided to such Borrower constitute Obligations entitled to the benefits of the security interest of Administrative Agent granted hereunder. In no event shall any Bank Product Provider acting in such capacity to whom such obligations, liabilities or indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness except that each reference to the term “Lender” in Sections 12.1, 12.2, 12.5, 12.6, 12.7, 12.9, 12.12 and 13.6 hereof shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or lien in favor of Administrative Agent.

1.104 “Obligor” shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors), other than Borrowers.

1.105 “OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

1.106 “PACA” shall mean the Perishable Agricultural Commodities Act, 1930, as amended, 7 U.S.C. Section 499a et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

1.107 “PSA” shall mean the Packers and Stockyard Act of 1921, 7 U.S.C. Section 181 et. seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.108 “Parent” shall mean Spartan Stores, Inc., a Michigan corporation, and its successors and assigns.

1.109 “Participant” shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section 13.7 of this Agreement governing participations.

1.110 “Patriot Act” shall have the meaning set forth in Section 8.22 hereof.

1.111 “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.112 “Pharmacy Receivables” means as to each Borrower, all present and future rights of such Borrower to payment from a Third Party Payor arising from the sale of prescription drugs by such Borrower (it being understood that the portion of the purchase price for such prescription drugs payable by the purchaser of such prescription drugs or any Person other than a Third Party Payor shall not be deemed to be a Pharmacy Receivable).

1.113 “Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

1.114 “Prescription Files” shall mean, as to each Borrower and Guarantor, all of such Borrower’s or Guarantor’s now owned or hereafter existing or acquired retail customer files, including prescriptions for retail customers and other medical information related thereto, maintained by the retail pharmacies of Borrowers and Guarantors, wherever located.

1.115 “Prescription File Availability” shall mean the lesser of: (a) eighty-five (85%) percent of the “net orderly liquidation value” of the Eligible Prescription Files based on the most recent acceptable appraisal thereof received by Administrative Agent using the average of the average recovery under each of the percent of script sales method, the dollars per average number of scripts filled per week method and the percent of past year script margin method (or such other methodology or methodologies as may be acceptable to Administrative Agent), net of estimated liquidation expenses, costs (such costs and expenses not to be duplicated with the liquidation expenses of the Inventory) and commissions, or (b) $50,000,000.

1.116 “Prime Rate” shall mean the greatest of (a) the Federal Funds Rate plus one-half of one ( 1/2%) percent, (b) the Eurodollar Rate (which rate shall be calculated based upon an Interest Period of one (1) month and shall be determined on a daily basis), plus one (1%) percent, and (c) the rate of interest announced, from time to time, within Wells Fargo Bank, National Association at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

1.117 “Prime Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

1.118 “Pro Rata Share” shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender’s Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations.

1.119 “Provision for Taxes” shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

1.120 “Qualified Cash” shall mean, as of any date of determination, the amount of unrestricted cash or, subject to the terms below, Cash Equivalents of Borrowers that are (a) free and clear of any pledge, security interest, lien, claim or other encumbrance (other than in favor of Administrative Agent and other than in favor of the depository bank or securities intermediary where the deposit account or investment account is maintained for its customary fees and charges and any other liens permitted under this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Administrative Agent between the holder of such security interest or lien and Administrative Agent), (b) subject to the first priority perfected security interest of Administrative Agent (subject to the liens of the depository bank or securities intermediary where the deposit account or investment account is maintained for its customary fees and charges), (c) in a deposit account or an investment account maintained at Wells Fargo Bank, National Association and which account is subject to a Deposit Account Control Agreement or an Investment Property Control Agreement, and which cash or Cash Equivalents are not permitted to be withdrawn from such account without the prior written consent of Administrative Agent and for which Administrative Agent shall have received evidence, in form and substance satisfactory to Administrative Agent, of the amount of such cash or Cash Equivalents held in such deposit account or investment account as of the applicable date of the calculation of the Excess Availability; provided, that, to the extent such amounts represent payments in respect of Accounts or other Collateral included in the Borrowing Base as of such date, such amounts shall not constitute Qualified Cash (and Lead Borrower shall provide such evidence thereof as Agent may request). For purposes of this definition, “Qualified Cash” shall only include Cash Equivalents maturing within ninety (90) days from the date of the acquisition thereof and in the case of obligations or indebtedness described in clauses (b) and (c) of the definition of the term Cash Equivalents, obligations or indebtedness having a rating of at least A-1 from S&P or at least P-1 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then an equivalent rating from another nationally recognized rating service).

1.121 “Qualified Debt Agent” shall mean the entity acting in the capacity as agent or trustee, as applicable, with respect to a Qualified Debt Offering and any successor or replacement agent or trustee, as applicable, and their respective successors and assigns.

1.122 “Qualified Debt Intercreditor Agreement” shall mean, in form and substance reasonably satisfactory to Administrative Agent in its sole discretion, the Intercreditor Agreement entered into on the date that Borrowers incur Indebtedness permitted to be incurred pursuant to Section 9.9(f) hereof, by and between Administrative Agent and each set of holders of such debt, as applicable (or their agent or trustee, as applicable), as acknowledged and agreed to by Borrowers and Guarantors, pursuant to which Administrative Agent shall subordinate its lien on the Qualified Debt Offering Priority Collateral (to no less than a second priority lien) and the holders of such debt (or their agent or trustee, as applicable) shall subordinate its lien on all Collateral other than the Qualified Debt Offering Priority Collateral, as the same be amended, modified, supplemented, extended, renewed, restated or replaced.

1.123 “Qualified Debt Offering” shall mean, at the option of the Borrowers, in each case, pursuant to and in accordance with the terms of Section 9.9(f) hereof, one or more (i) term loans made to the Borrowers or Guarantors after June 8, 2012 or (ii) senior notes issued by any Borrower or Guarantor after June 8, 2012.

1.124 “Qualified Debt Offering Priority Collateral” shall mean, after the date that Borrowers or Guarantors have incurred Indebtedness pursuant to Section 9.9(f) hereof, collectively, that portion of the Collateral now owned or at any time hereafter acquired by any Borrower or Guarantor or in which any Borrower or Guarantor now has or at any time in the future may acquire any right, title or interest, consisting of (a) Equipment (other than Equipment that constitutes Eligible Equipment as of the date of the incurrence of such Indebtedness), (b) Real Property and fixtures (other than Real Property that constitutes Eligible Real Property as of the date of the incurrence of such Indebtedness), (c) Intellectual Property, (d) instruments, documents, investment property, letters of credit, supporting obligations and chattel paper, in each case, to the extent that any amounts payable under or in connection with any of the items or types of assets described in clauses (a) through (c) above are evidenced by the items described in this clause (d) and (e) all proceeds and products of any of the items or types of assets described in clauses (a) through (d) above.

1.125 “Real Property” shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

1.126 “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

1.127 “Records” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account

Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

1.128 “Reference Bank” shall mean Wells Fargo Bank, National Association, or such other bank as Administrative Agent may from time to time designate.

1.129 “Refinancing Indebtedness” shall have meaning set forth in Section 9.9 hereof.

1.130 “Renewal Date” shall the meaning set forth in Section 13.1 hereof.

1.131 “Register” shall have the meaning set forth in Section 13.7 hereof.

1.132 “Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate fifty-one (51%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least fifty-one (51%) percent of the then outstanding Obligations are owing; provided, that, at any time that there are two (2) or more Lenders, “Required Lenders” must include at least two (2) Lenders.

1.133 “Reserves” shall mean as of any date of determination, such amounts as Administrative Agent may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which adversely affect, or have a reasonable likelihood of adversely affecting (i) the assets or business of Borrowers, including the Collateral or its value or the amount that might be obtained upon the sale or other disposition or realization on such Collateral or (ii) the security interests and other rights of Administrative Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Administrative Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Administrative Agent is or was incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Administrative Agent determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Reserves may, at Administrative Agent’s option in good faith, be established to reflect: (i) chargebacks with respect to Accounts, (ii) returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of Accounts, (iii) the sales, excise or similar taxes included in the amount of any Accounts reported to Administrative Agent, (iv) a change in the turnover, age or mix of the categories of Inventory that adversely affects the aggregate value of all Inventory, (v) variances between the perpetual inventory records of Borrowers (to the extent such perpetual inventory records are maintained) and the results of the test counts of the Inventory that is subject to such perpetual inventory records conducted by Administrative Agent with respect thereto in excess of the percentage acceptable to Administrative Agent, (vi) variances between the inventory records of Borrowers and Guarantors and the results of test counts or physical counts of inventory with respect thereto, (vii) variances between the stock ledger inventory report for non-perishable items in the Retail Division and the general ledger with respect thereto; (viii) intentionally deleted, (ix) intentionally deleted, (x) amounts owing by Borrowers to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements, (xi) amounts due or to become due in respect of sales, excise, use and/or withholding taxes, (xii) liabilities of any Borrower or Guarantor that are entitled to receive the benefit of a security interest or trust pursuant to the PACA, the PSA or any other similar state law (provided, that, as of June 8, 2012, Borrowers represent that there are no such liabilities under the PSA since Borrowers have written agreements providing for the extension of credit to them for all purchases of meat, meat products and livestock products by Borrowers), (xiii) inventory shrinkage, (xiv) the aggregate amount of merchandise gift certificates and coupons, (xv) any rental payments, service charges or other amounts to become due to lessors of real property to the extent Inventory, Equipment or Records are located in or on such property or such Records are needed to monitor or otherwise deal with the Collateral (except for rents and amounts due for the lease of Real Property by Borrowers where Administrative Agent has received a Collateral Access Agreement in a form acceptable to Administrative Agent, provided, that, in the event that Administrative Agent has not received a Collateral Access Agreement or has received a Collateral Access Agreement that does not have terms that are acceptable to Administrative Agent for any retail store location that is leased by a Borrower, the Reserves established in respect of such location pursuant to this clause (xvi) shall not exceed at any time the lesser of (A) the aggregate of amounts payable to the owners and lessors of such location for the next two (2) months from any such time and including amounts if any, then outstanding and unpaid owed by a Borrower to such owners and lessors or (B) the value of the Eligible Equipment and Eligible Inventory at such location to the extent included in the Borrowing Base, except that such limitation on the amount of the Reserves shall not apply at any time that a Default or Event of Default shall exist or have occurred and be continuing, or a notice of any default or event of default under the lease with respect to such location has been received by or on behalf of any Borrower or Guarantor (except where the existence of the default specified in such notice is being disputed in good faith by such Borrower or Guarantor provided that such Borrower or Guarantor is continuing to pay rent and all other amounts payable under the lease with respect to such premises or if not, then is paying such rent and other amounts into escrow so that such funds will be available to the lessor in the event that such Borrower or Guarantor does not succeed in such dispute) or a Borrower has granted to the owner and lessor a security interest or lien upon any assets of such Borrower, (xvii) reductions in the number of repeat prescriptions, the average volume of prescriptions being filled, or the change in the mix of the types of payors with respect to sales of prescriptions, or any other changes to the factors identified in any appraisal that adversely affect the amount that may be recovered by Administrative Agent from the sale or other disposition of the Prescription Files (provided, that, Borrowers may at any time and from time to time obtain appraisals that satisfy the requirements of Administrative Agent provided for herein with respect to the Prescription Files, and to the extent that the Borrowing Base has been adjusted to reflect the then current value of the Eligible Prescription Files based on the results of such appraisal, such Reserves shall not be established), (xviii) any statutory or regulatory changes after the date hereof, or as to Ohio and Michigan laws are not disclosed in the opinions of counsel to Borrowers addressed and delivered to Administrative Agent on the date hereof, that adversely affect the transferability of the Prescription Files, and (xix) [intentionally deleted]. To the extent Administrative Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Administrative Agent,

Administrative Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Administrative Agent in good faith. The term “Reserves” as used herein shall include in addition, and not in limitation, the Convertible Notes Reserve.

1.134 “Retail Division” shall mean, collectively (together with their respective successors and assigns): Family Fare, Prevo, MSFC, Seaway, Custer, Pharm, Gruber RE and Spartan Fuel.

1.135 “Sale and Lease-Back Transaction” shall mean the sale by any Borrower or Guarantor of real property pursuant to any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any real property, whether now owned or hereafter acquired, and thereafter rent or lease such real property that it intends to use for substantially the same purpose or purposes as the real property being sold or transferred.

1.136 “Sanctioned Entity” shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

1.137 “Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

1.138 “Secured Parties” shall mean, collectively, (a) Administrative Agent, (b) Issuing Bank, (c) Lenders and (d) Bank Product Providers; provided, that, as to any Bank Product Provider, only to the extent of the Obligations owing to such Bank Product Provider.

1.139 “Social Security Act” shall mean the Social Security Act, 92 U.S.C. Section 1396, et seq, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.140 “Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

1.141 “Special Administrative Agent Advances” shall have the meaning set forth in Section 12.11 hereof.

1.142 “Store Accounts” shall have the meaning set forth in Section 6.3 hereof.

1.143 “Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

1.144 “Third Party Payor” shall mean any Person, such as, a Fiscal Intermediary, Blue Cross/Blue Shield, or private health insurance company, which is obligated to reimburse or otherwise make payments to health care providers who provide medical care or medical assistance or other goods or services for eligible patients under Medicare, Medicaid or any private insurance contract.

1.145 “Total Funded Indebtedness” shall mean, as of any date of determination, with respect to Parent and its Subsidiaries (determined on a consolidated basis), without duplication, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments (including, but not limited to, mortgages); (b) representing the balance deferred and unpaid of the purchase price of any property or services (other than an account payable to a trade creditor (whether or not an Affiliate) incurred in the ordinary course of business of such Person and payable in accordance with customary trade practices, but including, without limitation, all earn-outs and similar deferred payment obligations); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, bank guaranties, drafts or similar documents or instruments issued for such Person’s account; (e) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP, (f) in respect of letters of credit issued on behalf of the Borrowers and Guarantors (and/or in connection with the Borrowers and Guarantors have reimbursement obligations) and (g) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements, hedging agreements, collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values.

1.146 “UCC” shall mean the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Illinois on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Administrative Agent may otherwise determine).

1.147 “Value” shall mean, as determined by Administrative Agent in good faith, with respect to Inventory, the lower of (A) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower (other than the profit of the Distribution Division for sales of Inventory to the Retail Division in the ordinary course of business consistent with current practices and for sales at prices no more than the Retail Division could purchase such Inventory from a person that is not an Affiliate), (B) the amount of cigarette taxes that are capitalized in inventory, or (C) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Administrative Agent prior to the date hereof, if any (except to the extent that the method of calculation of the cost may be affected by the establishment of a reliable, consistent and accurate perpetual inventory system at the Retail Division for pharmacy Inventory or non-perishable Inventory.

1.148 “Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

1.149 “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

1.150 “Wells” shall mean Wells Fargo Capital Finance, LLC , successor by merger to Wachovia Capital Finance Corporation, formerly known as Congress Financial Corporation (Central), a Delaware limited liability company, in its individual capacity, and its successors and assigns.

SECTION 2. CREDIT FACILITIES

2.1 Loans.

(i) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Loans to Borrowers from time to time in amounts requested by a Borrower up to the amount outstanding at any time equal to the lesser of: (i) the Borrowing Base at such time or (ii) the Maximum Credit.

(ii) Except in Administrative Agent’s discretion, with the consent of all Lenders, or as otherwise provided herein, (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit and (ii) the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the Borrowing Base.

(iii) In the event that the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding exceed the Borrowing Base, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), or the aggregate amount of the Loans and Letter of Credit Accommodations exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Administrative Agent or Lenders in such circumstances or on any future occasions and Borrowers shall, upon demand by Administrative Agent, which may be made at any time or from time to time, immediately repay to Administrative Agent the entire amount of any such excess(es) for which payment is demanded.

2.2 Letter of Credit Accommodations.

(a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower, Administrative Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Administrative Agent and the issuer thereof (which issuer shall be Wells Fargo Bank, National Association, a Lender or such other institution reasonably acceptable to Administrative Agent and Parent (each, an “Issuing Bank”)). Any payments made by or on behalf of Administrative Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of a Borrower shall constitute additional Loans to such Borrower pursuant to this Section 2 (or Special Administrative Agent Advances as the case may be).

(b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Administrative Agent, for the benefit of Lenders, monthly a letter of credit fee on the daily outstanding balance of the Letter of Credit Accommodations during the immediately preceding month (or part thereof) at a rate equal to the percentage (on a per annum basis) set forth below if the Monthly Average Excess Availability for the immediately preceding calendar month is at or within the amounts indicated for such percentages, payable in arrears as of the first day of each succeeding month:

Tier	Monthly Average Excess Availability	Applicable Letter of Credit Fee Margin
1	Greater than $75,000,000	1.50%
2	Less than or equal to $75,000,000 and greater than $50,000,000	1.75%
3	Less than or equal to $50,000,000	2.00%

Provided, that, (i) the applicable percentage shall be calculated and established once each calendar month and shall remain in effect until adjusted thereafter after the end of the next calendar month, (ii) notwithstanding the amount of the Monthly Average Excess Availability, for each month prior to the month commencing October 1, 2012, in no event shall the Applicable Letter of Credit Fee Margin be less than the percentage set forth in Tier 2 of the schedule above and (iii) notwithstanding anything to the contrary contained herein, Administrative Agent may, and upon the written direction of Required Lenders shall, require Borrowers to pay to Administrative Agent for the benefit of Lenders, such letter of credit fee at a rate equal to four (4%) percent per annum on such daily outstanding balance (A) for the period (1) from and after the effective date of termination or non-renewal hereof until Administrative Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral or letter of credit, as Administrative Agent may specify, in the amounts and on the terms required under Section 13.1 hereof for contingent Obligations (notwithstanding entry of a judgment against any Borrower or Guarantor) and (2) from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.

(c) The Borrower requesting such Letter of Credit Accommodation shall give Administrative Agent two (2) Business Days’ prior written notice of such Borrower’s request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. The Borrower requesting the Letter of Credit Accommodation shall attach to such notice the proposed terms of the Letter of Credit Accommodation.

(d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Administrative Agent: (i) the Borrower requesting such Letter of Credit Accommodation shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and

Administrative Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Administrative Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability of the Borrower requesting such Letter of Credit Accommodation, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Administrative Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower’s locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Administrative Agent with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

(e) Except in Administrative Agent’s discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Administrative Agent or any Lender in connection therewith shall not at any time exceed $30,000,000.

(f) Borrowers and Guarantors shall indemnify and hold Administrative Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Administrative Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except to the extent of losses, claims, damages, liabilities, costs or expenses resulting from the gross negligence or willful misconduct of Administrative Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. As between Administrative Agent and Lenders, on the one hand, and Borrowers and Guarantors, on the other hand, and without limitation of any rights of any Borrower or Guarantor as against any issuer of a Letter of Credit Accommodation, each Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower’s agent. Each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower and Guarantor hereby releases and holds Administrative Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, Guarantor, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except to the extent resulting from the gross negligence or wilful misconduct of Administrative Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

(g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrowers and Guarantors shall, at Administrative Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Administrative Agent holds a security interest to, at such time as Administrative Agent may request, deliver them to Administrative Agent and/or subject to Administrative Agent’s order, and if they shall come into such Borrower’s or Guarantor’s possession, to deliver them, upon Administrative Agent’s request, to Administrative Agent in their original form, provided, that, Administrative Agent shall not exercise its rights under this clause (g) to have such persons deliver any cash, checks or Inventory to Administrative Agent unless a Default or Event of Default shall exist or have occurred and be continuing. Borrowers and Guarantors shall also, at Administrative Agent’s request, designate Administrative Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

(h) Each Borrower and Guarantor hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower or Guarantor as the account party therein and to deliver to Administrative Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Administrative Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Administrative Agent or any Lender in any manner. Administrative Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Administrative Agent or any Lender unless Administrative Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Administrative Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor, except as to any issuer without limiting the rights of any Borrower or Guarantor as against any issuer to the extent provided in clause (m) below.

(i) So long as no Event of Default exists or has occurred and is continuing, a Borrower may (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (iv) with Administrative Agent’s consent, grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

(j) At any time an Event of Default exists or has occurred and is continuing, Administrative Agent shall have the right and authority to, and Borrowers shall not, without the prior written consent of Administrative Agent, (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, (iv) grant any extensions of the maturity of, time of payments for, or time of presentation of, any drafts, acceptances, or documents, and (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Administrative Agent may take such actions either in its own name or in any Borrower’s name.

(k) Any rights, remedies, duties or obligations granted or undertaken by any Borrower or Guarantor to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower or Guarantor to Administrative Agent for the ratable benefit of Lenders. Any duties or obligations undertaken by Administrative Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Administrative Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers and Guarantors to Administrative Agent for the ratable benefit of Lenders and to apply in all respects to Borrowers and Guarantors.

(l) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

(m) Each Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Administrative Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Loans in accordance with Section 2.2(a) or otherwise); provided, that, nothing contained herein shall be construed to limit or waive any right of any Borrower to assert against an issuer of a Letter of Credit Accommodation any claim for direct damages suffered by such Borrower to the extent caused by the gross negligence or wilful misconduct of the issuer in determining whether a request presented under any Letter of Credit Accommodation issued by it complied with the terms of such Letter of Credit Accommodation. In the event that any Borrower fails to pay Administrative Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Administrative Agent (to the extent it has actual notice thereof) shall promptly notify each Lender of the unreimbursed amount of such payment and each Lender agrees, upon one (1) Business Day’s notice, to fund to Administrative Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Lender to deliver to Administrative Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Administrative Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Administrative Agent at the interest rate then payable by any Borrower in respect of Loans that are Prime Rate Loans as set forth in Section 3.1(a) hereof.

2.3 Increase in Maximum Credit.

(a) Lead Borrower may, at any time, deliver a written request to Administrative Agent to increase the Maximum Credit. Any such written request shall specify the amount of the increase in the Maximum Credit that Borrowers are requesting, provided, that, (i) in no event shall the aggregate amount of any such increase cause the Maximum Credit to exceed $300,000,000, (ii) any such request shall be for an increase of not less than $20,000,000, (iii) any such request shall be irrevocable, (iv) in no event shall there be more than three (3) such increases and (v) as of the date of any such increase, and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing.

(b) Upon the receipt by Administrative Agent of any such written request, Administrative Agent shall notify each of the Lenders of such request and each Lender shall have the option (but not the obligation) to increase the amount of its Commitment by an amount up to its Pro Rata Share of the amount of the increase thereof requested by Lead Borrower as set forth in the notice from Administrative Agent to such Lender. Each Lender shall notify Administrative Agent within fifteen (15) days after the receipt of such notice from Administrative Agent whether it is willing to so increase its Commitment, and if so, the amount of such increase; provided, that, (i) the minimum increase in the Commitments of each such Lender providing the additional Commitments shall equal or exceed $1,000,000, and (ii) except as provided in clause (g) below, no Lender shall be obligated to provide such increase in its Commitment and the determination to increase the Commitment of a Lender shall be within the sole and absolute discretion of such Lender. If the aggregate amount of the increases in the Commitments received from the Lenders does not equal or exceed the amount of the increase in the Maximum Credit requested by Lead Borrower, Administrative Agent may seek additional increases from Lenders or Commitments from such Eligible Transferees as it may determine, after consultation with Lead Borrower. In the event Lenders (or Lenders and any such Eligible Transferees, as the case may be) have committed in writing to provide increases in their

Commitments or new Commitments in an aggregate amount in excess of the increase in the Maximum Credit requested by Borrowers or permitted hereunder, Administrative Agent shall then have the right to allocate such commitments, first to Lenders and then to Eligible Transferees, in such amounts and manner as Administrative Agent may determine, after consultation with Borrower Administrative Agent. If the aggregate amount of the increase in Commitments and new Commitments, as the case may be, do not equal or exceed the amount of the increase in the Maximum Credit requested by Lead Borrower, then Lead Borrower in its sole discretion may determine to not proceed with the proposed increase in Maximum Credit; provided, that, Lead Borrower notifies Administrative Agent of such decision not to proceed within three (3) days after Administrative Agent notifes Lead Borrower of the aggregate amount of the increase in Commitments and new Commitments that the Lenders and/or Eligible Assignees have committed to.

(c) The Maximum Credit shall be increased by the amount of the increase in the applicable Commitments from Lenders or new Commitments from Eligible Transferees, in each case, except as provided in clause (g) below, selected in accordance with Section 2.3(b) above, for which Administrative Agent has received Assignment and Acceptances thirty (30) days after the date of the request by Lead Borrower for the increase or such earlier date as Administrative Agent and Lead Borrower may agree (but subject to the satisfaction of the conditions set forth below), whether or not the aggregate amount of the increase in Commitments and new Commitments, as the case may be, exceed the amount of the increase in the Maximum Credit requested by Lead Borrower in accordance with the terms hereof, effective on the date that each of the following conditions have been satisfied:

(i) Administrative Agent shall have received from each Lender or Eligible Transferee that is providing an additional Commitment as part of the increase in the Maximum Credit, an Assignment and Acceptance duly executed by such Lender or Eligible Transferee and each Borrower, provided, that, the aggregate Commitments set forth in any such Assignment and Acceptance shall be not less than $1,000,000;

(ii) (ii) the conditions precedent to the making of Loans set forth in Section 4.2 shall be satisfied as of the date of the increase in the Maximum Credit, both before and after giving effect to such increase;

(iii) such increase in the Maximum Credit, on the date of the effectiveness thereof, shall not violate any applicable law, regulation or order or decree of any court or other Governmental Authority and shall not be enjoined, temporarily, preliminarily or permanently; and

(iv) there shall have been paid to each Lender and Eligible Transferee providing an additional Commitment in connection with such increase in the Maximum Credit all fees and expenses due and payable to such Person on or before the effectiveness of such increase.

(d) As of the effective date of any such increase in the Maximum Credit, each reference to the term Commitments and Maximum Credit herein, as applicable, and in any of the other Financing Agreements shall be deemed amended to mean the amount of the Commitments and Maximum Credit specified in the most recent written notice from Administrative Agent to Lead Borrower of the increase in the Commitments and Maximum Credit, as applicable.

(e) Effective on the date of each increase in the Maximum Credit pursuant to this Section 2.3, as applicable, each reference in this Agreement to an amount of Excess Availability shall, automatically and without any further action, be deemed to be increased so that the ratio of each amount of Excess Availability to the amount of the Maximum Credit after such increase in the Maximum Credit remains the same as the ratio of such the amount of Excess Availability to the amount of the Maximum Credit prior to such increase in the Maximum Credit.

(f) In the event that, as a result of an increase in the Maximum Credit, the Pro Rata Shares of any Lender or Lenders with respect to any Eurodollar Rate Loans are decreased (other than on the last date of the Interest Period(s) applicable thereto), Borrowers shall pay such Lenders, on the effective date of such increase in the Maximum Credit, break funding compensation with respect to such decrease in the amount that would be due pursuant to Section 3.3(d) hereof had the Borrowers prepaid such Lenders’ interests in such Eurodollar Rate Loans by an amount equal to the decrease.

(g) In connection with any request by Lead Borrower to increase the Maximum Credit in accordance with the terms of this Section 2.3, in the event that Lenders and any Eligible Transferees, as the case may be, have not committed in writing to provide increases in their Commitments or new Commitments in an aggregate amount at least equal to any increase in the Maximum Credit requested by Borrowers or permitted hereunder within ten (10) Business Days of such request by Lead Borrower, Wells and Bank of America hereby agree to provide such increases in their Commitments, on a pro rata basis as set forth below, in an amount equal to the difference between the amount so requested by Lead Borrower and the amount so committed by Lenders and any Eligible Transferees, as the case may be, up to $35,000,000 in the aggregate for all such requests (on a pro-rata basis which reflects Wells committing up to the aggregate amount of $20,000,000 and which reflects Bank of America committing up to the aggregate amount of $15,000,000), provided, that, as of the date of any such increase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing. In no event shall Wells be obligated to increase its Commitment pursuant to this Section 2.3 in excess of $20,000,000. In no event shall Bank of America be obligated to increase its Commitment pursuant to this Section 2.3 in excess of $15,000,000.

2.4 Commitments. The aggregate amount of each Lender’s Pro Rata Share of the Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender’s Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

2.5 Joint and Several Liability. All Borrowers shall be jointly and severally liable for all amounts due to Administrative Agent and Lenders under this Agreement and the other Financing Agreements, regardless of which Borrower actually receives the Loans or Letter of Credit Accommodations hereunder or the amount of such Loans received or the manner in which Administrative Agent or any Lender accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. All references herein or in any of the other Financing Agreements to any of the obligation of Borrowers to make any payment hereunder or thereunder shall constitute joint and several obligations of Borrowers. The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrowers, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any Guarantor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Administrative Agent or any Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Administrative Agent or any Lender, (d) the failure by Administrative Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (e) the election of Administrative Agent and Lenders in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Administrative Agent or any Lender for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of the other Borrowers other than to the extent of the gross negligence or wilful misconduct of Administrative Agent or a Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Administrative Agent or any Lender now has or may hereafter have against any Borrower or Guarantor and any benefit of, and any right to participate in, any security or collateral given to Administrative Agent or any Lender. Upon any Event of Default, and for so long as such Event of Default is continuing, Administrative Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Administrative Agent and Lenders shall be under no obligation to marshall any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

SECTION 3. INTEREST AND FEES

3.1 Interest.

(a) Borrowers shall pay to Administrative Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

(b) Each Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Administrative Agent of such a request from a Borrower, such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, such Borrower shall have complied with such customary procedures as are established by Administrative Agent and specified by Administrative Agent to Lead Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, (iii) no more than eight (8) Interest Periods may be in effect at any one time, (iv) the amount of any Eurodollar Rate Loan shall be not less than $1,000,000 and the aggregate amount of the Eurodollar Rate Loans outstanding at any time must be in an amount not less than $5,000,000, and (v) Administrative Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Administrative Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Administrative Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Administrative Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

(c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Administrative Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Administrative Agent’s option, upon notice by Administrative Agent to Parent, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Administrative Agent, for the benefit of Lenders, upon demand by Administrative Agent (or Administrative Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

(d) Interest shall be payable by Borrowers to Administrative Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Administrative Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

3.2 Fees.

(a) Borrowers shall pay to Administrative Agent, for the account of Lenders, monthly an unused line fee at a rate equal to one-quarter (1/4%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

(b) Borrowers agree to pay to Administrative Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

3.3 Changes in Laws and Increased Costs of Loans.

(a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit necessary to fund the Loans hereunder (a “Funding Bank”), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans, the Letter of Credit Accommodations or its Commitment, then Borrowers and Guarantors shall from time to time upon demand by Administrative Agent pay to Administrative Agent additional amounts sufficient to indemnify Lenders against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Lead Borrower by Administrative Agent and shall be conclusive, absent manifest error.

(b) If prior to the first day of any Interest Period, (i) Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Administrative Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Administrative Agent shall give telecopy or telephonic notice thereof to Lead Borrower as soon as practicable thereafter, and will also give prompt written notice to Lead Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Administrative Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

(c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Administrative Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Administrative Agent or such Lender shall promptly give written notice of such circumstances to Lead Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

(d) Borrowers and Guarantors shall indemnify Administrative Agent and each Lender and to hold Administrative Agent and each Lender harmless from any loss or expense which Administrative Agent or such Lender may sustain or incur as a consequence of (i) default by a Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Loan Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Administrative Agent or such Lender) which would have accrued to Administrative Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Loan Agreement and the payment of the Obligations.

(e) Borrowers and Guarantors shall be liable for any tax or penalties imposed on Administrative Agent or any Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Administrative Agent harmless with respect to the foregoing, and to repay to Administrative Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by such Borrower or Guarantor such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require any Borrower or Guarantor to pay any income, franchise or similar taxes imposed upon Lenders and attributable to any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

(f) Each Lender requiring compensation pursuant to Section 3.3(a), 3.3(d) or 3.3(e) shall notify Borrowers and Administrative Agent in writing of any event or circumstance giving rise to such demand for compensation no later than ninety (90) days following the date upon which the Lender has actual knowledge of such event or circumstance, and Borrowers shall not be obligated to compensate a Lender for any such increased cost or reduction which is not covered in such notice within such ninety (90) day period. Any demand for compensation pursuant to this Section 3.3 shall be in writing and shall state the amount due, if any, under Section 3.3(d) or 3.3(e) and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be conclusive, absent manifest error.

(g) If a Borrower is required to pay additional amounts to any Lender pursuant to Section 3.3(a) or Section 3.3(e) that increase the effective lending rate of such Lender with respect to its share of the Loans to greater than one-eighth (1/8%) percent in excess of the percentage of the effective lending rate of the other Lenders, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office with respect to making Eurodollar Rate Loans so as to eliminate any such additional payment by Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender. In the event that any one or more Lenders, pursuant to Section 3.3(a) or Section 3.3(e) hereof, incur any increased costs or taxes (other than increased costs to the extent such increased costs are not a recurring cost) for which any such Lender demands compensation pursuant to Section 3.3(a) or Section 3.3(e) hereof which increases the effective lending rate of such Lender with respect to its share of the Loans to greater than one-eighth (1/8%) percent in excess of the percentage of the effective lending rate of the other US Lenders and such Lender has not mitigated such costs within sixty (60) days after receipt by such Lender from Lead Borrower of a written notice that such Lender’s effective lending rate has so exceeded the effective lending rate of the other Lenders, then and in any such event, Lead Borrower may substitute another financial institution which is an Eligible Transferee acceptable to Administrative Agent for such Lender to assume the Commitment of such Lender and to purchase the Loans of such Lender hereunder, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans owing to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid fees and other amounts in respect of such Lender’s Commitment and share of the Loans (other than any early termination fee). Upon such purchase such Lender shall no longer be a party hereto or have any rights or benefits hereunder (except for rights or benefits that such Lender would retain hereunder and under the other Financing Agreements upon payment in full of all of the Obligations other than as to any early termination fee) and the replacement Lender shall succeed to the rights and benefits, and shall assume the obligations, of such Lender hereunder and thereunder. In no event may Lead Borrower replace a Lender that is also Administrative Agent or an issuer of a Letter of Credit Accommodation.

(h) For purposes of this Section 3.3 and any other applicable provision of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection, the Basel Committee on Banking Supervision (or any successor or similar authority), the Bank for International Settlements and all rules, regulations, orders, requests, guidelines or directives in connection therewith are deemed to have been enacted and become effective after the date of this Agreement.

SECTION 4. CONDITIONS PRECEDENT

4.1 Intentionally deleted.

4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to the making of any Loans and/or providing Letter of Credit Accommodations to Borrowers:

(a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which purports to enjoin, prohibit, restrain or otherwise affect (i) the making of the Loans or providing the Letter of Credit Accommodations, or (ii) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements; and

(c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

5.1 Grant of Security Interest.

(a) To secure payment and performance of all Obligations, each Borrower and Guarantor hereby grants to Administrative Agent, for itself and the benefit of Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Administrative Agent, for itself and the benefit of Secured Parties, as security, all personal and real property and fixtures, and interests in property and fixtures, of each Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Administrative Agent or any Secured Party, collectively, the “Collateral”), including:

(i) all Accounts;

(ii) all general intangibles, including, without limitation, all Intellectual Property;

(iii) all goods, including, without limitation, Inventory and Equipment;

(iv) all Real Property and fixtures;

(v) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(vi) all instruments, including, without limitation, all promissory notes;

(vii) all documents;

(viii) all deposit accounts;

(ix) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(x) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (A) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (B) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (C) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (D) deposits by and property of Account Debtors or other persons securing the obligations of Account Debtors;

(xi) all (1) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (2) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Administrative Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(xii) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(xiii) to the extent not otherwise described above, all Receivables;

(xiv) all Prescription Files and other Records; and

(xv) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

(b) Notwithstanding anything to the contrary set forth in Section 5.1(a) above, the types or items of Collateral described in such Section shall not include any alcoholic liquor of any Borrower or Guarantor, if under applicable law with respect thereto, the valid grant of a security interest or lien therein to Administrative Agent is prohibited and such prohibition is not capable of being waived or modified under such applicable law; provided, that, the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Administrative Agent’s unconditional continuing security interests in and liens upon all proceeds of any such alcoholic liquor and any rights or interests of such Borrower or Guarantor in or to monies due or to become due with respect to or under any contract, lease, permit, license, charter or license agreement (including any Receivables) with respect thereto.

5.2 Perfection of Security Interests.

(a) Each Borrower and Guarantor irrevocably and unconditionally authorizes Administrative Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Administrative Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Administrative Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Administrative Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Administrative Agent or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Administrative Agent prior to the date hereof and ratifies and confirms the authorization of Administrative Agent to file such financing statements (and amendments, if any). Each Borrower and Guarantor hereby authorizes Administrative Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Administrative Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Administrative Agent or its designee as secured party and such Borrower or Guarantor as debtor.

(b) Each Borrower and Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrowers and Guarantors shall promptly notify Administrative Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Administrative Agent, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Administrative Agent may from time to time specify, in each case except as Administrative Agent may otherwise agree. At Administrative Agent’s option, each Borrower and Guarantor shall, or Administrative Agent may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Administrative Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Wells Fargo Capital Finance, LLC and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”

(c) In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower or Guarantor shall promptly notify Administrative Agent thereof in writing.

Promptly upon Administrative Agent’s request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Administrative Agent may request to give Administrative Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d) Each Borrower and Guarantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Administrative Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Administrative Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Administrative Agent, and (iii) on or before the opening of such deposit account, such Borrower or Guarantor shall as Administrative Agent may specify either (A) deliver to Administrative Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower’s or Guarantor’s salaried employees or deposit accounts for which a Deposit Account Control Agreement is not required pursuant to Section 6.3.

(e) No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

(f) In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Administrative Agent may from time to time specify. If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Administrative Agent thereof and cause the issuer to agree to comply with instructions from Administrative Agent as to such securities, without further consent of any Borrower or Guarantor or such nominee.

(g) Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (i) Administrative Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Administrative Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Administrative Agent, and (iii) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall execute and deliver, and cause to be executed and delivered to Administrative Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary.

(h) Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower or Guarantor shall promptly notify Administrative Agent thereof in writing. Such Borrower or Guarantor shall immediately, as Administrative Agent may specify, either (i) deliver, or cause to be delivered to Administrative Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Administrative Agent, consenting to the assignment of the proceeds of the letter of credit to Administrative Agent by such Borrower or Guarantor and agreeing to make all payments thereon directly to Administrative Agent or as Administrative Agent may otherwise direct or (ii) cause Administrative Agent to become, at Borrowers’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(i) Borrowers and Guarantors do not have any commercial tort claims in excess of $1,000,000 as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall at any time after the date hereof have any commercial tort claims, such Borrower or Guarantor shall promptly notify Administrative Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Administrative Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Administrative Agent shall be deemed to constitute such grant to Administrative Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Administrative Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Administrative Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Administrative Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Administrative Agent’s request, execute and deliver, or cause to be executed and delivered, to Administrative Agent such other agreements, documents and instruments as Administrative Agent may require in connection with such commercial tort claim.

(j) Borrowers and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrowers and Guarantors shall promptly notify Administrative Agent thereof in writing. Promptly upon Administrative Agent’s request, Borrowers and Guarantors shall deliver to Administrative Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower or Guarantor that is the owner of such Collateral.

(k) Borrowers and Guarantors shall take any other actions reasonably requested by Administrative Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Administrative Agent to enforce, the security interest of Administrative Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower’s or Guarantor’s signature thereon is required therefor, (ii) causing Administrative Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Administrative Agent to enforce, the security interest of Administrative Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Administrative Agent to enforce, the security interest of Administrative Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6. COLLECTION AND ADMINISTRATION

6.1 Borrowers’ Loan Accounts. Administrative Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Administrative Agent’s customary practices as in effect from time to time.

6.2 Statements. Administrative Agent shall render to Lead Borrower each month a statement setting forth the balance in the Borrowers’ loan account(s) maintained by Administrative Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Administrative Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Administrative Agent receives a written notice from Lead Borrower of any specific exceptions of Lead Borrower thereto within forty-five (45) days after the date such statement has been received by Parent. Until such time as Administrative Agent shall have rendered to Lead Borrower a written statement as provided above, the balance in any Borrower’s loan account(s) shall be presumptive evidence of the amounts due and owing to Administrative Agent and Lenders by Borrowers and Guarantors.

6.3 Collection of Accounts.

(a) Each Borrower and Guarantor shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 8.10 to the Information Certificate and subject to Section 5.2(d) hereof such other banks as such Borrower or Guarantor may hereafter select. The banks set forth on Schedule 8.10 to the Information Certificate constitute all of the banks with which Borrowers and Guarantors have deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks that are used solely for receiving store receipts from a retail store location of a Borrower (together with any other deposit accounts at any time established or used by any Borrower for receiving such store receipts from any retail store location, collectively, the “Store Accounts” and each individually, a “Store Account”) or otherwise describes the nature of the use of such deposit account by such Borrower.

(i) Each Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of such Borrower (other than Medicare Accounts and Medicaid Accounts) into the Store Account of such Borrower used solely for such purpose in accordance with the current practices of such Borrower as of the date hereof, but in any event no less frequently than (x) once every five (5) Business Days if Excess Availability is equal to or greater than $50,000,000, or (y) once every three (3) Business Days if Excess Availability is less than $50,000,000; provided, that, each retail store of a Borrower may retain in such store funds of up to $30,000 immediately after each deposit of funds from such store into the applicable Store Account. All such funds deposited into the Store Accounts shall be sent by wire transfer or other electronic funds transfer on each Business Day to the Blocked Accounts as provided in Section 6.3(a)(ii) below, except nominal amounts which are required to be maintained in such Store Accounts under the terms of such Borrower’s arrangements with the bank at which such Store Accounts are maintained (which amounts, together with all amounts held at the retail store locations and not yet deposited in the Store Accounts, shall not in the aggregate exceed $6,000,000 at any one time, except to the extent from time to time additional amounts may be held in the retail stores or the Store Accounts on Saturday, Sunday or other days where the applicable depository bank is closed, which additional amounts are to be, and shall be, transferred on the next Business Day to the Blocked Accounts) and except as Administrative Agent may otherwise agree; provided, that, the $6,000,000 amount referenced above shall be automatically increased if the aggregate number of retail store locations of Borrowers increases from the aggregate net number of retail store locations of Borrowers that exist on the date of this Agreement, by a pro rata amount based on such increase.

(ii) Within thirty (30) days after the date hereof, each Borrower shall establish and maintain a separate lockbox and related deposit account into which such Borrower shall promptly deposit, and shall direct each Fiscal Intermediary or other Third Party Payor in accordance with the applicable Medicare and Medicaid regulations to directly remit, all payments in respect of any Medicare Accounts or Medicaid Accounts. Such separate lockboxes and related deposit accounts shall only be used for purposes of receiving payments in respect of Medicare Accounts and Medicaid Accounts and shall be under the sole control of the applicable Borrower; provided, that, (A) Borrowers shall authorize, direct and instruct the depository banks at which such separate lockboxes and deposit accounts are maintained to remit by federal funds wire transfer all funds received or deposited into such lockboxes and related deposit accounts amounts on deposit in such accounts on a daily basis to one of the Blocked Accounts or such bank account of Administrative Agent as Administrative Agent may from time to time designate for such purpose, which instructions by Borrowers to such banks may only be changed after not less than three (3) Business Days’ prior written notice to such banks and Administrative Agent and (B) any change in such instructions without the prior written consent of Administrative Agent shall be an Event of Default hereunder.

(iii) Each Borrower shall establish and maintain, at its expense, deposit accounts with such banks as are reasonably acceptable to Administrative Agent (the “Blocked Accounts”) into which each Borrower shall promptly either cause all amounts on deposit in the Store Accounts of such Borrower to be sent as provided in Section 6.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds of Receivables or other Collateral, including all proceeds from sales of Inventory, all amounts payable to each Borrower from Credit Card Issuers and Credit Card Processors and all other proceeds of Collateral (but not including payments of Medicare Accounts or Medicaid Accounts that are sent to the separate lockbox and related deposit accounts established pursuant to clause (ii) above).

(iv) Borrowers and Guarantors shall deliver, or cause to be delivered to Administrative Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof. At any time a Default or an Event of Default shall exist or have occurred and be continuing, promptly upon Administrative Agent’s request, Borrowers and Guarantors shall deliver, or cause to be delivered, to Administrative Agent a Deposit Account Control Agreement duly authorized, executed and delivered by such banks where a Store Account is maintained as Administrative Agent shall specify. Without limiting any other rights or remedies of Administrative Agent or Lenders, Administrative Agent may, at its option, instruct the depository banks at which the Blocked Accounts are maintained to transfer all available funds received or deposited into the Blocked Accounts to the Administrative Agent Payment Account at any time that either: (A) an Event of Default shall exist or have occurred and be continuing, or

(B) at any time Excess Availability is less than an amount equal to twelve and one-half (12.5%) of the Borrowing Base. Without limiting any other rights or remedies of Administrative Agent or Lenders, in the event that a Deposit Account Control Agreement is in effect for a Store Account, then Administrative Agent may, at its option, instruct the depository bank at which the Store Account is maintained to transfer all available funds received or deposited into the Store Account to the Administrative Agent Payment Account at any time that an Event of Default shall exist or have occurred and be continuing. As to the Blocked Accounts or the Store Accounts, as the case may be, Administrative Agent shall send to Lead Borrower a copy of any such written instruction sent by Administrative Agent to the depository bank promptly thereafter. In the event that at any time ninety (90) days after Administrative Agent has instructed such depository banks to transfer such funds to the Administrative Agent Payment Account, the Monthly Average Excess Availability for the immediately preceding ninety (90) consecutive days is greater than an amount equal to twelve and one-half (12.5%) of the Borrowing Base and so long as no Event of Default exist or have occurred, upon Lead Borrower’s written request received by Administrative Agent within five (5) Business Days after the satisfaction of such conditions, Administrative Agent shall rescind its prior instructions and give new instructions to such depository banks to transfer the funds on deposit in such accounts to such operating deposit account of Borrowers and Guarantors as Lead Borrower may specify in writing to Administrative Agent until such time as Administrative Agent is entitled to notify and shall notify the depository bank otherwise as provided above. At all times that Administrative Agent shall have notified any depository bank to transfer funds from a Blocked Account or Store Account to the Administrative Agent Payment Account, all payments made to such Blocked Accounts or Store Accounts, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Administrative Agent in respect of the Obligations and therefore shall constitute the property of Administrative Agent and Lenders to the extent of the then outstanding Obligations.

(b) For purposes of calculating the amount of the Loans available to each Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Administrative Agent of immediately available funds in the Administrative Agent Payment Account provided such payments and notice thereof are received in accordance with Administrative Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit the applicable loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt of immediately available funds by Administrative Agent in the Administrative Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Administrative Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit the applicable loan account on such day, and if not, then on the next Business Day. In the event that at any time or from time to time there are no Loans outstanding or the amounts on deposit in the Blocked Accounts are not being remitted to the Administrative Agent Payment Account, Administrative Agent shall be entitled to an administrative fee in an amount calculated based on the Interest Rate for Eurodollar Rate Loans (on a per annum basis) then in effect multiplied by the amount of the funds received in the Blocked Account for such day in accordance with the customary practice of Administrative Agent. The economic benefit of the timing in the application of payments (and the administrative fee with respect thereto, if applicable) shall be for the sole benefit of Administrative Agent.

(c) Each Borrower and Guarantor and their respective employees, agents and Subsidiaries shall, acting as trustee for Administrative Agent, receive, as the property of Administrative Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and promptly upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Administrative Agent. In no event shall the same be commingled with any Borrower’s or Guarantor’s own funds. Borrowers agree to reimburse Administrative Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account or any other deposit account or investment account is established or any other bank, financial institution or other person involved in the transfer of funds to or from the Blocked Accounts arising out of Administrative Agent’s payments to or indemnification of such bank, financial institution or other person. The obligations of Borrowers to reimburse Administrative Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

6.4 Payments.

(a) All Obligations shall be payable to the Administrative Agent Payment Account as provided in Section 6.3 or such other place as Administrative Agent may designate from time to time. Administrative Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Administrative Agent and Lenders from any Borrower or Guarantor; second, to pay interest due in respect of any Loans (and including any Special Administrative Agent Advances); third, to pay principal in respect of Special Administrative Agent Advances; fourth, to pay principal in respect of the Loans, on a pro rata basis; fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Administrative Agent determines or to be held as cash collateral in connection with any Letter of Credit Accommodations or other contingent Obligations (but not including for this purpose any Obligations arising under or pursuant to any Bank Products) and sixth, to pay or prepay any Obligations arising under or pursuant to Bank Products on a pro rata basis. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Lead Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Administrative Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

(b) At Administrative Agent’s option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower maintained by Administrative Agent. Borrowers and Guarantors shall make all payments to Administrative Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Administrative Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Administrative Agent or such Lender. Borrowers and Guarantors shall be liable to pay to Administrative Agent, and do hereby indemnify and hold Administrative Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Administrative Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

6.5 Authorization to Make Loans. Administrative Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be the chief financial officer, vice president of finance, treasurer, assistant treasurer, director of finance, corporate treasurer, controller of Parent or other authorized person designated by any of such persons from time to time to Administrative Agent or, at the discretion of Administrative Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 12:00 p.m. Boston time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.

6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Administrative Agent to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Administrative Agent on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

6.7 Appointment of Parent as Lead Borrower for Requesting Loans and Receipts of Loans and Statements.

(a) Each Borrower hereby irrevocably appoints and constitutes Lead Borrower to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Administrative Agent or any Lender in the name or on behalf of such Borrower, to select the applicable Interest Rate for any such Loans or to take other actions contemplated as being taken by any Borrower under this Agreement or any of the other Financing Agreements. Administrative Agent and Lenders may disburse the Loans to such bank account of Lead Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Lead Borrower may designate or direct, without notice to any other Borrower or Obligor. Notwithstanding anything to the contrary contained herein, Administrative Agent and Lead Borrower may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b) Lead Borrower hereby accepts the appointment by Borrowers to act for and on behalf of the other Borrowers pursuant to this Section 6.7. Lead Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Parent, or the issuance of any Letter of Credit Accommodations for a Borrower hereunder, shall be paid to or for the account of such Borrower.

(c) Each other Borrower and Guarantor hereby irrevocably appoints and constitutes Lead Borrower to receive statements on account and all other notices from Administrative Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements and any statements or notices sent to or received by Lead Borrower shall be deemed received by each of the other Borrowers and Guarantors.

(d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Lead Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower of Guarantor.

(e) No purported termination of the appointment of Lead Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Administrative Agent.

6.8 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

6.9 Sharing of Payments, Etc.

(a) Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Administrative Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Administrative Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Lead Borrower and Administrative Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof.

(b) If any Lender (including Administrative Agent) shall obtain from any Borrower or Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker’s lien or counterclaim or similar right or otherwise (other than from Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower or Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Administrative Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c) Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Administrative Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.10 Settlement Procedures.

(a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Administrative Agent and Lenders, Administrative Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower’s loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

(b) With respect to all Loans made by Administrative Agent on behalf of Lenders as provided in this Section, the amount of each Lender’s Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. Boston time on the Business Day immediately preceding the date of each settlement computation; provided, that, Administrative Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Administrative Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Administrative Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a “Settlement Period”). If the summary statement is sent by Administrative Agent and received by a Lender prior to 12:00 p.m. Boston time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. Boston time on the same Business Day and if received by a Lender after 12:00 p.m. Boston time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. Boston time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Loans is more than such Lender’s Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Administrative Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Loans for the previous Settlement Period, Administrative Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Administrative Agent. Administrative Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Administrative Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Administrative

Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Administrative Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

(c) To the extent that Administrative Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Administrative Agent may apply such amounts repaid directly to any amounts made available by Administrative Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Administrative Agent may, at its option, at any time require each Lender to provide Administrative Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Administrative Agent’s disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Loan hereunder.

(d) If Administrative Agent is not funding a particular Loan to or for the benefit of a Borrower pursuant to Sections 6.10(a) and 6.10(b) on any day, but is requiring each Lender to provide Administrative Agent with immediately available funds on the date of such Loan, Administrative Agent may assume that each Lender will make available to Administrative Agent such Lender’s Pro Rata Share of the Loan requested or otherwise made on such day and Administrative Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day. If Administrative Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Administrative Agent’s option based on the arithmetic mean determined by Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Administrative Agent) and if such amounts are not paid within three (3) days of Administrative Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Administrative Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Administrative Agent for its own account.

(e) Upon any failure by a Lender to pay Administrative Agent pursuant to the settlement described in Section 6.10(b) above or to pay Administrative Agent pursuant to Section 6.10(c) or 6.10(d), Administrative Agent shall promptly thereafter notify Lead Borrower of such failure and Borrowers shall pay such corresponding principal amount to Administrative Agent for its own account within five (5) Business Days of Administrative Borrower’s receipt of such notice. The term “Defaulting Lender” shall mean (i) any Lender that has failed to fund any portion of the Loans or participations in Letter of Credit Accommodations required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, or has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, and such failure has not been cured by the making of such funding or payment over to Administrative Agent or such Lender by such Lender within such one (1) Business Day period, (ii) any Lender that has notified Administrative Agent, any Lender, Issuing Bank, or any Borrower or Guarantor in writing that it will not or does not intend to comply with any of its funding obligations under this Agreement (and such Lender has not retracted such notification in writing) or has made a public statement in writing to the effect that it will not or does not intend to comply with its funding obligations under this Agreement (and such Lender has not retracted such public statement in writing), or (iii) any Lender that becomes or is insolvent or has a parent company that has become or is insolvent or becomes the subject of a bankruptcy or insolvency proceeding, or has a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment and has not obtained all required orders, approvals or consents of any court or other Governmental Authority to continue to fulfill its obligations hereunder, in form and substance reasonably satisfactory to Administrative Agent and Administrative Borrower; provided, that, a Lender shall not be a Defaulting Lender soley by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreement made with such Lender.

(f) Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Administrative Agent for such Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal or fees and whether in respect of Loans, participation interests or otherwise). No fees otherwise payable hereunder to a Lender shall accrue for the benefit of such Defaulting Lender for such period as it is a Defaulting Lender but interest on the portion of the then outstanding Loans (and any participations) for which such Defaulting Lender has provided funds prior to becoming a Defaulting Lender shall be payable to it in the same manner as for the other Lenders that are not Defaulting Lenders in accordance with the terms hereof. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements (other than with respect to the items set forth in Sections 11.3(a)(i) and (ii)) and determining Pro Rata Shares (other than as to interest to the extent provided herein), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0). So long as there is a Defaulting Lender, the maximum amount of the Loans and Letter of Credit Accommodations shall not exceed the aggregate amount of the Commitments of the Lenders that are not Defaulting Lenders plus the Pro Rata Share of the Defaulting Lender (determined immediately prior to its being a Defaulting Lender) of the Loans and Letter of Credit Accommodations outstanding as of the date that the Defaulting Lender has become a Defaulting

Lender. At any time that there is a Defaulting Lender, payments received for application to the Obligations payable to Lenders in accordance with the terms of this Agreement shall be distributed to Lenders based on their Pro Rata Shares calculated after giving effect to the reduction of such Defaulting Lender’s Commitment to zero (0) as provided herein (other than as to interest as provided above) or at Administrative Agent’s option, Administrative Agent may instead receive and retain such amounts that would be otherwise attributable to the Pro Rata Share of such Defaulting Lender (which for such purpose shall be such Pro Rata Share as in effect immediately prior to its being a Defaulting Lender). To the extent that Administrative Agent elects to receive and retain such amounts, Administrative Agent may hold such amounts (which shall not accrue interest) and, in its reasonable discretion, relend such amounts to a Borrower. To the extent that Administrative Agent exercises its option to relend such amounts, such amounts shall be treated as Loans for the account of Administrative Agent in addition to the Loans that are made by the Lenders other than such Defaulting Lender based on their respective Pro Rata Shares as calculated after giving effect to the reduction of such Defaulting Lender’s Commitment to zero (0) as provided herein but shall be repaid in the same order of priority as the principal amount of the Loans on a pro rata basis for purposes of Section 6.4 hereof. Administrative Agent shall determine whether any Loans requested shall be made from relending such amounts or from Loans from the Lenders (other than such Defaulting Lender) and any allocation of requested Revolving Loans between them. The rights of a Lender that is a Defaulting Lender shall be limited as provided herein until such time as such Defaulting Lender has made all payments to Administrative Agent of the amounts that it had failed to pay causing it to become a Defaulting Lender and such Lender is otherwise in compliance with the terms of this Agreement (including making any payments as it would have been required to make as a Lender during the period that it was a Defaulting Lender other than in respect of the principal amount of Loans, which payments as to the principal amount of Loans shall be made based on the outstanding balance thereof on the date of the cure by Defaulting Lender or at such other time thereafter as Administrative Agent may specify) or has otherwise provided evidence in form and substance reasonably satisfactory to Administrative Agent and Lead Borrower that such Defaulting Lender will be able to fund its Pro Rata Share (as in effect immediately prior to its being a Defaulting Lender) in accordance with the terms hereof. Upon the cure by any Lender that is a Defaulting Lender of the event that is the basis for it to be a Defaulting Lender by making such payment or payments and such Lender otherwise being in compliance with the terms hereof, and upon the agreement of Administrative Agent and Lead Borrower, such Lender shall cease to be a Defaulting Lender and shall only be entitled to payment of interest accrued during the period that such Lender was a Defaulting Lender to the extent previously received and retained by Administrative Agent from or for the account of Borrowers on the funds constituting Loans funded by such Lender prior to the date of it being a Defaulting Lender (and not previously paid to such Lender) and shall otherwise, on and after such cure, make Loans and settle in respect of the Loans and other Obligations in accordance with the terms hereof. The existence of a Defaulting Lender and the operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Guarantor of its duties and obligations hereunder (including, but not limited to, the obligation of such Borrower or Guarantor to make any payments hereunder, whether in respect of Loans by a Defaulting Lender or otherwise), except as specifically set forth herein.

(g) Notwithstanding anything to the contrary contained in this Agreement, in the event that there is a Defaulting Lender, if there are any Letter of Credit Accommodations outstanding, and the aggregate amount of the Letter of Credit Obligations and the Loans exceed the aggregate amount of the Commitments of the Lenders that are not Defaulting Lenders plus the Pro Rata Share of the Defaulting Lender (determined immediately prior to its being a Defaulting Lender) of the Loans and Letter of Credit Accommodations outstanding as of the date that the Defaulting Lender has become a Defaulting Lender, then (A) within one (1) Business Day after the written request of an Issuing Bank, Borrowers shall pay to Administrative Agent an amount equal to the Pro Rata Share of the Defaulting Lender (calculated as in effect immediately prior to such Lender becoming a Defaulting Lender) of the Letter of Credit Accommodations then outstanding to be held by Administrative Agent on terms and conditions satisfactory to Administrative Agent and such Issuing Bank as cash collateral for the Obligations and (B) for so long as there is a Defaulting Lender, such Issuing Bank shall not be required to issue any Letter of Credit, or increase or extend or otherwise amend any Letter of Credit, unless upon the request of such Issuing Bank, Administrative Agent has cash collateral from Borrowers in an amount equal to the Pro Rata Share of the Defaulting Lender (calculated as in effect immediately prior to such Lender becoming a Defaulting Lender) of the Letter of Credit Accommodations outstanding after giving effect to any such requested Letter of Credit Accommodation (or increase, extension or other amendment) to be held by Administrative Agent on its behalf on terms and conditions satisfactory to Administrative Agent and such Issuing Bank or there are other arrangements reasonably satisfactory to such Issuing Bank with respect to the participation in Letter of Credit Accommodations by such Defaulting Lender. Such cash collateral shall be applied first to the Letter of Credit Accommodations before application to any other Obligations, notwithstanding anything to the contrary contained in Section 6.4 hereof.

(h) Lead Borrower and Administrative Agent shall have the right, but not the obligation, at any time that there is a Defaulting Lender, and upon the exercise by either Lead Borrower or Administrative Agent of such right, such Defaulting Lender shall have the obligation, to sell, assign and transfer to an Eligible Transferee designated by Lead Borrower and approved by Administrative Agent or designated by Administrative Agent after consultation with Lead Borrower, the Commitment of such Defaulting Lender and all rights and interests of such Defaulting Lender pursuant thereto. Lead Borrower or Administrative Agent, as the case may be, shall provide the Defaulting Lender (and the Lead Borrower or the Administrative Agent as the case may be) with prior written notice of its intent to exercise its right under this Section, which notice shall specify the date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Defaulting Lender), except that on the date of such purchase and sale, the Eligible Transferee specified by Lead Borrower and approved by Administrative Agent or Administrative Agent, shall pay to the Defaulting Lender (except as Administrative Agent and such Defaulting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Loans held by the Defaulting Lender outstanding as of the close of business on the Business Day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Defaulting Lender to the effective date of the purchase (but in no event shall the Defaulting Lender be deemed entitled to any early termination fee), minus (iii) the amount of the closing fee received by the Defaulting Lender pursuant to the terms hereof or of any of the other Financing Agreements multiplied by the fraction, the numerator of which is the number of months remaining in the then current term of the Credit Facility and the denominator of which is the number of months in the then current term thereof. Such purchase and sale shall be effective on the date of the payment of such amount to the Defaulting Lender and the Commitment of the Defaulting Lender shall terminate on such date.

(i) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

6.11 Obligations Several; Independent Nature of Lenders’ Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

6.12 Bank Products. Borrowers and Guarantors, or any of their Subsidiaries, may (but no such Person is required to) request that the Bank Product Providers provide or arrange for such Person to obtain Bank Products from Bank Product Providers, and each Bank Product Provider may, in its sole discretion, provide or arrange for such Person to obtain the requested Bank Products. Borrowers and Guarantors or any of their Subsidiaries that obtain Bank Products shall indemnify and hold Administrative Agent, each Lender and their respective Affiliates harmless from any and all obligations now or hereafter owing to any other Person by any Bank Product Provider in connection with any Bank Products other than for gross negligence or willful misconduct on the part of any such indemnified Person. This Section 6.12 shall survive the payment of the Obligations and the termination of this Agreement. Borrower and its Subsidiaries acknowledge and agree that the obtaining of Bank Products from Bank Product Providers (a) is in the sole discretion of such Bank Product Provider, and (b) is subject to all rules and regulations of such Bank Product Provider.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

7.1 Collateral Reporting.

(a) Borrowers shall provide Administrative Agent with the following documents in a form reasonably satisfactory to Administrative Agent:

(i) Intentionally deleted;

(ii) as soon as possible after the end of each fiscal four (4) week period of Borrowers and Guarantors determined in accordance with the current accounting practices of

Borrowers and Guarantors as of the date hereof (but in any event within ten (10) Business Days after the end thereof), or weekly (but in any event by no later than Wednesday of each week) at any time that Excess Availability is less than an amount equal to fifteen (15%) percent of the Borrowing Base, or more frequently as Administrative Agent may request at any time that a Default or Event of Default shall exist or have occurred, (A) a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding period as to the Accounts and Inventory, duly completed and executed by the chief financial officer, vice president of finance, corporate treasurer or controller of Parent, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed (including a recap of all Accounts created, collections received and credit memos issued for the immediately preceding period), (B) an aging of accounts receivable for each of the Retail Division and the Distribution Division, (C) an inventory summary report for each of the Retail Division and the Distribution Division and (D) perpetual inventory reports for the Distribution Division, (E) intentionally deleted;

(iii) only in the event that Excess Availability is less than an amount equal to fifteen (15%) percent of the Borrowing Base and such reports are requested by Administrative Agent, as soon as possible after the end of each fiscal four (4) week period of Borrowers and Guarantors determined in accordance with the current accounting practices of Borrowers and Guarantors as of the date hereof (but in any event within ten (10) Business Days after the end thereof), reports by retail store location of sales and four wall cash flows for each such retail store location;

(iv) as soon as possible after the end of each fiscal four (4) week period of Borrowers and Guarantors determined in accordance with the current accounting practices of Borrowers and Guarantors as of the date hereof (but in any event ten (10) Business Days after the end thereof), in each case certified by the chief financial officer, vice president of finance, corporate treasurer, treasurer or controller of Borrowers or Lead Borrower as true and correct: (A) a statement confirming the payment of the aggregate amount of rent and other amounts due to owners and lessors of real property used by Borrowers (other than amounts being contested or disputed in good faith), subject to year-end or monthly percentage rent payment adjustments, (B) the addresses of all new retail store locations of Borrowers and Guarantors opened and existing retail store locations closed or sold, in each case since the date of the most recent certificate delivered to Administrative Agent containing the information required under this clause, and (C) a report of any new deposit account established or used by any Borrower or Guarantor with any bank or other financial institution, including the Borrower or Guarantor in whose name the account is maintained, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of such report;

(v) Intentionally deleted;

(vi) Intentionally deleted;

(vii) such other reports as to the Collateral as Administrative Agent shall reasonably request from time to time, including, but not limited to, (A) list of outstanding accounts payable, (B) the number of prescriptions filled in the immediately preceding month, the average dollar amount of such prescriptions during such period, and the dollar amount of sales of prescriptions in the preceding period and (C) reports of sales for each category of Inventory.

(b) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Administrative Agent contained herein and in the event of any conflict or inconsistency between the calculation of the Borrowing Base as set forth in any Borrowing Base Certificate and as determined by Administrative Agent in good faith, the determination of Administrative Agent shall govern and be conclusive and binding upon Borrowers and Guarantors. Without limiting the foregoing, Borrowers shall furnish to Administrative Agent any information which Administrative Agent may reasonably request regarding the determination and calculation of any of the amounts set forth in any Borrowing Base Certificate. The Borrowing Base may be adjusted based on the information set forth in the reports received by Administrative Agent under Section 7.1(a)(i) above. If any Borrower’s or Guarantor’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Administrative Agent and to follow Administrative Agent’s instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

7.2 Accounts Covenants.

(a) Borrowers shall notify Administrative Agent promptly of: (i) any material delay in any Borrower’s or performance of any of its material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any Account Debtor reasonably likely to adversely impact the collectability or enforceability of an Account, (iii) any event or circumstance which, to the best of any Borrower’s or Guarantor’s knowledge, would cause Administrative Agent to consider any then existing material Accounts as no longer constituting Eligible Accounts, (iv) any notice of a material default by any Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to any Borrower, (v) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to any Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (vi) the failure of any Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to any Borrower. No credit, discount, allowance or extension or agreement for any of the foregoing in excess of $100,000 shall be granted to any Account Debtor without Administrative Agent’s consent, except in the ordinary course of a Borrower’s or Guarantor’s business in accordance with its practices and policies previously disclosed in writing to Administrative Agent and except as set forth in the schedules delivered to Administrative Agent pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrowers and Guarantors shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Administrative Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

(b) With respect to each Account: (i) the amounts shown on any invoice delivered to Administrative Agent or schedule thereof delivered to Administrative Agent shall be true and complete in all material respects, (ii) no payments shall be made thereon except payments immediately delivered to Blocked Accounts (or other deposit accounts in the case of Medicare Accounts and Medicaid Accounts identified to Administrative Agent that are used exclusively for handling payments or other remittances in respect of such Accounts), in each case, maintained in accordance with the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor except as reported to Administrative Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower’s business in accordance with practices and policies previously disclosed to Administrative Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Administrative Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

(c) Administrative Agent shall have the right at any time or times, in Administrative Agent’s name or in the name of a nominee of Administrative Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain correct and accurate inventory records in a manner consistent with its current practices as of the date hereof (except to the extent of changes in such practices as a result of the establishment of a reliable, consistent and accurate perpetual inventory system at the Retail Division for pharmacy and non-perishables), (b) Borrowers and Guarantors shall, or a third party inventory counting service on behalf of Borrowers and Guarantors shall, conduct a physical count of the Inventory at least twice each fiscal year as to non-perishable Inventory of the Retail Division (or on and after the establishment of a retail perpetual inventory system for pharmacy or non-perishables at the Retail Division that is satisfactory to Borrowers and Administrative Agent, one (1) time each year with respect to pharmacy and/or non-perishables, as applicable, whether through periodic cycle counts or otherwise) and once each fiscal four (4) week period of Borrowers and Guarantors (determined in accordance with the current accounting practices of Borrowers and Guarantors as of the date hereof) as to the perishable Inventory of the Retail Division, and at least once each year, whether through periodic cycle counts or otherwise, as to the Inventory of the Distribution Division, but in each case at any time or times as Administrative Agent may request on or after an Event of Default, and promptly following any such physical inventory shall supply Administrative Agent with a report in the form and with such specificity as may be reasonably satisfactory to Administrative Agent concerning such physical count; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Administrative Agent, except for sales, returns or transfers of Inventory in the ordinary course of its business that are reported to Administrative Agent in accordance with the terms hereof and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Administrative Agent’s request, Borrowers shall, at their expense, (i) no more than one (1) time in any twelve (12) month period, if Excess Availability at all times during such twelve (12) month period is greater than an amount equal to twenty (20%) percent of the Borrowing Base, (ii) no more than two (2) times in any twelve (12) month period, if Excess Availability at any time during such twelve (12) month period is less than or equal to an amount equal to twenty (20%) percent of the Borrowing Base and (iii) at any time or times as Administrative Agent may request on or after an Event of Default or at Administrative Agent’s own expense, in each case, deliver or cause to be delivered to Administrative Agent written appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Administrative Agent and by an appraiser acceptable to Administrative Agent, addressed to Administrative Agent and Lenders and upon which Administrative Agent and Lenders are expressly permitted to rely; (e) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws in all material respects (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) as between Administrative Agent and Lenders, on the one hand, and Borrowers and Guarantors, on the other hand, each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory (but nothing contained herein shall be construed as the basis for any liability of any Borrower or Guarantor as to any third party); (g) Borrowers and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower or Guarantor to repurchase such Inventory; except for the right of return given to retail customers of Borrowers in the ordinary course of business and in accordance with the then current return policy of Borrowers; (h) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; and (i) upon Administrative Agent’s request, Borrowers shall, at their expense, conduct through an inventory counting service acceptable to Administrative Agent, a physical count of the Inventory of the Retail Division in form, scope and methodology acceptable to Administrative Agent (but only to the extent that a physical count that is acceptable to Borrowers and Administrative Agent has not been conducted by such inventory counting service within the immediately preceding two fiscal quarters so long as no Default or Event of Default shall exist or have occurred or four (4) fiscal week period of Borrowers and Guarantors (determined in accordance with the current accounting principles of Borrowers and Guarantors as of the date hereof) at any time a Default or Event of Default shall exist or have occurred, the results of which shall be reported directly by such inventory counting service to Administrative Agent and Borrowers shall promptly deliver confirmation to Administrative Agent that appropriate adjustments have been made to the inventory records of Borrowers to reconcile the inventory count to the inventory records of Borrowers.

7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Administrative Agent’s request, Borrowers and Guarantors shall, at their expense, no more than one (1) time in any twelve (12) month period if Excess Availability at any time during such twelve (12) month period is less than or equal to an amount equal to fifty (50%) percent of the Borrowing Base, but at any time or times as Administrative Agent may request on or after an Event of Default or at Administrative Agent’s own expense, deliver or cause to be delivered to Administrative Agent written appraisals as to the Equipment and/or the Real Property in form, scope and methodology reasonably acceptable to Administrative Agent and by an appraiser acceptable to Administrative Agent, addressed to Administrative Agent and upon which Administrative Agent is expressly permitted to rely; (b) Borrowers and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers and Guarantors shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws in all material respects; (d) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (e) Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired, replaced or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers and Guarantors shall not permit any of the Equipment to be or become a part of or affixed to real property (but not including for this purpose any plumbing and electrical fixtures, heating, ventilation and air conditioning, wall and floor coverings, walls or ceilings and other fixtures not constituting trade fixtures); and (g) as between Administrative Agent and Lenders, on the one hand, and Borrowers and Guarantors, on the other hand, each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Equipment (but nothing contained herein shall be construed as the basis for any liability of any Borrower or Guarantor as to any third party).

7.5 Prescription Files Covenants. With respect to the Prescription Files: (a) each Borrower and Guarantor shall at all times maintain the Prescription Files in a manner consistent with the requirements of Federal, State and local laws and regulations in all material respects, including all Health Care Laws, which files and records related thereto shall be correct and accurate; (b) Borrowers and Guarantors shall not remove any Prescription Files from the locations set forth or permitted herein, without providing prior notice to Administrative Agent, except for transfers of Prescription Files in the ordinary course of its business (including at the request of customers with respect to such customer’s own Prescription Files) and except to move Prescription Files directly from one location set forth or permitted herein to another such location; (c) upon Administrative Agent’s request, Borrowers shall, at their expense, (i) no more than one (1) time in any twelve (12) month period, if Excess Availability at all times during such twelve (12) month period is greater than an amount equal to twenty (20%) percent of the Borrowing Base, (ii) no more than two (2) times in any twelve (12) month period, if Excess Availability at any time during such twelve (12) month period is less than or equal to an amount equal to twenty (20%) percent of the Borrowing Base and (iii) at any time or times as Administrative Agent may request on or after an Event of Default or at Administrative Agent’s own expense, in each case, deliver or cause to be delivered to Administrative Agent written appraisals as to the Prescription Files in form, scope and methodology reasonably acceptable to Administrative Agent and by an appraiser acceptable to Administrative Agent, addressed to Administrative Agent and Lenders and upon which Administrative Agent and Lenders are expressly permitted to rely; (d) Borrowers and Guarantors shall use, store and maintain the Prescription Files with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the HIPAA, as amended and all rules, regulations and orders related thereto) in all material respects; (e) there are no limitations or restrictions on the rights of any Borrower or Guarantor to sell, transfer or otherwise assign the Prescription Files to any third party so long as such third party has the licenses required under applicable state law to operate a pharmacy and sell products subject to a prescription; (f) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the use and sale of prescriptions and the maintenance and use of the Prescription Files (but nothing contained herein shall be construed as the basis for any liability of any Borrower or Guarantor as to any third party); and (g) Borrowers and Guarantors shall keep the Prescription Files in good and marketable condition.

7.6 Power of Attorney. Each Borrower and Guarantor hereby irrevocably designates and appoints Administrative Agent (and all persons designated by Administrative Agent) as such Borrower’s and Guarantor’s true and lawful attorney-in-fact, and authorizes Administrative Agent, in such Borrower’s, Guarantor’s or Administrative Agent’s name, to: (a) at any time on and after an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower’s or Guarantor’s rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Administrative Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower’s or Guarantor’s name on any proof of claim in bankruptcy or other similar document against an Account Debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from Account Debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Administrative Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Administrative Agent’s determination, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Financing Agreements and (b) at all times that Administrative Agent has exercised its right to instruct the depository banks at which Blocked Accounts are maintained to transfer funds to the Administrative Agent Payment Account as provided in Section 6.3 hereto (or at any time that any item of payment referred to below may be received by Administrative Agent or any Lender), to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Administrative Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from Account Debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower’s or Guarantor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Administrative Agent and any Lender and deposit the same in Administrative Agent’s account for application to the Obligations, and (c) at any time to (i) endorse such Borrower’s or Guarantor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (ii) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in such Borrower’s or Guarantor’s name, Administrative Agent’s name or the name of Administrative Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s or Guarantor’s name for such purpose, and to complete in such Borrower’s or Guarantor’s or Administrative Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (iii) sign such Borrower’s or Guarantor’s name on any verification of Receivables and notices thereof to Account Debtors or any secondary obligors or other obligors in respect thereof. Each Borrower and Guarantor hereby releases Administrative Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except to the extent resulting from Administrative Agent’s or any Lender’s own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.7 Right to Cure. Administrative Agent may, at its option, upon notice to Lead Borrower, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that affects the Collateral, its value or the ability of Administrative Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Administrative Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Administrative Agent’s good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Administrative Agent and Lenders with respect thereto. Administrative Agent may add any amounts so expended to the Obligations and charge any Borrower’s account therefor, such amounts to be repayable by Borrowers on demand. Administrative Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Administrative Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.8 Access to Premises. From time to time as requested by Administrative Agent, at the cost and expense of Borrowers, (a) Administrative Agent or its designee shall have complete access to all of each Borrower’s and Guarantor’s premises during normal business hours and after notice to Parent, or at any time and without notice to Lead Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s and Guarantor’s books and records, including the Records, and (b) each Borrower and Guarantor shall promptly furnish to Administrative Agent such copies of such books and records or extracts therefrom as Administrative Agent may request, and Administrative Agent or any Lender or Administrative Agent’s designee may use during normal business hours such of any Borrower’s and Guarantor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

Each Borrower and Guarantor hereby represents and warrants to Administrative Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

8.1 Corporate Existence, Power and Authority. Each Borrower and Guarantor is a corporation or limited liability company duly organized and in good standing under the laws of its state of organization and is duly qualified as a foreign corporation or limited liability company and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower’s and Guarantor’s corporate or limited liability company powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor, except in favor of Administrative Agent. This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

(a) The exact legal name as of the date hereof of each Borrower and Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate. No Borrower or Guarantor has, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

(b) Each Borrower and Guarantor is as of the date hereof an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each Borrower and Guarantor, in each case, as of the date hereof.

(c) The chief executive office and mailing address of each Borrower and Guarantor and each Borrower’s and Guarantor’s Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral not in transit to the extent permitted herein, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which as of the date hereof are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

8.3 Financial Statements; No Material Adverse Change. All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Administrative Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Administrative Agent prior to the date of this Agreement, as of the date hereof, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Administrative Agent prior to the date of this Agreement.

8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Administrative Agent under this Agreement and the other Financing Agreements constitute a valid perfected first priority security interest in all of the Collateral, subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Administrative Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

8.5 Tax Returns. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all material tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all material taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all material accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

8.6 Litigation. Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened, against or affecting any Borrower or Guarantor, or its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened, against any Borrower or Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against such Borrower or Guarantor has or could reasonably be expected to have a Material Adverse Effect.

8.7 Compliance with Other Agreements and Applicable Laws.

(a) Borrowers and Guarantors are not in default in any respect under, or in violation in any respect of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default or violation has or could reasonably be expected to have a Material Adverse Effect. Borrowers and Guarantors are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws where the failure to so comply has or could reasonably be expected to have a Material Adverse Effect.

(b) Borrowers and Guarantors have obtained all permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the “Permits”) where the failure to have such Permits has or could reasonably be expected to have a Material Adverse Effect. All of the material Permits are valid and subsisting and in full force and effect. Except as set forth on Schedule 8.8 of the Information Certificate, there are no actions, claims or proceedings pending or to the best of any Borrower’s or Guarantor’s knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the material Permits.

8.8 Environmental Compliance.

(a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner that violates any applicable Environmental Law or Permit where such violation has or could reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no, and to the best of any Borrower’s or Guarantor’s knowledge there is no pending or threatened, investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor and any Subsidiary of any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which has or could reasonably be expected to have a Material Adverse Effect.

(c) Except as set forth on Schedule 8.8 to the Information Certificate, as of the date hereof, Borrowers, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

8.9 Employee Benefits.

(a) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law; and (ii) each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) Except as set forth on Schedule 8.9, as of the date hereof each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Borrower’s or Guarantor’s knowledge, nothing has occurred which would cause the loss of such qualification.

(c) Except as set forth on Schedule 8.9, (i) as of the date hereof, there are no pending, or to the best of any Borrower’s or Guarantor’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan and (ii) there has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has in either case resulted or could reasonably be expected to result in a Material Adverse Effect.

(d) Except as set forth on Schedule 8.9 or except as has not or could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan’s assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan’s liabilities under Section 4001(a)(16) of ERISA (provided, that, any underfunding set forth on Schedule 8.9 has not, as of the date hereof, given rise to the requirement that any additional minimum funding payments be made except as disclosed therein); (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

8.11 Intellectual Property.

(a) Each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted. As of the date hereof, Borrowers and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights where any such event has or could reasonably be expected to have a Material Adverse Effect.

(b) To the best of any Borrower’s and Guarantor’s knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower or Guarantor infringes in any material respect as to any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such Intellectual Property where any such infringements, claims or litigation have or could reasonably be expected to have a Material Adverse Effect. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the date hereof, collectively, the “License Agreements” and individually, a “License Agreement”). No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person, or owned by such Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Administrative Agent, is affixed to any Eligible Inventory, except (a) to the extent permitted under the term of the license agreements listed on Schedule 8.11 to the Information Certificate and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or Guarantor under applicable law (including the United States Copyright Act of 1976).

8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

(a) Each Borrower and Guarantor does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate and except to the extent permitted after the date hereof under Section 9.10 hereof.

(b) Each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor and as may be permitted after the date hereof under Section 9.10 hereof.

(c) The issued and outstanding shares of Capital Stock of each Borrower (other than Parent) and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares of Borrowers (other than Parent) and Guarantors have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in Schedule 8.12 of the Information Certificate or as otherwise disclosed in Administrative Agent in writing prior to the date hereof.

(d) Borrowers and Guarantors (taken as a whole) are and will continue to be Solvent after the creation of the Obligations, the security interests of Administrative Agent and the other transactions contemplated hereunder.

8.13 Labor Disputes.

(a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

(b) There is no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to best of any Borrower’s or Guarantor’s knowledge, threatened against it which has or could reasonably be expected to have a Material Adverse Effect, and no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against any Borrower or Guarantor which has or could reasonably be expected to have a Material Adverse Effect.

8.14 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Administrative Agent or any Lender in the Collateral.

8.15 Material Contracts. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof. Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Administrative Agent on or before the date hereof. Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party to terminate any Material Contract.

8.16 Credit Card Agreements. Set forth in Schedule 8.16 hereto is a correct and complete list of all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among any Borrower, any of its Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their Affiliates. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Receivables of any Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.16 hereto or with whom Borrower has entered into a Credit Card Agreement in accordance with Section 9.15 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Borrower that is party thereto and to the best of each Borrower’s and Guarantor’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred. Each Borrower and the other parties thereto have complied in all material respects with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder. Borrowers have delivered, or caused to be delivered to Administrative Agent, true, correct and complete copies of all of the Credit Card Agreements in effect as of the date hereof.

8.17 HIPAA Compliance.

(a) To the extent that and for so long as any Borrower or Guarantor is a “covered entity” within the meaning of HIPAA, such Borrower or Guarantor (i) has undertaken or will promptly undertake all appropriate surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA; (ii) has developed or will promptly develop an appropriate plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (iii) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that such Borrower or Guarantor is or becomes HIPAA Compliant.

(b) For purposes hereof, “HIPAA Compliant’ shall mean that a Borrower or Guarantor (i) is or will be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) and (ii) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that has or could reasonably be expected to have a Material Adverse Effect.

(c) Schedule 8.17 hereto sets forth a complete list of all “business associate agreements” (as such term is defined in HIPAA) that any Borrower or Guarantor has entered into with any person as of the date hereof.

8.18 Compliance with Health Care Laws. Without limiting the generality of Sections 8.7 or 8.17, or any other representation or warranty made herein or in any of the other Financing Agreements:

(a) Each Borrower and Guarantor is in compliance in all material respects with all applicable Health Care Laws, including all Medicare and Medicaid program rules and regulations applicable to them. Without limiting the generality of the foregoing, no Borrower or Guarantor has received notice by a Governmental Authority of any violation of any provisions of the Medicare and Medicaid Anti-Fraud and Abuse or Anti-Kickback Amendments of the Social Security Act (presently codified in Section 1128(B)(b) of the Social Security Act) or the Medicare and Medicaid Patient and Program Protection Act of 1987.

(b) Each Borrower and Guarantor has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Federal and State Medicare and Medicaid programs as required by the Health Care Laws each Borrower and Guarantor and has all necessary permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authority as are required under applicable Health Care Laws.

(c) Each Borrower and Guarantor who is a Certified Medicare Provider or Certified Medicaid Provider has in a timely manner filed all requisite cost reports, claims and other reports required to be filed in connection with all Medicare and Medicaid programs due on or before the date hereof, all of which are complete and correct in all material respects. There are no known claims, actions or appeals pending before any Third Party Payor or Governmental Authority, including without limitation, any Fiscal Intermediary, the Provider Reimbursement Review Board or the Administrator of the Centers for Medicare and Medicaid Services, with respect to any Medicare or Medicaid cost reports or claims filed by any Borrower or Guarantor on or before the date hereof. There currently exist no restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to Federal and State Medicare and Medicaid certifications or licensure.

(d) Schedule 8.18 hereto sets forth an accurate, complete and current list of all participation agreements of any Borrower or Guarantor with health maintenance organizations, insurance programs, preferred provider organizations and other Third Party Payors and all such agreements are in full force and effect and no material default exists thereunder.

8.19 Interrelated Businesses. Borrowers and Guarantors make up a related organization of various entities constituting an overall economic and business enterprise such that any benefit from the Loans or other financial accommodations hereunder received by any one of them benefits the others. Borrowers and Guarantors render services to or for the benefit of the other Borrowers and/or Guarantors purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors, as the case may be. Borrowers and Guarantors have the same chief executive office, certain centralized accounting and legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors.

8.20 Notices from Farm Products Sellers, etc.

(a) Each Borrower has not, within the one (1) year period prior to the date hereof, received any written notice pursuant to the applicable provisions of the PSA, PACA, the Food Security Act, the UCC or any other applicable local laws from (i) any Farm Products Seller or (ii) any lender to any Farm Products Seller or any other Person with a security interest in the assets of any Farm Products Seller or (iii) the Secretary of State (or equivalent official) or other Governmental Authority of any State, Commonwealth or political subdivision thereof in which any Farm Products purchased by such Borrower are produced, in any case advising or notifying such Borrower of the intention of such Farm Products Seller or other Person to preserve the benefits of any trust applicable to any assets of any Borrower established in favor of such Farm Products Seller or other Person under the provisions of any law or claiming a security interest in or lien upon or other claim or encumbrance with respect to any perishable agricultural commodity or any other Farm Products which may be or have been purchased by a Borrower or any related or other assets of such Borrower (all of the foregoing, together with any such notices as any Borrower may at any time hereafter receive, collectively, the “Food Security Act Notices”).

(b) No Borrower is a “live poultry dealer” (as such term is defined in the PSA) or otherwise purchases or deals in live poultry of any type whatsoever. Borrowers and Guarantors do not purchase livestock pursuant to cash sales as such term is defined in the PSA. Each Borrower is not engaged in, and shall not engage in, raising, cultivating, propagating, fattening, grazing or any other farming, livestock or aquacultural operations.

8.21 OFAC. Neither any Borrower, any Guarantor nor any of their Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. Neither any Borrower, any Guarantor nor any of their Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

8.22 Patriot Act. To the extent applicable, each Borrower and Guarantor is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”).

8.23 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor in writing to Administrative Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading; provided, that, with respect to projected financial information, Borrowers and Guarantors represent only that such information is prepared in good faith based upon assumptions believed to be reasonable.

8.24 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Administrative Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) and shall be conclusively presumed to have been relied on by Administrative Agent and Lenders regardless of any investigation made or information possessed by Administrative Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Administrative Agent or any Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

9.1 Maintenance of Existence.

(a) Each Borrower and Guarantor shall at all times (i) preserve, renew and keep in full force and effect its corporate or limited liability company existence and rights and franchises with respect thereto and (ii) maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently conducted or as conducted after the date hereof, except as to any Borrower or Guarantor other than Parent as permitted in Section 9.7 hereto and except, as to clause (ii) only, where the failure to do so, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

(b) No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Administrative Agent shall have received not less than fifteen (15) days prior written notice from Lead Borrower of such proposed change in its corporate or limited liability company name, which notice shall accurately set forth the new name; and (ii) Administrative Agent shall have received a copy of the amendment to the Certificate of Incorporation or Articles of Incorporation (or Certificate of Formation or other organizational document as applicable) of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

(c) No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Administrative Agent shall have received not less than thirty (30) days’ prior written notice from Lead Borrower of such proposed change, which notice shall set forth such information with respect thereto as Administrative Agent may in good faith require and Administrative Agent shall have received such agreements as Administrative Agent may reasonably require in connection therewith. No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure, except as to any Borrower (other than Parent) to the extent permitted in Section 9.7 hereof and in any event after not less than thirty (30) days prior written notice to Administrative Agent.

9.2 New Collateral Locations. Each Borrower and Guarantor may only open any new location within the continental United States provided such Borrower or Guarantor (a) gives Administrative Agent written notice of the opening of any such new location concurrently at the time of the delivery of the next Borrowing Base Certificate required to be delivered pursuant to Section 7.1(a)(ii) hereof and (b) executes and delivers, or causes to be executed and delivered, to Administrative Agent such agreements, documents, and instruments as Administrative Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

9.3 Compliance with Laws, Regulations, Etc.

(a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, all Health Care Laws and all Environmental Laws where the failure to so comply has or could reasonably be expected to have a Material Adverse Effect.

(b) Each Borrower and Guarantor shall give written notice to Administrative Agent promptly after any Borrower’s or Guarantor’s receipt of any notice of, or any Borrower’s or Guarantor’s otherwise obtaining knowledge of, (i) any release, spill or discharge, threatened or actual, of any Hazardous Material at or from its premises (whether or not owned by it) other than as permitted under any applicable Environmental Law or other occurrence that constitutes a violation in any material respect of any Environmental Law at any such premises or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice from or on behalf of any Governmental Authority with respect to: (A) any material non-compliance with or violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than as permitted under any applicable Environmental Law. Upon the request of Administrative Agent, copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Borrower or Guarantor to Administrative Agent. Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall keep Administrative Agent reasonably informed regarding the status of such response.

(c) Without limiting the generality of the foregoing, whenever Administrative Agent reasonably determines that there is material non-compliance, or any condition that requires any action by or on behalf of any Borrower or Guarantor in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Administrative Agent’s request and Borrowers’ expense: (i) cause an independent environmental engineer reasonably acceptable to Administrative Agent to conduct such tests of the site where material non-compliance or alleged material non-compliance with such Environmental Laws has occurred as to such material non-compliance and prepare and deliver to Administrative Agent a report as to such material non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Administrative Agent a supplemental report of such engineer whenever the scope of such material non-compliance, or such Borrower’s or Guarantor’s response thereto or the estimated costs thereof, shall change in any material respect.

(d) Each Borrower and Guarantor shall indemnify and hold harmless Administrative Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

9.4 Payment of Taxes and Claims. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge when due all material taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes, assessments, contributions and governmental charges the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books and Administrative Agent may, at its option, establish any Reserves in respect thereof to the extent that such taxes give rise to a security interest, lien or other claim that is pari passu or has priority over the security interests of Administrative Agent or that would otherwise impair the ability of Administrative Agent to realize upon the Collateral.

9.5 Insurance.

(a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Administrative Agent as to form, amount and insurer. Borrowers and Guarantors shall furnish certificates, policies or endorsements to Administrative Agent as Administrative Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Administrative Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Administrative Agent of any cancellation or reduction of coverage and that Administrative Agent may act as attorney for each Borrower and Guarantor in obtaining (if any Borrower or Guarantor fails to do so), and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers and Guarantors shall cause Administrative Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantors shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to Administrative Agent. Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Administrative Agent as its interests may appear and further specify that Administrative Agent and Lenders shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates. Without limiting any other rights of Administrative Agent or Lenders, any insurance proceeds received by Administrative Agent at any time may be applied to payment of the Obligations, whether or not then due, in any order and in such manner as Administrative Agent may determine. Upon application of such proceeds to the Loans, Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

(b) If any portion of any Collateral is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “flood hazard area” with respect to which flood insurance has been made available under any of the Flood Insurance Laws, then Borrowers shall (i) with respect to such Collateral maintain with responsible and reputable insurance companies acceptable to Administrative Agent, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to Administrative Agent evidence of such compliance in form and substance reasonably acceptable to Administrative Agent. All premiums on any of the insurance referred to in this Section 9.5(b) shall be paid when due by Borrowers and if requested by Administrative Agent, summaries of the policies shall be provided to Administrative Agent annually or as it may otherwise request. Without limiting the rights of Administrative Agent provided for above, if Borrowers fail to obtain or maintain any insurance required under the Flood Insurance Laws, Administrative Agent may obtain it at Borrowers’ expense. By purchasing any of the insurance referred to in this Section 9.5(b), Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from Borrowers’ failure to maintain such insurance or pay any such premiums in respect thereof.

9.6 Financial Statements and Other Information.

(a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP. Borrowers and Guarantors shall furnish to Administrative Agent and Lenders within a reasonable time all such financial and other information as Administrative Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and Borrower shall notify the auditors and accountants of Borrowers and Guarantors that Administrative Agent is authorized to obtain such information directly from them; provided, that, so long as no Default or Event of Default shall exist or have occurred and be continuing, Administrative Agent shall not exercise its right under this Section 9.6 to contact the accountants and auditors directly to obtain information from them not relating to the Collateral without the prior approval of Lead Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, Borrowers and Guarantors shall furnish or cause to be furnished to Administrative Agent, the following: (i) within thirty (30) days after the end of each fiscal four (4) week period (or forty-five (45) days after the end of each fiscal quarter), unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flows, and statements of shareholders’ equity), and unaudited consolidating financial statements (including balance sheets and statements of income and loss), all in reasonable detail and substantially in the form of Exhibit D-1 hereto, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal four (4) week period, certified to be correct by the chief financial officer, corporate treasurer or vice president of finance of Parent, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit E hereto, along with a schedule in a form satisfactory to Administrative Agent in good faith of the calculations used in determining, as of the end of such four (4) week period, whether Borrowers and Guarantors are in compliance with the covenant set forth in Section 9.20 of this Agreement for such fiscal four (4) week period and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flows, and statements of shareholders’ equity) and unaudited consolidating financial statements (including balance sheets and statements of income and loss), and the accompanying notes thereto, all in reasonable detail and substantially in the form of Exhibit D-2 hereto, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be Deloitte & Touche LLP, another nationally recognized independent accounting firm selected by Borrowers and acceptable to Administrative Agent or a regional independent accounting firm selected by Borrowers and acceptable to Administrative Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended. All references to a “fiscal four (4) week period” herein or otherwise in this Agreement or any of the other Financing Agreements shall mean such four (4) or five (5) week periods as calculated in accordance with the current accounting practices of Borrowers and Guarantors as of the date hereof.

(b) Borrowers and Guarantors shall promptly notify Administrative Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $5,000,000, or which if adversely determined would result in a Material Adverse Effect, (ii) any order, judgment or decree in excess of $10,000,000 that shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

(c) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Administrative Agent copies of all reports which Parent sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

(d) Borrowers and Guarantors shall furnish or cause to be furnished to Administrative Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Administrative Agent may, from time to time, reasonably request. Subject to the terms of Section 13.5 hereof, Administrative Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Administrative Agent, at Borrowers’ expense, upon Administrative Agent’s request, copies of the financial statements of any Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Administrative Agent and Lenders upon Administrative Agent’s request such information as they may have regarding the business of any Borrower and Guarantor. So long as no Default or Event of Default shall exist or have occurred and be continuing, Administrative Agent shall not exercise its right under this Section 9.6 to contact the accountants and auditors directly to obtain information from them not relating to the Collateral without the prior approval of Lead Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. Any documents, schedules, invoices or other papers delivered to Administrative Agent or any Lender may be destroyed or otherwise disposed of by Administrative Agent or such Lender one (1) year after the same are delivered to Administrative Agent or such Lender, except as otherwise designated by Lead Borrower to Administrative Agent or such Lender in writing.

9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

(a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it except that any Borrower may merge with and into or consolidate with any other Borrower and any Guarantor may merge with and into or consolidate with any Borrower, provided, that, each of the following conditions is satisfied as determined by Administrative Agent in good faith: (i) Administrative Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Administrative Agent, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (ii) Administrative Agent shall have received such other information with respect to such merger or consolidation as Administrative Agent may reasonably request, (iii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iv) Administrative Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Administrative Agent, and Borrowers and Guarantors shall execute and deliver such other agreements, documents and instruments as Administrative Agent may request in connection therewith and (v) to the extent a Guarantor is merging with and into or consolidating with a Borrower, the Borrower shall be the surviving corporation;

(b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock, or Indebtedness owed to it, to any other Person or any of its assets to any other Person, except for

(i) sales of Inventory in the ordinary course of business,

(ii) the sale or other disposition of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower or Guarantor) so long as such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of $2,500,000 for all such Equipment disposed of in any fiscal year of Borrowers or as Administrative Agent may otherwise agree, and

(iii) the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof; provided, that, (A) Administrative Agent shall have received not less than ten (10) Business Days’ prior written notice of such issuance and sale by such Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (B) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letter of Credit Accommodations or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Administrative Agent and Lenders or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, (D) except as Administrative Agent may otherwise agree in writing, all of the Net Proceeds of the sale and issuance of such Capital Stock shall be paid to Administrative Agent for application to the Obligations in such order and manner as Administrative Agent may determine and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(iv) the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan (including the Associate Stock Purchase Plan and the Restricted Stock Plan of Parent) or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

(v) sales or other dispositions by any Borrower of assets in connection with the closing or sale of a retail store location of such Borrower in the ordinary course of such Borrower’s business which consist of leasehold interests in the premises of such store (including the subleasing of the leasehold interest of such Borrower in such premises), the bulk sale of Inventory, Equipment and fixtures located at such premises to the purchaser of the leasehold interests and the books and records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales and closings, (A) on the date of, and after giving effect to, any such closing or sale, the number of retail store locations that had been operated by Borrowers that are closed or sold by Borrowers in any fiscal year shall not be greater than twenty (20%) percent of the number of retail stores operated by Borrowers as of the end of the immediately preceding fiscal year, (B) Administrative Agent shall have received not less than ten (10) Business Days prior written notice of such sale or closing, which notice shall set forth in reasonable detail satisfactory to Administrative Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Administrative Agent may request, (C) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (D) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction with a Person that is not an Affiliate, (E) as of the date of any such sale or other disposition and after giving effect thereto, the Excess Availability shall have been not less than $20,000,000 for each of the immediately preceding ten (10) consecutive days and as of the date of any such sale or other disposition and after giving effect thereto, the Excess Availability shall be not less than $20,000,000, and (F) any and all Net Proceeds payable or delivered to such Borrower in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Administrative Agent in accordance with the terms of this Agreement for application to the Obligations in such order and manner as Administrative Agent may determine,

(vi) the sale (including a Sale and Lease-Back Transaction) by Borrowers of Eligible Real Property; provided, that:

(A) as to any such sale or Sale and Lease-Back Transaction, each of the following conditions is satisfied: (1) the aggregate amount of the fair market value of all such Eligible Real Property disposed of pursuant to both this Section 9.7(b)(vi) and Section 9.7(b)(vii) below since June 8, 2012, shall not exceed $75,000,000, (2) as of the date of any such sale or sale and leaseback and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (3) on the date of the consummation of any such disposition, all of the Net Proceeds of any such disposition shall be remitted to Administrative Agent for application to the Obligations in such order and manner as Administrative Agent shall determine, which Net Proceeds as to any Eligible Real Property shall be not less than the amount of Fixed Asset Availability provided in respect of any such Eligible Real Property so disposed of, (4) the Fixed Asset Availability in respect of Eligible Real Property as set forth in clause (a) of the definition of “Fixed Asset Availability” shall be reduced by the amount of Fixed Asset Availability provided in respect of any such Eligible Real Property, (5) Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments related to any such sale or Sale and Lease-Back Transaction, (6) with respect to any such Sale and Lease-Back Transaction, the lease contemplated by such Sale and Lease-Back Transaction is executed within one-hundred and eighty (180) days of the sale of such Eligible Real Property, and (7) all consideration delivered or payable to any Borrower or Guarantor in respect of such disposition, including all amounts at any time payable to any Borrower or Guarantor, and all rights, benefits and remedies of any Borrower and Guarantor pursuant to any agreement, document or instrument related to any such disposition, is and shall continue at all times to be subject to the valid and enforceable, first priority perfected security interest and lien of Administrative Agent, and Borrowers and Guarantors shall take such other and further actions as may be required hereunder with respect to any such consideration, and

(B) upon the satisfaction of each of the conditions set forth in clause (A) above, including, but not limited to, the receipt by Administrative Agent of the Net Proceeds from such sale or Sale and Lease-Back Transaction in immediately available funds in the Administrative Agent Payment Account, Administrative Agent shall, at Borrowers’ expense, (1) release the security interest, mortgage and lien of Administrative Agent in and upon such Eligible Real Property and (2) execute and deliver to Lead Borrower a release instrument with respect to such Eligible Real Property, in form and substance satisfactory to Administrative Agent;

(vii) the sale (including a Sale and Lease-Back Transaction) by Borrowers of Real Property (other than Eligible Real Property); provided, that:

(A) as to any such sale or Sale and Lease-Back Transaction, each of the following conditions is satisfied: (1) the aggregate amount of the fair market value of all such Real Property (other than Eligible Real Property) disposed of pursuant to both this Section 9.7(b)(vii) and Section 9.7(b)(vi) above since June 8, 2012, shall not exceed $75,000,000, (2) as of the date of any such sale or sale and leaseback and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (3) Borrowers and Guarantors shall cause all of the Net Proceeds at any time payable to any Borrower or Guarantor pursuant to any agreement, document or instrument related to the such disposition to be paid by the other party or parties thereto directly to Administrative Agent for application to the Obligations in such order and manner as Administrative Agent shall determine, (4) Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments related to any such sale or Sale and Lease-Back Transaction, (5) with respect to any such Sale and Lease-Back Transaction, the lease contemplated by such Sale and Lease-Back Transaction is executed within one-hundred and eighty (180) days of the sale of such Real Property, and (6) all consideration delivered or payable to any Borrower or Guarantor in respect of such disposition, including all amounts at any time payable to any Borrower or Guarantor, and all rights, benefits and remedies of any Borrower and Guarantor pursuant to any agreement, document or instrument related to any such disposition, is and shall continue at all times to be subject to the valid and enforceable, first priority perfected security interest and lien of Administrative Agent, and Borrowers and Guarantors shall take such other and further actions as may be required hereunder with respect to any such consideration,

(B) upon the satisfaction of each of the conditions set forth in clause (A) above, including, but not limited to, the receipt by Administrative Agent of the Net Proceeds from such sale or Sale and Lease-Back Transaction in immediately available funds in the Administrative Agent Payment Account, Administrative Agent shall, at Borrowers’ expense, (1) release the security interest, mortgage and lien of Administrative Agent in and upon such Real Property and (2) execute and deliver to Lead Borrower a release instrument with respect to such Real Property, in form and substance satisfactory to Administrative Agent;

(viii) Intentionally deleted;

(ix) Intentionally deleted;

(x) Intentionally deleted;

(xi) the subleases by MDC in effect on the date hereof of Real Property subleased by such Borrower to a customer of Borrowers listed on Schedule 9.7 hereto and leases or subleases entered into after the date hereof by a Borrower or Guarantor of Real Property leased or owned by such Borrower or Guarantor acquired after the date hereof to a customer of a Borrower (other than in connection with the closing or sale of a then existing retail store location of a Borrower or Guarantor which shall be subject to clause (v) above); provided, that, as to leases or subleases entered into after the date hereof, (A) any such lease or sublease shall be entered into in the ordinary course of the business of such Borrower or Guarantor consistent with the current practices of such Borrower or Guarantor as of the date hereof, (B) the aggregate amount of the payments by Borrowers and Guarantors to purchase or otherwise acquire all of such Real Property that is to be leased or subleased to a customer in any fiscal year and the aggregate amount of the rent and other amounts payable by Borrowers and Guarantors to the owner of such Real Property that is to be subleased by such Borrower or Guarantor to a customer in any fiscal year, together with the maximum aggregate amount that Borrowers and Guarantors may be required to pay under the guarantees issued by them permitted under Section 9.9(i) below in such fiscal year, shall not exceed $5,000,000 and after giving effect to any payments for the purchase or other acquisition of any such Real Property, the Excess Availability shall be not less than $20,000,000, (C) to the extent applicable, the Borrower or Guarantor acquiring such Real Property shall have complied with the terms of Section 9.23 hereof with respect to such Real Property and the terms of such lease shall in all respects be subordinate to the Mortgage applicable to such Real Property and otherwise subject to the terms with respect thereto set forth in the Mortgage applicable to such Real Property, and (D) as of the date of entering into any such lease or sublease and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(xii) the licensing by a Borrower or Guarantor of Intellectual Property owned by it to another Borrower or Guarantor; provided, that, as to any such license: (A) any rights of such Borrower or Guarantor shall be subject to the rights of Administrative Agent in such Intellectual Property (including the rights of Administrative Agent to use such Intellectual Property upon an Event of Default), and (B) such license shall not impair, hinder or otherwise adversely affect the rights of Administrative Agent;

(xiii) the abandonment or cancellation of trademarks or the failure to maintain or not renew, or the allowing to lapse of, any trademarks as registered under the laws of any country which are not material and are no longer used or useful in the business of any Borrower, Guarantor or their Subsidiaries and do not appear on or are not otherwise affixed to or incorporated in any Inventory or Equipment or necessary in connection with the Records and Borrowers and Guarantors have determined in good faith in the ordinary course of its business that such trademark being abandoned or cancelled, or not maintained or renewed, or allowed to lapse, as the case may be, under the laws of the jurisdiction of any country does not have a value in excess of $100,000 as to such trademark in such country, provided, that, no Default or Event of Default shall exist or have occurred;

(xiv) sales of Eligible Prescription Files; provided, that,

(A) each of the following conditions is satisfied: (1) the aggregate amount of all such Eligible Prescription Files disposed of pursuant to this Section 9.7 (b)(xiv) in any one Fiscal Year shall not exceed $3,000,000 of Prescription File Availability as determined by most recent appraisal received by Agent in accordance with Section 7.5(c) hereof, (2) as of the date of any such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (3) on the date of consummation of any such disposition, all of the Net Proceeds of any such disposition shall be remitted to Administrative Agent for application to the Obligations in such order and manner as Administrative Agent shall determine, which Net Proceeds as to the Eligible Prescription Files shall be not less than the amount of the Prescription File Availability provided in respect to any such Eligible Prescription Files so disposed of, (4) the Eligible Prescription File Availability with respect of any Eligible Prescription Files as set forth in clause (a) of the definition of “Prescription File Availability” shall be reduced by the amount of Eligible Prescription File Availability provided in respect of any such Prescription Files, (5) Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments related to any such sale, and (6) all consideration delivered or payable to any Borrower or Guarantor in respect of such sale, including all amounts at any time payable to any Borrower or Guarantor, and all rights, benefits and remedies of any Borrower and Guarantor pursuant to any agreement, document or instrument related to any such sale, is and shall continue at all times to be subject to the valid and enforceable, first priority perfected security interest of Administrative Agent, and Borrowers and Guarantors shall take all such other and further actions as may be required hereunder with respect to any such consideration; and

(B) Upon the satisfaction of each of the conditions set forth in clause (A) above, including but not limited to the receipt by Administrative Agent of the Net Proceeds from such sale in immediately available funds in the Administrative Agent Payment Account, Administrative Agent shall, at Borrower’s expense, (1) release the security interest of Administrative Agent in and upon such Prescription Files and (2) execute and deliver to Lead Borrower a release instrument with respect to such Prescription Files, in form and substance satisfactory to Administrative Agent.

(xv) sale of Prescription Files (other than Eligible Prescription Files); provided, that,

(A) each of the following conditions is satisfied: (1) as of the date of any such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (2) on the date of consummation of any such disposition, all of the Net Proceeds of any such disposition shall be remitted to Administrative Agent for application to the Obligations in such order and manner as Administrative Agent shall determine, (3) Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments related to any such sale, and (4) all consideration delivered or payable to any Borrower or Guarantor in respect to such sale, including any amounts at any time payable to any Borrower or Guarantor, and all rights, benefits and remedies of any Borrower and Guarantor pursuant to any agreement, document or instrument related to any such sale, shall continue at all times to be subject to the valid and enforceable, first priority perfected security interest of Administrative Agent and Borrowers and Guarantors shall take all such other and further actions as may be required hereunder with respect to any such considerations; and

(B) upon the satisfaction of each of the conditions set forth in clause (A) above, including but not limited to the receipt by Administrative Agent of the Net Proceeds from such sale in immediately available funds in the Administrative Agent Payment Account, Administrative Agent shall, at Borrower’s expense, (1) release the security interest of Administrative Agent in and upon such Prescription Files and (2) execute and deliver to Lead Borrower a release instrument with respect to such Prescription Files, in form and substance satisfactory to Administrative Agent.

(xvi) sales or other dispositions by any Borrower or Guarantor of assets not otherwise permitted in this Agreement; provided, that, each of the following conditions is satisfied: (A) as of the date of any such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (B) any such sale is made at fair market values and the aggregate fair market value of all such assets sold during any fiscal year of Borrowers shall not exceed $2,000,000, except as Administrative Agent may otherwise agree in writing, (C) Borrowers and Guarantors shall cause all of the Net Proceeds at any time payable to any Borrower or Guarantor pursuant to any agreement, document or instrument related to the such disposition to be paid by the other party or parties thereto directly to Administrative Agent for application to the Obligations in such order and manner as Administrative Agent shall determine, (D) not less than eighty (80%) percent of the consideration for such disposition is in the form of cash and (E) the assets to be so disposed are not necessary or economically desirable in connection with the principal business of Borrowers.

(xvii) wind up, liquidate or dissolve, except that any Borrower or Guarantor (other than Parent) may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied, (A) the winding up, liquidation and dissolution of such Borrower or Guarantor (as the case may be) shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or Guarantor is a party or may be bound, (B) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (C) effective upon such winding up, liquidation or dissolution, substantially all of the assets and properties of such Borrower or Guarantor shall be duly and validly transferred and assigned to any Borrower, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Administrative Agent (and Administrative Agent shall have received such evidence thereof as Administrative Agent may require) and Administrative Agent shall have received such deeds, assignments or other agreements as Administrative Agent may request to evidence and confirm the transfer of such assets of such Borrower or Guarantor (as the case may be) to such Borrower, (D) Administrative Agent shall have received all documents and agreements that any Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (E) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (F) Administrative Agent shall have received not less than ten (10) Business Days prior written notice of the intention of such Borrower or Guarantor to wind up, liquidate or dissolve and (G) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred; or

(xviii) agree to do any of the foregoing.

9.8 Encumbrances. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

(a) the security interests and liens of Administrative Agent for itself and the benefit of Secured Parties;

(b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

(c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower’s, Guarantor’s or Subsidiary’s business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured (subject to customary deductibles with respect to such insurance) and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto (including any of such zoning restrictions, easements, licenses, covenants and other restrictions that are set forth in the title insurance policies issued to Administrative Agent with respect to the Real Property as of the date hereof);

(e) purchase money security interests in or landlord liens upon Equipment or other property (including Capital Leases) and purchase money mortgages on Real Property in each case either (i) existing on the date of this Agreement or (ii) arising after the date hereof to secure Indebtedness permitted under Section 9.9(b) hereof;

(f) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers’ compensation, social security, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the date hereof;

(g) pledges and deposits of cash by any Borrower or Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), leases, surety and appeal bonds, statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the date hereof; provided, that, in connection with any performance or surety and appeal bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Administrative Agent and as to any surety and appeal bonds, the judgment for which any such bond or bonds are being provided shall not otherwise constitute an Event of Default hereunder;

(h) liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other goods which are not owned by any Borrower or Guarantor located on the premises of such Borrower or Guarantor (but not in connection with, or as part of, the financing thereof), whether pursuant to consignment arrangements or otherwise, from time to time in the ordinary course of business and consistent with current practices of such Borrower or Guarantor and the precautionary UCC financing statement filings in respect thereof;

(i) liens or rights of setoff against credit balances of Borrowers with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card

Processors to Borrowers in the ordinary course of business, but not liens on or rights of setoff against any other property or assets of Borrowers or Guarantors, pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of Borrowers to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;

(j) statutory or common law liens or rights of setoff of depository banks with respect to funds of Borrowers or Guarantors at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts maintained by Borrowers and Guarantors at such banks (but not any other Indebtedness or obligations);

(k) judgments and other similar liens arising after the date hereof in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Administrative Agent may establish a Reserve with respect thereto;

(l) the security interests and liens in favor of the Qualified Debt Agent, in and on the assets and properties of Borrowers and Guarantors to secure the Indebtedness to the extent permitted under Section 9.9(f) hereof; provided, that, such security interests and liens in favor of the Qualified Debt Agent are junior and subordinate to the security interests and liens on the Collateral (other than with respect to the Qualified Debt Offering Priority Collateral) granted by Borrowers and Guarantors in favor of Administrative Agent as set forth in the Qualified Debt Intercreditor Agreement, in form and substance satisfactory to Administrative Agent;

(m) the security interests and liens upon Equipment, Real Property and related assets permitted to secure Refinancing Indebtedness in accordance with the terms of Section 9.9(j) hereof;

(n) the rights of use and possession of lessees of Real Property of any Borrower or Guarantor to the extent the lease giving rise to such rights is otherwise permitted hereunder;

(o) the security interests and liens set forth on Schedule 8.4 to the Information Certificate; and

(p) pledges of stock of third parties acquired by Borrowers in the ordinary course of business in connection with investments permitted under Section 9.10(k) hereof.

9.9 Indebtedness. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a) the Obligations;

(b) purchase money Indebtedness (including Capital Leases) existing on the date hereof or arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $50,000,000 incurred in the aggregate during any fiscal year of Borrowers and Guarantors or $150,000,000 in the aggregate at any time outstanding, in each case so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be; provided, that, (i) the outstanding Indebtedness under (x) the Capital Leases, Equipment and Real Property in the amounts for such Capital Leases, Equipment and Real Property, respectively, listed on Schedule 9.9(b) hereto (as reduced by any payments thereof or otherwise) and (y) such other purchase money Indebtedness as consented to by the Administrative Agent, shall be permitted hereunder and, with respect to clause (x) only, shall not be included in the calculation of the amount of purchase money Indebtedness permitted under this clause (b) and (ii) up to $25,000,000 of purchase money Indebtedness secured by purchase money security interests in Equipment (including Capital Leases) and Real Property assumed by Borrowers in connection with each separate Permitted Acquisition shall not be included in the calculation of the amount of purchase money Indebtedness permitted under this clause (b);

(c) guarantees by any Borrower or Guarantor of the Obligations of the other Borrowers or Guarantors in favor of Administrative Agent for the benefit of Lenders;

(d) the Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor arising after the date hereof pursuant to loans by any Borrower or Guarantor permitted under Section 9.10(g) hereof;

(e) unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person (but not to any other Borrower or Guarantor), provided, that, each of the following conditions is satisfied as determined by Administrative Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Administrative Agent, (ii) Administrative Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Administrative Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Administrative Agent may request with respect thereto, (iii) Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Administrative Agent may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Administrative Agent for application to the Obligations in such order and manner as Administrative Agent may determine, (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vi) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower or Guarantor may, after prior written notice to Administrative Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) without Administrative Agent’s prior written consent, redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose; and (vii) Borrowers and Guarantors shall furnish to Administrative Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(f) Indebtedness arising after the date hereof to the Qualified Debt Agent or other holders thereof (but not to any other Borrower or Guarantor or other Subsidiary of Parent) pursuant to the Qualified Debt Offering, provided, that, each of the following conditions is satisfied:

(i) the aggregate principal amount of such Indebtedness shall not exceed $400,000,000 less the aggregate amount of all repayments or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date such agreement or instrument is entered into,

(ii) Administrative Agent shall have received not less than thirty (30) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Administrative Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Administrative Agent may request with respect thereto,

(iii) such Indebtedness shall have a maturity date no earlier than six (6) months after the Renewal Date and shall not include terms and conditions with respect to any Borrower or Guarantor which are more burdensome or restrictive in any material respect than those contained in this Agreement, taken as a whole, except with respect to financial covenants, provided, that, prior to incurring such Indebtedness, Borrowers shall have delivered to Administrative Agent projections, in form and substance satisfactory to Administrative Agent, which show that Borrowers will be in compliance with such financial covenants through the end of the term of such Indebtedness,

(iv) the Indebtedness incurred pursuant to this Section 9.9(f) may be secured by a lien on the Collateral, provided, that, Administrative Agent shall have received the Qualified Debt Intercreditor Agreement applicable to such Indebtedness, in form and substance satisfactory to Administrative Agent in its sole discretion, duly authorized, executed and delivered by the holders of such Indebtedness or the Qualified Debt Agent, which shall provide among other things for the subordination of such Persons’ lien on the Collateral (other than the Qualified Debt Offering Priority Collateral) and the subordination of the Administrative Agent’s lien on the Qualified Debt Offering Priority Collateral as provided in Section 9.8(l) hereof,

(v) to the extent that the holders of such Indebtedness or the Qualified Debt Agent are granted a security interest in the Qualified Debt Offering Priority Collateral, Administrative Agent shall have a second priority security interest on such Collateral,

(vi) as of the date of incurring such Indebtedness, and after giving effect thereto, the ratio of Total Funded Indebtedness to pro-forma EBITDA shall not exceed 4.0 to 1.0,

(vii) Administrative Agent shall have received true, correct and complete copies of all agreements, documents or instruments evidencing or otherwise related to such Indebtedness, in each case in form and substance reasonably satisfactory to Administrative Agent,

(viii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that Borrowers may make regularly scheduled payments of principal and interest in respect of such Indebtedness so long as, as of the date of any such payment and after giving effect thereto, either (A) (1) the aggregate amount of the Excess Availability of Borrowers shall be greater than an amount equal to twenty-five (25%) percent of the Borrowing Base, (2) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of such certificates or information as Administrative Agent may require to confirm such projection) shall be greater than an amount equal to twenty-five (25%) percent of the Borrowing Base for the first six (6) months after such payment and (3) no Default or Event of Default shall exist or have occurred and is continuing, or (B) (1) the aggregate amount of the Excess Availability of Borrowers shall be greater than an amount equal to twenty (20%) percent of the Borrowing Base, (2) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of such certificates or information as Administrative Agent may require to confirm such projection) shall be greater than an amount equal to twenty (20%) percent of the Borrowing Base for the first six (6) months after such payment, (3) the pro-forma Fixed Charge Coverage Ratio of Borrowers (on a combined basis) for the most recently ended twelve (12) month period for which Administrative Agent has received financial statements of Borrowers shall be greater than 1.00 to 1:00 and (4) no Default or Event of Default shall exist or have occurred and is continuing,

(ix) except as Administrative Agent may otherwise agree in writing, (A) to the extent that such Indebtedness shall be incurred for the purpose of financing an acquisition permitted by Section 9.10(i) hereof , the proceeds of such Qualified Debt Offering shall be used for the purchase price and expenses of such acquisition and (B) otherwise such proceeds shall be paid to Administrative Agent for application to the Obligations in accordance with the terms hereof,

(x) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrowers or Guarantors may, after prior written notice to Administrative Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except pursuant to payments permitted in clause (f)(viii) above),

(xi) Borrowers and Guarantors shall furnish to Administrative Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be, and

(xii) only one Qualified Debt Offering can be outstanding at any time.

(g) Indebtedness of any Borrower or Guarantor arising from (i) any judgment that constitutes Indebtedness that does not constitute an Event of Default under Section 10.1(d) hereof and (ii) any ERISA Event that constitutes Indebtedness that does not constitute an Event of Default under Section 10.1(k) hereof;

(h) Indebtedness of any Borrower or Guarantor entered into in the ordinary course of business pursuant to Hedge Agreements; provided, that, (i) such arrangements are with a Bank Product Provider, (ii) such arrangements are not for speculative purposes and (iii) such Indebtedness shall be unsecured, except to the extent such Indebtedness constitutes part of the Obligations arising under or pursuant to Hedge Agreements with a Bank Product Provider that are secured under the terms hereof;

(i) Indebtedness of any Borrower or Guarantor arising after the date hereof in the ordinary course of the business of such Borrower or Guarantor pursuant to guarantees in favor of third parties by such Borrower or Guarantor of the obligations of its customers under leases of real or personal property from such third parties by such customers, provided, that, (i) the maximum aggregate amount that Borrowers and Guarantors may be required to pay in any fiscal year pursuant to such guarantees, together with the maximum aggregate amount that Borrowers and Guarantors may be required to pay in respect of rent and other amounts to the owners of Real Property as provided in Section 9.7(b)(x) above in such fiscal year, shall not exceed $5,000,000, (ii) as of the date of entering into any such guarantee, the Excess Availability shall be not less than $20,000,000 and (iii) as of the date of entering into any such guarantee and after giving effect thereto, no Default or Event of Default shall exist or have occurred;

(j) Intentionally deleted;

(k) Indebtedness of any Borrower or Guarantor arising after the date hereof issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for Indebtedness permitted under Sections 9.9(b), 9.9(l) and 9.9(m) hereof (the “Refinancing Indebtedness”); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Administrative Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Administrative Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Administrative Agent may reasonably request, (ii) promptly upon Administrative Agent’s request, Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced, or substituted for, (iv) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least subordinated (if subordinated) to, the Obligations as the Indebtedness being extended, refinanced, replaced or substituted for, (v) the Refinancing Indebtedness shall not include terms and conditions with respect to any Borrower or Guarantor which are more burdensome or restrictive in any material respect than those included in the Indebtedness so extended, refinanced, replaced or substituted for, (vi) such Indebtedness incurred by any Borrower or Guarantor shall be at rates and with fees or other charges that are commercially reasonable, (vii) the incurring of such Indebtedness shall not result in an Event of Default, (viii) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so extended, refinanced, replaced or substituted for (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith outstanding on the date of such event), (ix) the Refinancing Indebtedness shall be secured by substantially the same assets (or less of such assets) that secure the Indebtedness so extended, refinanced, replaced or substituted for, provided, that, such security interests with respect to the Refinancing Indebtedness shall have a priority no more senior than, and be at least as subordinated, if subordinated (on terms and conditions substantially similar to the subordination provisions applicable to the Indebtedness so extended, refinanced, replaced or substituted for or as is otherwise acceptable to Administrative Agent) as the security interest with respect to the Indebtedness so extended, refinanced, replaced or substituted for, (x) Borrowers and Guarantors may only make payments of principal, interest and fees, if any, in respect of such Indebtedness to the extent such payments would have been permitted hereunder in respect of the Indebtedness so extended, refinanced, replaced or substituted for (and except as otherwise permitted below), (xi) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change any terms of the agreements with respect to such Refinancing Indebtedness, except that Borrowers and Guarantors may, after prior written notice to Administrative Agent, amend, modify, alter or change the terms thereof to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced or substituted for, or (B) redeem, retire, defease, purchase or otherwise acquired such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (other than with Refinancing Indebtedness to the extent permitted herein and to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced or substituted for), and (xii) Borrowers and Guarantors shall furnish to Administrative Agent copies of all material notices or demands in connection with Indebtedness received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(l) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Borrowers and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrowers and Guarantors may, after prior written notice to Administrative Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers and Guarantors shall furnish to Administrative Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(m) unsecured Indebtedness of Parent evidenced by the Convertible Notes as in effect on the date of their issuance or as permitted to be amended pursuant to the terms hereof, provided, that:

(i) the aggregate principal amount of all such Indebtedness evidenced by the Convertible Notes shall not exceed $125,000,000 less the aggregate amount of all repayments or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon calculated in the manner provided for in the Convertible Notes as in effect on the date of the issuance thereof,

(ii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that Parent may make (A) regularly scheduled payments of interest and fees (which interest rate on the principal amount of the Convertible Notes, excluding contingent interest and additional amounts payable upon a Registration Default as defined in the Description of Notes attached hereto as Schedule 1.24, shall not exceed 5% per annum), if any, in respect of such Indebtedness when due in accordance with the terms of the Convertible Notes as in effect on the date of the issuance thereof, (B) payments of principal in respect of such Indebtedness when scheduled to mature in accordance with the terms of the Convertible Note Indenture as in effect on the date thereof and any other mandatory prepayments as required under the terms of the Convertible Note Indenture as in effect on May 22, 2007, provided, that, as of the date of any such payment or prepayment and after giving effect thereto, either (1) (aa) the aggregate amount of the Excess Availability of Borrowers shall be greater than an amount equal to twenty-five (25%) percent of the Borrowing Base and (bb) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of such certificates or information as Administrative Agent may require to confirm such projections) shall be greater than an amount equal to twenty-five (25%) percent of the Borrowing Base for the first six (6) months after the date of any such acquisition or investment and the making of any payment in respect thereof, or (2) (aa) the aggregate amount of the Excess Availability of Borrowers shall be greater than twenty (20%) percent of the Borrowing Base, (bb) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of certificates or information as Administrative Agent may require to confirm such projections) shall be greater than twenty (20%) percent of the Borrowing Base for the first six (6) months after the date of any such conversion or purchase or the making of any payment in respect thereof, and (cc) the Fixed Charge Coverage Ratio of Borrowers (on a combined basis) for the most recently ended twelve (12) month period for which Administrative Agent has received financial statements of Borrowers shall be greater than 1.00 to 1.00, and (C) payments to the extent permitted under Section 9.9(m)(iv) below,

(iii) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the Convertible Notes or the Convertible Note Indenture or any related agreements, documents and instruments, except that Parent may, after prior written notice to Administrative Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith,

(iv) Borrowers and Guarantors shall not, directly or indirectly, redeem, retire, defease, purchase, convert Convertible Notes to cash or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except, that, (A) Parent may convert Convertible Notes to cash or purchase such Indebtedness in accordance with and to the extent required by the terms of the Convertible Note Indenture, so long as (1) Administrative Agent shall have received not less than one (1) Business Day prior written notice of the intention of Parent to so convert Convertible Notes to cash or purchase such Indebtedness if such conversion or purchase requires payments in excess of $5,000,000, or the aggregate amount of all such payments prior thereto has been in excess of $20,000,000, which notice shall specify the date of the proposed purchase or conversion, the amount to be paid by Parent in respect thereof and the amount of the Convertible Notes to be so purchased or converted and (2) as of the date of any such conversion to cash or purchase and after giving effect thereto, either (aa) (x) the aggregate amount of the Excess Availability of Borrowers shall be greater than an amount equal to twenty-five (25%) percent of the Borrowing Base and (y) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of such certificates or information as Administrative Agent may require to confirm such projections) shall be greater than an amount equal to twenty-five (25%) percent of the Borrowing Base for the first six (6) months after the date of any such acquisition or investment and the making of any payment in respect thereof, or (bb) (x) the aggregate amount of the Excess Availability of Borrowers shall be greater than twenty (20%) percent of the Borrowing Base, (y) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of certificates or information as Administrative Agent may require to confirm such projections) shall be greater than twenty (20%) percent of the Borrowing Base for the first six (6) months after the date of any such conversion or purchase or the making of any payment in respect thereof, and (z) the Fixed Charge Coverage Ratio of Borrowers (on a combined basis) for the most recently ended twelve (12) month period for which Administrative Agent has received financial statements of Borrowers shall be greater than 1.00 to 1.00, (B) Parent may make optional prepayments or redemptions of the Convertible Notes, so long as, as of the date of any such optional prepayment or redemption or any payment in respect thereof and after giving effect thereto, (1) Administrative Agent shall have received not less than three (3) Business Days’ prior written notice of the intention of Parent to so redeem or prepay such Indebtedness, which notice shall specify the date of the proposed prepayment or redemption, the amount to be paid by parent in respect thereof and the amount of the Convertible Notes to be so prepaid or redeemed, (2) as of the date of any such prepayment or redemption or any payment in respect thereof and after giving effect thereto, either (aa) (x) the aggregate amount of the Excess Availability of Borrowers shall be greater than an amount equal to twenty-five (25%) percent of the Borrowing Base and (y) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of such certificates or information as Administrative Agent may require to confirm such projections) shall be greater than an amount equal to twenty-five (25%) percent of the Borrowing Base for the first six (6) months after the date of any such acquisition or investment and the making of any payment in respect thereof, or (bb) (x) the aggregate amount of the Excess Availability of Borrowers shall be greater than twenty (20%) percent of the Borrowing Base, (y) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of certificates or information as Administrative Agent may require to confirm such projections) shall be greater than twenty (20%) percent of the Borrowing Base for the first six (6) months after the date of any such prepayment or redemption or any payment in respect thereof, and (z) the Fixed Charge Coverage Ratio of Borrowers (on a combined basis) for the most recently ended twelve (12) month period for which Administrative Agent has received financial statements of Borrowers shall be greater than 1.00 to 1.00, and (3) as of the date of any such prepayment or redemption or any payment in respect thereof and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (C) nothing contained herein shall be construed to limit the right of Parent to convert Convertible Notes to shares of common stock of Parent in accordance with the terms thereof as in effect on the date of the issuance thereof and (D) Parent may make payments to the extent permitted under Section 9.9(m)(ii) above;

(v) the Convertible Notes and the Convertible Note Indenture shall each be, in all material respects, substantially on the terms set forth in the Description of Notes attached hereto as Schedule 1.24, and Administrative Agent shall have received true, correct and complete copies of the Convertible Notes and the Convertible Note Indenture promptly after the issuance of the Convertible Notes (and Administrative Agent shall receive copies of drafts thereto promptly after they are distributed to Parent), and

(vi) Borrowers and Guarantors shall furnish to Administrative Agent all written notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(n) guarantees by any Borrower of any Indebtedness of any other Borrower otherwise permitted to be incurred under this Agreement; and

(o) contingent Indebtedness of any Borrower or Guarantor arising pursuant to a performance, bid or surety bond in the ordinary course of business, provided, that, (i) Administrative Agent shall have received true, correct and complete copies of all material agreements, documents or instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (ii) Administrative Agent shall have received not less than five (5) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness and (iii) such Indebtedness does not exceed $10,000,000 in the aggregate at any time outstanding.

9.10 Loans, Investments, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

(a) the endorsement of instruments for collection or deposit in the ordinary course of business;

(b) investments in cash or Cash Equivalents, provided, that, (i) other than with respect to Qualified Cash of up to $20,000,000, no Loans are then outstanding in the aggregate principal amount of greater than $50,000,000 and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

(c) the existing equity investments of each Borrower and Guarantor as of the date hereof in its Subsidiaries, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries, except for Subsidiaries that become a party to this Agreement as described in subsection (n) below;

(d) loans and advances by any Borrower or Guarantor to employees of such Borrower or Guarantor not to exceed the principal amount of $1,000,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(e) stock or obligations issued to any Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Administrative Agent, upon Administrative Agent’s request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Administrative Agent may request;

(f) obligations of Account Debtors to any Borrower or Guarantor arising from Accounts which are past due evidenced by a promissory note made by such Account Debtor payable to such Borrower or Guarantor; provided, that, promptly upon the receipt of the original of any such promissory note or other instrument, the principal face amount of which, when aggregated with the principal face amount of all other such promissory notes and instruments received by any Borrower or Guarantor, exceed $1,000,000 in the aggregate, each such promissory note or instrument shall be endorsed to the order of Administrative Agent by such Borrower or Guarantor and promptly delivered to Administrative Agent as so endorsed;

(g) loans by a Borrower to another Borrower, or loans by a Borrower to a Guarantor, or loans by a Guarantor to a Borrower or another Guarantor after the date hereof, provided, that,

(i) as to all of such loans, (A) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Administrative Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Administrative Agent may require, and (B) as of the date of any such loan and after giving effect thereto, the Borrower or Guarantor making such loan shall be Solvent,

(ii) as to loans by a Guarantor to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Administrative Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Administrative Agent, (B) promptly upon Administrative Agent’s request, Administrative Agent shall have received a subordination agreement, in form and substance satisfactory to Administrative Agent, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and such Borrower, and (C) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement;

(iii) as to loans by a Borrower to a Guarantor, (A) the proceeds of any such loans shall only be used by such Guarantor either (1) for the payment of taxes or other actual and necessary reasonable operating expenses of such Guarantor, provided, that, the aggregate amount of all such loans in any fiscal year shall not exceed $1,000,000 or (2) for the making of a contemporaneous loan to another Borrower, provided, that, the proceeds of any such loan by a Borrower to a Guarantor shall be paid directly to the Borrower that is to receive the proceeds of the loan from the Guarantor, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Administrative Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Administrative Agent may require, (C) as of the date of any such loan and after giving effect thereto, the Borrower making such loan shall be Solvent, and (D) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(h) loans of money or property (other than Collateral) after the date hereof by any Borrower or Guarantor to any customers of any Borrower or Guarantor consistent with the current practices of Borrowers and Guarantors as of the date hereof (and including advances to customers that are repaid through the purchase of goods by such customers in the ordinary course of the business of Borrowers and Guarantors consistent with the current practices of Borrowers and Guarantors as of the date hereof); provided, that, as to any such loans, each of the following conditions is satisfied as determined by Administrative Agent:

(i) as of the date of any such loan, and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(ii) as of the date of any such loan, and in each case after giving effect thereto, the Excess Availability shall have been not less than fifteen (15%) percent of the Borrowing Base for each of the immediately preceding ten (10) consecutive days and as of the date of any such loan and after giving effect thereto, the Excess Availability shall be not less than fifteen (15%) percent of the Borrowing Base,

(iii) the Person receiving such loan shall be engaged in a business related, ancillary or complementary to the business of Borrowers permitted in this Agreement,

(iv) the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be delivered, to Administrative Agent, at Administrative Agent’s option, together with an appropriate endorsement, in form and substance satisfactory to Administrative Agent,

(v) Administrative Agent shall have received (A) with respect to any such loan in an amount equal to or greater than $2,500,000, not less than two (2) Business Days’ prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Administrative Agent may request, including a report once each month on the outstanding balance of all such loans and advances and including the then outstanding amount of the existing loans and advances by Borrowers to third parties made prior to the date hereof set forth on Schedule 9.10 to the Information Certificate;

(i) loans of money or property (other than Collateral) not otherwise provided for in this Agreement, after the date hereof, by any Borrower or Guarantor to any Person (other than to a Borrower or Guarantor or any of their Affiliates), including construction loans for stores or other facilities owned or supplied by a Borrower or a Guarantor; provided, that, as to any such loans, each of the following conditions is satisfied as determined by Administrative Agent:

(i) as of the date of any such loan, and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(ii) as of the date of any such loan, and after giving effect thereto, the Excess Availability shall have been not less than twenty-five percent (25%) of the Borrowing Base for each of immediately preceding ten (10) consecutive days and as of the date of any such loan and after giving effect thereto, the Excess Availability shall be not less than twenty-five percent (25%) of the Borrowing Base,

(iii) if requested by Administrative Agent, the payments (including payments evidenced by any note or instrument, which shall be endorsed to Administrative Agent) and the rights under any documents or instruments evidencing such loan shall be collaterally assigned by such Borrower or Guarantor to Administrative Agent pursuant to an agreement, in form and substance reasonably satisfactory to Administrative Agent, executed by such Borrower or Guarantor and acknowledged by the Person receiving such loan, and

(iv) the aggregate principal amount of all such loans under this subsection (i) shall not exceed $12,000,000 outstanding at any one time,

(j) the purchase by any Borrower or Guarantor of all or a substantial part of the assets or Capital Stock of any Person located in the United States or investment after the date hereof by a Borrower or Guarantor by capital contribution in any Person (other than a Borrower or Guarantor), provided, that, each of the following conditions is satisfied as determined by Administrative Agent in good faith;

(i) as of the date of such purchase or investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(ii) as of the date of any such acquisition or investment and the making of any payment in connection with such acquisition or investment and after giving effect thereto, either (A) (1) the aggregate amount of the Excess Availability of Borrowers shall be greater than an amount equal to twenty-five (25%) percent of the Borrowing Base and (2) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of such certificates or information as Administrative Agent may require to confirm such projections) shall be greater than an amount equal to twenty-five (25%) percent of the Borrowing Base for the first six (6) months after the date of any such acquisition or investment and the making of any payment in respect thereof, or (B) (1) the aggregate amount of the Excess Availability of Borrowers shall be greater than twenty (20%) percent of the Borrowing Base, (2) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of such certificates or information as Administrative Agent may require to confirm such projections) shall be greater than twenty (20%) of the Borrowing Base for the first six (6) months after the date of any such acquisition or investment and the making of any payment in respect thereof and (3) the Fixed Charge Coverage Ratio of Borrowers (on a combined basis) for the most recently ended twelve (12) month period for which Administrative Agent has received financial statements of Borrowers shall be greater than 1.00 to 1:00.,

(iii) Intentionally deleted,

(iv) Administrative Agent shall have received not less than ten (10) Business Days’ prior written notice of the proposed acquisition or any investment in excess of $2,500,000 and such information with respect thereto as Administrative Agent may reasonably request, including (A) the proposed date and amount of the acquisition or investment, (B) a list and description of the assets or Capital Stock to be acquired, or the investment to be made and (C) the total purchase price for the assets or Capital Stock to be purchased (and the terms of payment of such purchase price) or the total amount of such investment (and the terms of the payment for such investment) and the consideration to be received in exchange for such investment,

(v) promptly upon Administrative Agent’s request, the Borrower or Guarantor purchasing such assets or Capital Stock, or making such investment, shall deliver, or cause to be delivered to Administrative Agent, true, correct and complete copies of all agreements, documents and instruments relating to such acquisition or investment,

(vi) the assets or Capital Stock being acquired, or investment made, by any Borrower or Guarantor shall be substantially consistent with, and related to, the business of such Borrower or Guarantor permitted in this Agreement,

(vii) in the case of an investment by capital contribution, at Administrative Agent’s option, the original stock certificate or other instrument evidencing such capital contribution (or such other evidence as may be issued in the case of a limited liability company) shall be promptly delivered to Administrative Agent, together with such stock power, assignment or endorsement as Administrative Agent may request, and promptly upon Administrative Agent’s request, the Borrower or Guarantor making such investment shall execute and deliver to

Administrative Agent a pledge and security agreement, in form and substance satisfactory to Administrative Agent, granting to Administrative Agent a first priority pledge of, security interest in and lien upon all of the issued and outstanding shares of such stock or other instrument or interest (and in the case of a limited liability company take such other actions as Administrative Agent shall require with respect to Administrative Agent’s security interests therein),

(viii) the assets, Capital Stock or other consideration acquired by any Borrower or Guarantor pursuant to such purchase or investment shall be free and clear of any security interest, mortgage, pledge, lien, charge or other encumbrance (other than those permitted in this Agreement) and Lender shall have received evidence satisfactory to it of the same,

(ix) the acquisition by any Borrower or Guarantor of such assets or Capital Stock, or the making of such investment, shall not violate any law or regulation or any order or decree of any court or Governmental Authority in any material respect and shall not and will not conflict with or result in the breach of, or constitute a default in any respect under, any material agreement, document or instrument to which such Borrower, or Guarantor or any Affiliate is a party or may be bound, or result in the creation or imposition of, or the obligation to grant, any lien, charge or encumbrance upon any of the property of such Borrower, or Guarantor or any Affiliate or violate any provision of the certificate of incorporation, by-laws, certificate of formation, operating agreement or other organizational documentation of such Borrower or Guarantor,

(x) such purchase or investment shall be in a bona fide arms’ length transaction with a person that is not an Affiliate of any Borrower or Guarantor,

(xi) no Borrower or Guarantor shall become obligated with respect to any Indebtedness, nor any of its property become subject to any security interest or lien, pursuant to such acquisition or investment unless such Borrower or Guarantor could incur such Indebtedness or create such security interest or lien hereunder or under the other Financing Agreements,

(xii) Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, (A) evidence that Administrative Agent has valid and perfected security interests in and liens upon all purchased assets to the extent such assets constitute Collateral hereunder, (B) UCC financing statements (or other similar registrations required in any foreign jurisdiction), (C) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Administrative Agent may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, (D) the agreement of the seller consenting to the collateral assignment by the Borrower or Guarantor purchasing such assets of all rights and remedies and claims for damages of such Borrower or Guarantor relating to the Collateral under the agreements, documents and instruments relating to such acquisition and (E) such other agreements, documents and instruments as Administrative Agent may request in connection therewith,

(xiii) in no event shall any Accounts, Inventory, Equipment, Real Property or Prescription Files so acquired by any Borrower pursuant to such acquisition be deemed Eligible

Accounts, Eligible Inventory, Eligible Equipment, Eligible Real Property or Eligible Prescription Files, respectively, unless and until Administrative Agent shall have conducted a field examination with respect thereto (and at Administrative Agent’s option, at Borrowers’ expense, obtained an appraisal of such Inventory, Equipment, Real Property or Prescription Files by an appraiser reasonably acceptable to Administrative Agent and in form, scope and methodology reasonably acceptable to Administrative Agent and addressed to Administrative Agent and upon which Administrative Agent is expressly permitted to rely, which appraisal shall be in addition to any appraisals which Administrative Agent may obtain pursuant to its rights under Sections 7.3 or 7.4 hereof) and then only to the extent the criteria for Eligible Accounts, Eligible Inventory, Eligible Equipment, Eligible Real Property or Eligible Prescription Files set forth herein are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Administrative Agent may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Administrative Agent may establish in accordance with this Agreement), and upon the request of Administrative Agent, the Accounts, Inventory, Equipment, Real Property or Prescription Files acquired by such Borrower or Guarantor pursuant to such acquisition shall at all times after such acquisition be separately identified and reported (until they are added to Parent’s existing systems, policies and procedures) to Administrative Agent in a manner satisfactory to Administrative Agent;

(k) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, (i) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto, except that so long as no Default or Event of Default shall exist or have occurred, Borrowers and Guarantors may amend such terms to: (A) extend the term thereof for up to an additional twelve (12) months from the current term thereof or such longer period as Administrative Agent may agree, (B) increase the amount or frequency of the payments required from the payee thereunder, (C) obtain any collateral in respect of such loans, or (D) otherwise make the terms thereof more favorable to Borrowers and Guarantors and (ii) Borrowers and Guarantors shall furnish to Administrative Agent all notices or demands in connection with such loans and advances either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(l) investments in the ordinary course of business of Borrowers not otherwise permitted in Section 9.10 hereof, provided, that, the aggregate amount of all such investments shall not exceed $1,000,000 in any fiscal year; and

(m) the purchase or repurchase by Parent of Indebtedness evidenced by the Convertible Notes to the extent permitted in Section 9.9(m)(iv) hereof.

9.11 Dividends and Redemptions. Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

(a) any Borrower or Guarantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

(b) Borrowers and Guarantors may pay dividends to the extent permitted in Section 9.12 below;

(c) any Subsidiary of a Borrower or Guarantor may pay dividends to a Borrower;

(d) Borrowers and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $500,000;

(e) Parent may from time to time purchase shares of its Capital Stock to make available to employees (i) participating in the Associate Stock Purchase Plan of Parent who have elected to purchase such shares in accordance with such plan that are to be paid for by such employees with payroll deductions (at a price and otherwise on terms specified in the plan) but not to exceed a maximum of $25,000 for each participating employee and (ii) as performance bonuses included in the compensation for such employees in the ordinary course of the business of Borrowers and Guarantors, provided, that, the aggregate amount of all payments for such purchases of shares for such purpose in any calendar year shall not exceed $1,000,000; and

(f) Parent may pay cash dividends and distributions, from legally available funds therefor, to its stockholders and repurchase any shares of its Capital Stock now or hereafter outstanding; provided, that, at the time of payment of each such dividend, distribution or repurchase and after giving effect to the payment thereof: (i) no Default or Event of Default exists or has occurred and is continuing, or would occur or exist after giving effect to such payment, (ii) such dividend, distribution or repurchase is not in violation of applicable law or any other agreement to which Parent is a party or by which Parent is bound and (iii) as of the date of any such payment and after giving effect thereto, either (A) (1) the aggregate amount of the Excess Availability of Borrowers shall be greater than an amount equal to twenty-five (25%) percent of the Borrowing Base and (2) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of such certificates or information as Administrative Agent may require to confirm such projection) shall be greater than an amount equal to twenty-five (25%) percent of the Borrowing Base for the first six (6) months after such payment, or (B) (1) the aggregate amount of the Excess Availability of Borrowers shall be greater than an amount equal to twenty (20%) percent of the Borrowing Base, (2) the pro forma projected aggregate amount of the Excess Availability of Borrowers (subject to the receipt of such certificates or information as Administrative Agent may require to confirm such projection) shall be greater than an amount equal to twenty (20%) percent of the Borrowing Base for the first six (6) months after such payment and (3) the Fixed Charge Coverage Ratio of Borrowers (on a combined basis) for the most recently ended twelve (12) month period for which Administrative Agent has received financial statements of Borrowers shall be greater than 1.00 to 1:00.

9.12 Transactions with Affiliates. Each Borrower and Guarantor shall not, directly or indirectly:

(a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person, provided that one Borrower may make sales of goods, or render services, to another Borrower on terms more favorable to the Borrower purchasing such goods or receiving the benefit of such services than it would to a person that is not an Affiliate in the ordinary course of business and consistent with the current practices of Borrowers as of the date hereof, provided further that, Parent may make charitable contributions to an Affiliate that is a foundation qualified under Section501(c)(3) of the Code so long as each of the following conditions is satisfied: (i) as of the date of any such charitable contribution and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing and (ii) the aggregate amount of all such charitable contributions made in any calendar year shall not exceed $2,500,000; or

(b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except reasonable compensation to officers, employees and directors for services rendered to such Borrower or Guarantor in the ordinary course of business.

9.13 Compliance with ERISA. Each Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any non-exempt prohibited transaction involving any of such Plans or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or penalty or other liability on non-exempt prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation; except, in each case referred to in subsections (a) through (g) above, to the extent that failure to do so has not resulted in or could not reasonably be expected to have a Material Adverse Effect.

9.14 End of Fiscal Years; Fiscal Quarters. Each Borrower and Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries’ (a) fiscal years to end on the dates for the end of each such fiscal year set forth on Schedule 9.14 hereto and (b) fiscal quarters to end on the dates for the end of each such fiscal quarter set forth in Schedule 9.14 hereto.

9.15 Credit Card Agreements. Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; and (b) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) any Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; provided, that, such Borrower shall give Administrative Agent not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Administrative Agent shall have received not less than thirty (30) days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Administrative Agent may request) and (ii) such Borrower delivers, or causes to be delivered to Administrative Agent, a Credit Card Acknowledgment in favor of Administrative Agent, (e) give Administrative Agent immediate written notice of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Administrative Agent may request; and (f) furnish to Administrative Agent, promptly upon the request of Administrative Agent, such information and evidence as Administrative Agent may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

9.16 Change in Business. Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower or Guarantor is engaged on the date hereof.

9.17 Limitation of Restrictions Affecting Subsidiaries. Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) the documents governing the Qualified Debt Offering (if applicable), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (v) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (vi) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date, and (vii) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Administrative Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

9.18 Intentionally deleted.

9.19 Intentionally deleted.

9.20 Minimum Excess Availability. The aggregate amount of the Excess Availability (without giving effect to Qualified Cash) of Borrowers shall at all times be equal to or greater than an amount equal to ten (10%) percent of the Borrowing Base.

9.21 License Agreements.

(a) With respect to a License Agreement (which consitutues a Material Contract) applicable to Intellectual Property that is owned by a third party and licensed to a Borrower or Guarantor and that is affixed to or otherwise used in connection with the manufacture, sale or distribution of any Inventory (other than an off-the-shelf product with a shrink wrap license), each Borrower and Guarantor shall (i) give Administrative Agent not less than ninety (90) days prior written notice of its intention to not renew or to terminate, cancel, surrender or release its rights under any such License Agreement, or to amend any such License Agreement or related arrangements to limit the scope of the right of such Borrower or Guarantor to use the Intellectual Property subject to such License Agreement in any material respect, either with respect to product, territory, term or otherwise, or to increase in any material respect the amounts to be paid by such Borrower or Guarantor thereunder or in connection therewith (and Administrative Agent may establish such Reserves as a result of any of the foregoing as Administrative Agent may reasonably determine), (ii) give Administrative Agent prompt written notice of any such License Agreement entered into by such Borrower or Guarantor after the date hereof, or any material amendment to any such License Agreement existing on the date hereof, in each case together with a true, correct and complete copy thereof and such other information with respect thereto as Administrative Agent may in good faith request, (iii) give Administrative Agent prompt written notice of any material breach of any obligation, or any default, by the third party that is the licensor or by the Borrower or Guarantor that is the licensee or any other party under any such License Agreement, and deliver to Administrative Agent (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and any other notice received or delivered by such Borrower or Guarantor in connection with any such a License Agreement that relates to the scope of the right, or the continuation of the right, of such Borrower or Guarantor to use the Intellectual Property subject to such License Agreement or the amounts required to be paid thereunder.

(b) With respect to a License Agreement (which consitutues a Material Contract) applicable to Intellectual Property that is owned by a third party and licensed to a Borrower or Guarantor and that is affixed to or otherwise used in connection with the manufacture, sale or distribution of any Inventory (other than an off-the-shelf product with a shrink wrap license), at any time an Event of Default shall exist or have occurred and be continuing or if after giving effect to any Reserves, or the reduction in the applicable Borrowing Base as a result of Eligible Inventory using such licensed Intellectual Property ceasing to be Eligible Inventory, the aggregate amount of the Excess Availability of Borrowers is less than $5,000,000, Administrative Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Administrative Agent or in the name and behalf of such Borrower or Guarantor, subject to and in accordance with the terms of such License Agreement. Administrative Agent may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder. Any sums so paid by Administrative Agent shall constitute part of the Obligations.

9.22 Agricultural Products.

(a) Each Borrower shall at all times comply in all material respects with all existing and future Food Security Act Notices during their periods of effectiveness under the Food Security Act, including, without limitation, directions to make payments to the Farm Products Seller by issuing payment instruments directly to the secured party with respect to any assets of the Farm Products Seller or jointly payable to the Farm Products Seller and any secured party with respect to the assets of such Farm Products Seller, as specified in the Food Security Act Notice, so as to terminate or release the security interest in any Farm Products maintained by such Farm Products Seller or any secured party with respect to the assets of such Farm Products Seller under the Food Security Act.

(b) Each Borrower shall take all other actions as may be reasonably required, if any, to ensure that any perishable agricultural commodity (in whatever form) or other Farm Products are purchased free and clear of any security interest, lien or other claims in favor of any Farm Products Seller or any secured party with respect to the assets of any Farm Products Seller.

(c) Each Borrower shall promptly notify Administrative Agent in writing after receipt by or on behalf of such Borrower of any Food Security Act Notice or amendment to a previous Food Security Act Notice, and including any notice from any Farm Products Seller of the intention of such Farm Products Seller to preserve the benefits of any trust applicable to any assets of any Borrower or Guarantor under the provisions of the PSA, PACA or any other statute and such Borrower shall promptly provide Administrative Agent with a true, correct and complete copy of such Food Security Act Notice or amendment, as the case may be, and other information delivered to or on behalf of such Borrower pursuant to the Food Security Act.

(d) In the event any Borrower receives a Food Security Act Notice, such Borrower shall pay the related invoice within the payment terms specified therein and notify Administrative Agent of such receipt; provided,, that, such invoice may remain unpaid if, and only so long as (i) appropriate legal or administrative action has been commenced in good faith and is being diligently pursued or defended by such Borrower, (ii) adequate reserves with respect to such contest are maintained on the books of such Borrower, in accordance with GAAP, (iii) Administrative Agent shall have established a Reserve in an amount at least equal to the amount claimed to be due by such vendor under the relevant invoice, (iv) such Borrower shall promptly pay or discharge such contested invoice and all additional charges, interest, penalties and expenses, if any, and shall deliver to Administrative Agent evidence reasonably acceptable to Administrative Agent of such payment, if such contest is terminated or discontinued adversely to Borrower or the conditions set forth in this Section 9.21(d) are no longer met.

(e) Each Borrower shall obtain Administrative Agent’s written consent prior to purchasing any Farm Products from a Person who produces such Farm Products in a state with a central filing system certified by the United States Secretary of Agriculture, and in the event that such Borrower receives such consent, such Borrower shall immediately register, as a buyer, with the Secretary of State of such state (or the designated system operator). Each Borrower shall forward promptly to Administrative Agent a copy of such registration as well as a copy of all relevant portions of the master list periodically distributed by any such Secretary of State (or the designated system operator). Each Borrower shall comply with any payment of obligations in connection with the purchase of any Farm Products imposed by a secured party as a condition of the waiver or release of a security interest effective under the Food Security Act or other applicable law whether or not as a result of direct notice or the filing under any applicable central filing system. Each Borrower shall also provide to Administrative Agent not later than the fifth (5th) day of each month, true and correct copies of all state filings recorded in any such central filing system in respect of a Person from whom a Borrower has purchased Farm Products within the preceding twelve (12) months.

9.23 After Acquired Real Property. If any Borrower or Guarantor hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property is adjacent to, contiguous with or necessary or related to or used in connection with any Real Property then subject to a Mortgage, or if such Real Property is not adjacent to, contiguous with or related to or used in connection with such Real Property, then if such Real Property, fixtures or other property at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) has a fair market value in an amount equal to or greater than $1,000,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Administrative Agent or any Lender, or duties or obligations of any Borrower or Guarantor, promptly upon Administrative Agent’s request, such Borrower or Guarantor shall execute and deliver to Administrative Agent a mortgage, deed of trust or deed to secure debt, as Administrative Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Administrative Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Administrative Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property

(except as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Administrative Agent) and such other agreements, documents and instruments as Administrative Agent may require in connection therewith.

9.24 Costs and Expenses. Borrowers and Guarantors shall pay to Administrative Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Administrative Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees (including OFAC/PEP searches), costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Administrative Agent’s customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Administrative Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Administrative Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Administrative Agent during the course of periodic field examinations of the Collateral and such Borrower’s or Guarantor’s operations, plus a per diem charge at Administrative Agent’s then standard rate for Administrative Agent’s examiners in the field and office (which rate as of the date hereof is $800 per person per day), provided, that, so long as at the time such field examination is conducted (i) no Default or Event of Default shall exist or have occurred and be continuing and (ii) Excess Availability is equal to or greater than an amount equal to twenty (20%) percent of the Borrowing Base, Borrowers and Guarantors shall not be required to pay such costs, expenses and pier diem charges for more than one (1) such field examination in any twelve (12) month period (and any field examinations conducted at such time as a Default or Event of Default shall exist or have occurred and be continuing or at such time when Excess Availability is less than an amount equal to twenty (20%) percent of the Borrowing Base shall not be deemed to constitute a field examination for purposes of such limitation); and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Administrative Agent in connection with any of the foregoing.

9.25 Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Loans or the requesting or issuance, extension or renewal of any Letter of Credit Accommodations or the use of the proceeds of any thereof will violate the Trading With the

Enemy Act (50 U.S.C. §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Patriot Act. Neither any Borrower nor any of its Subsidiaries or other Affiliates is or will become a Sanctioned Entity or Sanctioned Person as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such Sanctioned Entity or Sanctioned Person. No part of the proceeds of the Loans made hereunder will be used by any Borrower or Guarantor or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

9.26 Formation of Subsidiaries. At the time that any Borrower or Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the date hereof, Lead Borrower shall (a) within ten (10) days of such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion) cause any such new Subsidiary to provide to Administrative Agent a Joinder Agreement, together with a joinder to the Guarantee or any other security document (including mortgages with respect to any Real Property owned in fee of such new Subsidiary with a fair market value of at least $1,000,000), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Administrative Agent (including being sufficient to grant Administrative Agent a first priority Lien (subject to liens permitted under Section 9.8 herein) in and to the assets of such newly formed or acquired Subsidiary); provided, that, such joinders and security documents shall not be required to be provided to Adminstrative Agent with respect to any Subsidiary of Borrowers that is a controlled foreign corporation if providing such documents would result in material adverse tax consequences, (b) within ten (10) days of such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion) provide to Administrative Agent a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Agent; provided, that, only sixty-five (65%) percent of the total outstanding voting Capital Stock of any Subsidiary of any Borrower that is a controlled foreign corporation (and none of the Capital Stock of any Subsidiary of such controlled foreign corporation) shall be required to be pledged if pledging a greater amount would result in adverse tax consequences or the costs to the Borrowers of providing such pledge or perfecting the security interests created thereby are unreasonably excessive (as determined by Administrative Agent in consultation with Lead Borrower) in relation to the benefits of Administrative Agent and the Lenders of the security or guarantee afforded thereby (which pledge, if reasonably requested by Administrative Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (c) within ten (10) days of such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion) provide to Administrative Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Administrative Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 9.26 shall be a Financing Agreement.

9.27 Further Assurances. At the request of Administrative Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Administrative Agent may at any time and from time to time request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Administrative Agent, Administrative Agent and Lenders may, at Administrative Agent’s option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Administrative Agent has received such certificate and, in addition, Administrative Agent has determined that such conditions are satisfied.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a) (i) any Borrower fails to pay any of the Obligations within three (3) Business Days of the date when due or (ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.2, 9.3, 9.4, 9.13, 9.14, 9.15, 9.16, 9.17, 9.21, 9.22 and 9.23 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant or (iii) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

(b) any representation, warranty or statement of fact made by any Borrower or Guarantor to Administrative Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise delivered in connection with this Agreement or any of the other Financing Agreements shall when made or deemed made be false or misleading in any material respect;

(c) any Obligor revokes or terminates or purports to revoke or terminate prior to the stated expiration any guarantee, endorsement or other agreement of such party in favor of Administrative Agent or any Lender other than termination as a result of such Obligor ceasing to be an Obligor as permitted by this Agreement;

(d) any judgment for the payment of money is rendered against any Borrower or Obligor in excess of $25,000,000 in any one case or in the aggregate (to the extent not covered by insurance as to which the insurer has been notified of the potential claim and does not dispute or decline such coverage) and shall remain unsatisfied, undischarged or unvacated for a period in excess of thirty (30) consecutive days during which execution shall not be effectively stayed, or any judgment other than for the payment of money, or an injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of the Collateral having a value in excess of $25,000,000;

(e) any Borrower or Obligor makes an assignment for the benefit of creditors;

(f) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any material part of the properties of Borrowers (taken as a whole) and such petition or application is not dismissed within forty-five (45) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any material part of the properties of Borrowers (taken as a whole);

(h) any default by any Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Lenders, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lenders, in any case in an amount in excess of $10,000,000, which default continues for more than the applicable cure period, if any, with respect thereto and is not waived in writing, or any default by any Borrower or any Obligor under any Material Contract (including, without limitation, any of the Credit Card Agreements), which default continues for more than the applicable cure period, if any, with respect thereto which default has or could reasonably be expected to have a Material Adverse Effect, or any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to a Borrower to fund a reserve account or otherwise hold as collateral, or shall require a Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $5,000,000;

(i) (x) any Credit Card Issuer from whom sales made by Borrowers and Guarantors through credit cards issued by such person or persons exceeded five (5%) percent of the aggregate retail sales of Borrowers and Guarantors in the preceding Fiscal Year or (y) any Credit Card Processors from whom sales made by Borrowers and Guarantors that are processed or serviced through such person or persons exceeded five (5%) percent of the aggregate retail sales of Borrowers and Guarantors in the preceding Fiscal Year, shall in either case, send written notice to any Borrower that it is ceasing to make or suspending payments to any Borrower of amounts due or to become due to any Borrower or shall cease or suspend such payments, or shall send written notice to any Borrower that it is terminating its arrangements with any Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within sixty (60) days after the date of any such notice;

(j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Administrative Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto having a value in excess of $5,000,000 (except as otherwise permitted herein or therein);

(k) an ERISA Event shall occur which results in or could reasonably be expected to have a Material Adverse Effect;

(l) any Change of Control;

(m) the indictment by any Governmental Authority, of any Borrower or Obligor of which any Borrower, Obligor or Administrative Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Administrative Agent, under any criminal statute, or commencement of criminal or civil proceedings against such Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $10,000,000 or (ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business;

(n) any event shall occur as a result of which (i) operations are suspended or terminated for thirty (30) days or more at any facility of a Borrower used in generating more than thirty (30%) percent of the consolidated revenues of Borrowers for the immediately preceding fiscal year, to the extent not covered by insurance as to which the insurer has been notified of the potential claim and does not dispute or decline such coverage (but for this purpose a sale of a facility in accordance with the terms hereof shall not be deemed to be a suspension or termination of operations at such facility), (ii) any law, regulation, order, judgement or decree of any Governmental Authority shall exist, or any action, suit, investigation, litigation or proceeding shall be pending or threatened in writing in any court or before any arbitrator or Governmental Authority that could reasonably be expected to result in the loss of the ability to conduct any portion of the business that accounted for more than thirty (30%) of the revenues of Parent and it Subsidiaries (taken as a whole) in the immediately preceding fiscal year, or (iii) the loss, suspension, revocation or failure to renew any Permit now held or hereafter acquired by a Borrower required in connection with the sale or distribution of goods the sale of which gave rise to revenues of more than thirty (30%) percent in the immediately preceding fiscal year;

(o) there shall be an event of default under any of the other Financing Agreements; or

(p) the conversion by Parent of any of the Convertible Notes to cash, and either (i) as of the date of any such payment and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers for any of the immediately preceding ten (10) consecutive days shall have been less than $25,000,000 or (ii) as of the date of any such payment and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers is less than $25,000,000.

10.2 Remedies.

(a) At any time an Event of Default exists or has occurred and is continuing, Administrative Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Administrative Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Administrative Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Administrative Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

(b) Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Administrative Agent may, at its option and shall upon the direction of the Required Lenders, (i) upon notice to Lead Borrower, accelerate the payment of all Obligations and demand immediate payment thereof to Administrative Agent for itself and the benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(f) and 10.1(g), all Obligations shall automatically become immediately due and payable), and (ii) terminate the Commitments and this Agreement (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(f) and 10.1(g), the Commitments and any other obligation of the Administrative Agent or a Lender hereunder shall automatically terminate).

(c) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Administrative Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Borrower or Obligor, at Borrowers’ expense, to assemble and make available to Administrative Agent any part or all of the Collateral at any place and time designated by Administrative Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Administrative Agent or elsewhere) at such prices or terms as Administrative Agent may deem reasonable, for cash, upon credit or for future delivery, with the Administrative Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Obligor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Obligors and/or (vi) terminate this Agreement. If any of the Collateral is sold or leased by Administrative Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Administrative Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Administrative Agent to Lead Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Obligors waive any other notice. In the event Administrative Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Administrative Agent’s request, Borrowers will either, as Administrative Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Administrative Agent’s reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Administrative Agent for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any expenses payable or to become payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.

(d) At any time or times that an Event of Default exists or has occurred and is continuing, Administrative Agent may, in its discretion, enforce the rights of any Borrower or Obligor against any Account Debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Administrative Agent may, in its discretion, at such time or times (i) notify any or all Account Debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Administrative Agent and that Administrative Agent has a security interest therein and Administrative Agent may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Administrative Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the Account Debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Administrative Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Administrative Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Administrative Agent’s request, all invoices and statements sent to any Account Debtor shall state that the Accounts and such other obligations have been assigned to Administrative Agent and are payable directly and only to Administrative Agent and Borrowers and Obligors shall deliver to Administrative Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Administrative Agent may require. In the event any Account Debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Administrative Agent’s request, hold the returned Inventory in trust for Administrative Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Administrative Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Administrative Agent’s prior written consent.

(e) To the extent that applicable law imposes duties on Administrative Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Administrative Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Administrative Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Administrative Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Administrative Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Administrative Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Administrative Agent or any Lender would not be commercially unreasonable in the exercise by Administrative Agent or any Lender of remedies against the Collateral and that other actions or omissions by Administrative Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Administrative Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(f) For the purpose of enabling Administrative Agent to exercise the rights and remedies hereunder, each Borrower and Obligor hereby grants to Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(g) At any time an Event of Default shall exist or have occurred and for so long as the same is continuing, Administrative Agent may apply the cash proceeds of Collateral actually received by Administrative Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the terms hereof, whether or not then due. Borrowers and Guarantors shall remain liable to Administrative Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys’ fees and expenses.

(h) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Administrative Agent and Lenders may, at Administrative Agent’s option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Administrative Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Administrative Agent and Lenders to Borrowers and (ii) Administrative Agent may, at its option, establish such Reserves as Administrative Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

(b) Borrowers, Guarantors, Administrative Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois, whichever Administrative Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Administrative Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Administrative Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

(c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Administrative Agent’s option, by service upon any Borrower or Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Administrative Agent against such Borrower or Guarantor for the amount of the claim and other relief requested.

(d) BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN

ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Administrative Agent, Lenders and the other Secured Parties shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, except to the extent resulting from the gross negligence or willful misconduct of Administrative Agent or a Secured Party as determined by a final and non-appealable judgment or court order binding on Administrative Agent, such Lender or other Secured Party. In any such litigation, Administrative Agent, Lenders and the other Secured Parties shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower and Guarantor: (i) certifies that neither Administrative Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Administrative Agent or any Lender has represented, expressly or otherwise, that Administrative Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Administrative Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

11.2 Waiver of Notices. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Administrative Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand to which such Borrower or Guarantor is not otherwise entitled in the same, similar or other circumstances.

11.3 Amendments and Waivers.

(a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Administrative Agent and the Required Lenders or at Administrative Agent’s option, by Administrative Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by Lead Borrower (for itself and the other Borrowers); except, that, no such amendment, waiver, discharge or termination shall:

(i) reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letter of Credit Accommodations, in each case without the consent of each Lender (including any Defaulting Lender) directly affected thereby,

(ii) increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender (including any Defaulting Lender) directly affected thereby,

(iii) release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof) or release of any Guarantor, without the consent of Administrative Agent and all of Lenders,

(iv) reduce any percentage specified in the definition of Required Lenders, without the consent of Administrative Agent and all of Lenders,

(v) consent to the assignment or transfer by any Borrower or Guarantor of any of their rights and obligations under this Agreement, without the consent of Administrative Agent and all of Lenders,

(vi) agree to the subordination of (A) any of the Obligations or (B) other than liens in and on the Qualified Debt Priority Collateral (as provided for in the Qualified Debt Intercreditor Agreement), any lien or security interest in favor of Agent for the benefit of Lenders, without the consent of Agent and the all of Lenders,

(vii) amend, modify or waive any terms of Section 6.4(a) hereof or this Section 11.3 hereof, without the consent of Administrative Agent and all of Lenders, or

(viii) increase the advance rates constituting part of the Borrowing Base, without the consent of Administrative Agent and all of Lenders.

(b) Administrative Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Administrative Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Administrative Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a “Non-Consenting Lender”), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Wells and Parent shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Wells or Parent of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Wells or such Eligible Transferee as Wells may specify after consultation with Lead Borrower, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. Wells or Parent shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Wells, or such Eligible Transferee specified by Wells after consultation with Lead Borrower, shall pay to the Non-Consenting Lender (except as Wells and such Non-Consenting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee), minus (iii) the amount of the closing fee received by the Non-Consenting Lender pursuant to the terms hereof or of any of the other Financing Agreements multiplied by the fraction, the numerator of which is the number of months remaining in the then current term of the Credit Facility and the denominator of which is the number of months in the then current term thereof. Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

(d) The consent of Administrative Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Administrative Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Administrative Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts, Eligible Inventory, Eligible Credit Card Receivables, Eligible Equipment, Eligible Prescription Files or Eligible Real Property shall not be deemed an amendment to the advance rates provided for in this Section 11.3.

(e) The consent of Administrative Agent and each Bank Product Provider that is providing any Bank Products and has outstanding any such Bank Products at such time that are secured hereunder shall be required for any amendment, waiver or consent to the priority of payment of Obligations arising under or pursuant to any Bank Products as set forth in Section 6.4(a) hereof. In no event shall the consent or approval of any Bank Product Provider be required for any amendment, waiver or consent under this Agreement or the other Financing Agreements, except as provided in the immediately preceding sentence.

11.4 Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.5 Indemnification. Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Administrative Agent and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby to the extent resulting from the gross negligence or wilful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Administrative Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. THE AGENT1

12.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Wells to act as Administrative Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Administrative Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing or any of the other rights and duties of Administrative Agent provided for herein or in the other Financing Agreements, each Lender hereby specifically irrevocably authorizes and directs Administrative Agent to enter into, if applicable, the Qualified

[1]	This Section under review by the Wells Fargo syndication group for current market needs.

Debt Intercreditor Agreement on behalf of such Lender and acknowledges and agrees that such Lender shall be bound thereby and subject to all of the terms and conditions thereof, deemed to make all representations and warranties made by a Revolving Lender (or comparable term as defined therein) as to itself and Administrative Agent shall be irrevocably authorized to take such actions as are provided for on behalf of such Lender thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Administrative Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Administrative Agent shall have been delivered to and acknowledged by Administrative Agent.

12.2 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Administrative Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3 Events of Default.

(a) Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Administrative Agent has received written notice from a Lender, or a Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition”. In the event that Administrative Agent receives such a Notice of Default or Failure of Condition, Administrative Agent shall give prompt notice thereof to the Lenders. Administrative Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Administrative Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Administrative Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

(b) Except with the prior written consent of Administrative Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against any Borrower or Obligor or any of the Collateral or other property of any Borrower or Obligor.

12.4 Wells in its Individual Capacity. With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Administrative Agent), so long as Wells shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Wells in its individual capacity as Lender hereunder. Wells (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Administrative Agent, and Wells and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.5 Indemnification. Lenders agree to indemnify Administrative Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Administrative Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

12.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Administrative Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Obligor. Administrative Agent will use reasonable efforts to provide Lenders with any information received by Administrative Agent from any Borrower or Obligor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Administrative Agent from any Borrower or any Lender; provided, that, Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Administrative Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Obligor that may come into the possession of Administrative Agent.

12.7 Failure to Act. Except for action expressly required of Administrative Agent hereunder and under the other Financing Agreements, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8 Additional Loans. Administrative Agent shall not make any Loans or provide any Letter of Credit Accommodations to any Borrower on behalf of Lenders intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base of such Borrower, without the prior consent of all Lenders, except, that, Administrative Agent may make such additional Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations will cause the total outstanding Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base of such Borrower, as Administrative Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Loans or additional Letter of Credit Accommodations to any Borrower which Administrative Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Loans equal or exceed the Borrowing Base, plus the amount of Special Administrative Agent Advances made pursuant to Section 12.11(a)(ii) hereof then outstanding, shall not exceed $5,000,000 and shall not cause the total principal amount of the Loans and Letter of Credit Accommodations to exceed the Maximum Credit and (b) no such additional Loan or Letter of Credit Accommodation shall be outstanding more than ninety (90) days after the date such additional Loan or Letter of Credit Accommodation is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Lender shall be obligated to pay Administrative Agent the amount of its Pro Rata Share of any such additional Loans or Letter of Credit Accommodations.

12.9 Concerning the Collateral and the Related Financing Agreements. Each Lender authorizes and directs Administrative Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Administrative Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Administrative Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

12.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a) is deemed to have requested that Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Borrowing Base prepared or received by Administrative Agent (each field audit or examination report and report with respect to the Borrowing Base being referred to herein as a “Report” and collectively, “Reports”), appraisal and financial statements;

(b) expressly agrees and acknowledges that Administrative Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers’ and Guarantors’ books and records, as well as on representations of Borrowers’ and Guarantors’ personnel; and

(d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

12.11 Collateral Matters.

(a) Administrative Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances (“Special Administrative Agent Advances”) which Administrative Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loans and other Obligations, provided, that, the aggregate principal amount of the Special Administrative Agent Advances pursuant to this clause (ii), plus the then outstanding principal amount of the additional Loans and Letter of Credit Accommodations which Administrative Agent may make or provide as set forth in Section 12.8 hereof, shall not exceed the aggregate amount of $5,000,000 or (iii) to pay any other amount chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of (A) costs, fees and expenses and (B) payments to any issuer of Letter of Credit Accommodations. Special Administrative Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral. Special Administrative Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Interest on Special Administrative Agent Advances shall be payable at the Interest Rate then applicable to Prime Rate Loans and shall be payable on demand. Without limitation of its obligations pursuant to Section 6.10, each Lender agrees that it shall make available to Administrative Agent, upon Administrative Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Administrative Agent Advance. If such funds are not made available to Administrative Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Administrative Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Administrative Agent’s option based on the arithmetic mean determined by Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Administrative Agent) and if such amounts are not paid within three (3) days of Administrative Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

(b) Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Lead Borrower or any Borrower or Guarantor certifies to Administrative Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Administrative Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $5,000,000, and to the extent Administrative Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under any other terms hereof or of any of the other Financing Agreements, including any intercreditor agreement, or (vi) approved, authorized or ratified in writing by all of Lenders. Except as provided above, Administrative Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Administrative Agent at any time, Lenders will promptly confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c) Without in any manner limiting Administrative Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Administrative Agent, the authority to release Collateral conferred upon Administrative Agent under this Section. Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Administrative Agent upon any Collateral to the extent set forth above; provided, that, (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

(d) Administrative Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Administrative Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its discretion, given Administrative Agent’s own interest in the Collateral as a Lender and that Administrative Agent shall have no duty or liability whatsoever to any other Lender.

12.12 Agency for Perfection. Each Lender hereby appoints Administrative Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Administrative Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Administrative Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Administrative Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions.

12.13 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to Lenders and Parent. If Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Parent, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as

Administrative Agent by the date which is thirty (30) days after the date of a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

12.14 Co-Administrative Agent. Administrative Agent may at any time and from time to time determine that a Lender may, in addition, be a “Co-Administrative Agent”, “Co-Documentation Agent” or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement. Administrative Agent shall provide written notice to Lead Borrower of any such agreement. Any Lender that is so designated as a Co-Administrative Agent, Co-Documentation Agent or such similar designation by Administrative Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing Agreements other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Administrative Agent, Co-Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

13.1 Term.

(a) THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS SHALL BECOME EFFECTIVE AS OF THE DATE SET FORTH ON THE FIRST PAGE HEREOF AND SHALL CONTINUE IN FULL FORCE AND EFFECT FOR A TERM ENDING ON JUNE 8, 2017 (THE “RENEWAL DATE”). In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Administrative Agent (which notice shall be irrevocable) and Administrative Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default. Upon the Renewal Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Administrative Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Administrative Agent (or at Administrative Agent’s option, a letter of credit issued for the account of Borrowers and at Borrowers’ expense, in form and substance satisfactory to Administrative Agent, by an issuer acceptable to Administrative Agent and payable to Administrative Agent as beneficiary) in such amounts as Administrative Agent determines are reasonably necessary to secure Administrative Agent and Lenders from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Administrative Agent or any Lender has not yet received final and indefeasible payment and any continuing obligations of Administrative Agent or any Lender pursuant to any Deposit Account Control Agreement (contingent or otherwise) and for any of the Obligations, arising under or in connection with any Bank Products in such amounts as the Bank Product Provider may require (unless such Obligations arising under or in connection with any Bank Products are paid in full in cash and terminated in a manner satisfactory to the Bank Product

Provider). The amount of such cash collateral (or letter of credit, as Administrative Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any expenses payable or to become payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Administrative Agent Payment Account or such other bank account of Administrative Agent, as Administrative Agent may, in its discretion, designate in writing to Lead Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Administrative Agent Payment Account or other bank account designated by Administrative Agent are received in such bank account later than 12:00 noon, Boston time.

(b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Administrative Agent’s continuing security interest in the Collateral and the rights and remedies of Administrative Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Administrative Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, in each case, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

(c) Intentionally deleted.

(d) Intentionally deleted.

13.2 Interpretative Provisions.

(a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) All references to any Borrower, Guarantor, Administrative Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d) The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e) The word “including” when used in this Agreement shall mean “including, without limitation” and the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall”.

(f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Administrative Agent, if such Event of Default is capable of being cured as determined by Administrative Agent.

(g) All references to the term “good faith” used herein when applicable to Administrative Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned and the observance of reasonable commercial standards of fair dealing based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information then available to it. Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Administrative Agent or any Lender alleged by any Borrower or Guarantor at any time.

(h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Administrative Agent prior to the date hereof or such other method as may be acceptable to Administrative Agent. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is not only unqualified (other than by reason of an exception as to consistency related to new accounting pronouncements or method change under GAAP) but also does not include any explanation, supplemental comment or other comment or note concerning the ability of the applicable person to continue as a going concern. If at any time any change in GAAP would affect the computation of any financial ratio, requirement or other provision set forth in any Financing Agreement, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio, requirement or other provision to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio, requirement or other provision shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, requirement or other provision made before and after giving effect to such change in GAAP.

(i) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Administrative Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Administrative Agent or Lenders merely because of Administrative Agent’s or any Lender’s involvement in their preparation.

13.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to any Borrower or Guarantor:	Spartan Stores, Inc. 850 76th St. SW P.O. Box 8700 Grand Rapids, Michigan 49518-8700 Attention: Mr. David Staples Telephone No.: 616-878-8315 Telecopy No.: 616-878-2775

with a copy to:	Warner Norcross & Judd LLP 111 Lyon St., N.W., Suite 900 Grand Rapids, Michigan 49501-3487 Attention: Mr. Mark J. Wassink Telephone No.: 616-752-2189 Telecopy No.: 616-222-2189

If to Administrative Agent:	Wells Fargo Capital Finance, LLC One Boston Place 18th Floor Boston, Massachusetts 02108 Attention: Portfolio Administrator - Spartan Telephone No.: 617-854-7283 Telecopy No.: 855-461-3726

13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.5 Confidentiality.

(a) Administrative Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any material non-public information supplied to it by any Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Administrative Agent or such Lender is a party or as may be requested or required by any Governmental Authority, (iii) to any Lender (or its agents or other representatives) or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender ,so long as such Lender (or its agents or other representatives) or Participant (or prospective Lender or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 13.5, or (iv) to counsel for Administrative Agent or any Lender or Participant (or prospective Lender or Participant).

(b) In the event that Administrative Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Administrative Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Administrative Agent or such Lender determines in good faith that it will not create any risk of liability to Administrative Agent or such Lender, Administrative Agent or such Lender will promptly notify Lead Borrower of such request so that Lead Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Administrative Agent’s or such Lender’s expenses, cooperate with Lead Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Lead Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Administrative Agent or such Lender determines in good faith that it will not create any risk of liability to Administrative Agent or such Lender.

(c) In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Administrative Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than a Borrower or Guarantor, (iii) to require Administrative Agent or any Lender to return any materials furnished by a Borrower or Guarantor to Administrative Agent or a Lender or prevent Administrative Agent or a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Administrative Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Administrative Agent and Lenders under any confidentiality letter signed prior to the date hereof.

(d) Notwithstanding anything to the contrary set forth herein or in any of the other Financing Agreements or any other written or oral understanding or agreement, (i) any obligations of confidentiality contained herein, in any of the other Financing Agreements or any such other understanding or agreement do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated herein (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons the tax treatment and tax structuring of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided, that, each party recognizes that the privilege that it may, in its discretion, maintain with respect to the confidentiality of a communication relating to the transactions contemplated herein, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing. Borrowers and Guarantors do not intend to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrowers or Guarantors determine to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof. Each Borrower and Guarantor acknowledges that one or more of Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Administrative Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

13.6 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Administrative Agent, Lenders, Borrowers, Guarantors and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Administrative Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Administrative Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Administrative Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

13.7 Assignments; Participations.

(a) Each Lender may, with the prior written consent of Administrative Agent and after consultation with Lead Borrower (which consent of Administrative Agent shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender so long as no Default or Event of Default exists at the time of such assignment), assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) such transfer or assignment will not be effective until recorded by Administrative Agent on the Register and (ii) Administrative Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.

(b) Intentionally deleted.

(c) Administrative Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the “Register”). Administrative Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Guarantors, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(e) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Obligor or any of their Subsidiaries or the performance or observance by any Borrower or Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Administrative Agent and Lenders may furnish any information concerning any Borrower or Obligor in the possession of Administrative Agent or any Lender from time to time to assignees and Participants.

(f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Administrative Agent or the other Lenders); provided, that, (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Guarantor hereunder shall be determined as if such Lender had not sold such participation.

(g) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(h) Borrowers and Guarantors shall assist Administrative Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in a manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

13.8 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

13.9 Patriot Act. Each Lender subject to the Patriot Act hereby notifies each Borrower and Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of Borrower and Guarantor and other information that will allow such Lender to identify such person in accordance with the Patriot Act and any other applicable law. Borrower and Guarantor are hereby advised that any Loans or Letters of Credit Accommodations hereunder are subject to satisfactory results of such verification. In addition, if Administrative Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for Borrower and Guarantor and (b) OFAC/PEP searches and customary individual background checks for the senior management and key principals of Borrower and Guarantor, and Borrower and Guarantor agree to cooperate in respect of the conduct of such searches and further agree that Borrower shall pay to Administrative Agent on demand the reasonable costs and charges for such searches.

13.10 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

IN WITNESS WHEREOF, Administrative Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

AGENT	BORROWERS

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (Central), f/k/a Congress Financial Corporation (Central), as Administrative Agent	SPARTAN STORES, INC.
By:
Title:

By:

Title:

SPARTAN STORES DISTRIBUTION, LLC

MARKET DEVELOPMENT, LLC

SPARTAN STORES ASSOCIATES, LLC

FAMILY FARE, LLC

MSFC, LLC

SEAWAY FOOD TOWN, INC.

THE PHARM OF MICHIGAN, INC.

VALLEY FARM DISTRIBUTING CO.

GRUBER’S REAL ESTATE LLC

PREVO’S FAMILY MARKETS, INC.

CUSTER PHARMACY, INC.

SPARTAN PROPERTIES MANAGEMENT, INC.

SPARTAN STORES FUEL, LLC

By:

Title:

LENDERS WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (Central), f/k/a Congress Financial Corporation (Central)

By:

Title:

2

EXHIBIT A

TO

LOAN AND SECURITY AGREEMENT

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of                         , 20         is made between                          (the “Assignor”) and                          (the “Assignee”).

W I T N E S S E T H:

WHEREAS, Wells Fargo Capital Finance, LLC , successor by merger to Wachovia Capital Finance Corporation, formerly known as Congress Financial Corporation (Central), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Administrative Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Administrative Agent and Lenders may make loans and advances and provide other financial accommodations to                     ,                     ,                     , and                      (collectively, “Borrowers”) as set forth in the Loan and Security Agreement, dated December 23, 2003, by and among Borrowers, certain of their affiliates, Administrative Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the “Committed Loans”) to Borrowers in an aggregate amount not to exceed $                         (the “Commitment”);

WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $                         (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.    Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty

(except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be              (    %) percent.

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.1, 6.4, 6.8 and 6.9 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be $                    .

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be $                     (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

2. Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $                    , representing Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

(b) Assignee shall pay to Administrative Agent the processing fee in the amount specified in Section 13.7(a) of the Loan Agreement.

3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letter of Credit Accommodations shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4. Independent Credit Decision. Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most

recent financial statements of              and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5. Effective Date; Notices.

(a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be             , 200     (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii) the consent of Administrative Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii) written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Lead Borrower and Administrative Agent;

(iv) Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(v) the processing fee referred to in Section 2(b) hereof shall have been paid to Administrative Agent.

(b) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Lead Borrower and Administrative Agent for acknowledgment by Administrative Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

[6. Administrative Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

(a) Assignee hereby appoints and authorizes Assignor in its capacity as Administrative Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Administrative Agent by Lenders pursuant to the terms of the Loan Agreement.

(b) Assignee shall assume no duties or obligations held by Assignor in its capacity as Administrative Agent under the Loan Agreement.]

7. Withholding Tax. Assignee (a) represents and warrants to Assignor, Administrative Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Administrative Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b)

agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Administrative Agent and Borrowers prior to the time that Administrative Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such Forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8. Representations and Warranties.

(a) Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.

9. [Intercreditor Agreement. [INCLUDE ONLY IF QUALIFIED DEBT INTERCREDITOR AGREEMENT HAS BEEN ENTERED INTO] Assignee acknowledges and agrees that it has received a copy of the Qualified Debt Intercreditor Agreement and that it shall be bound by the terms thereof as a Lender as such term is defined therein and hereby shall be deemed to make all representations and warranties made by a Lender thereunder. Without limiting any other rights or authorization of Administrative Agent, Assignee hereby specifically authorizes Administrative Agent to take such actions as are provided for to be taken by it under the terms of the Qualified Debt Intercreditor Agreement on behalf of Assignee as a Lender.]

10. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

11. Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF                         . Assignor and Assignee each irrevocably submits to the non-exclusive

jurisdiction of any State or Federal court sitting in                          County,                          over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such                          State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:

Title:

[ASSIGNEE]

By:

Title:

SCHEDULE 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

        , 20

Attn.:

Re:

Ladies and Gentlemen:

Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation, formerly known as Congress Financial Corporation (Central), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Administrative Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Administrative Agent and Lenders may make loans and advances and provide other financial accommodations to                     ,                     ,                     , and                      (collectively, “Borrowers”) as set forth in the Loan and Security Agreement, dated December 23, 2003, by and among Borrowers, certain of their affiliates, Administrative Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

1. We hereby give you notice of, and request your consent to, the assignment by                                      (the “Assignor”) to                                      (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to                          (__%) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand that the Assignor’s Commitment shall be reduced by $                        , as the same may be further reduced by other assignments on or after the date hereof.

2. Assignee agrees that, upon receiving the consent of Administrative Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

3. The following administrative details apply to Assignee:

(A) Notice address:

Assignee name:
Address:

Attention:
Telephone:
Telecopier:

(B) Payment instructions:

Account No.
At:

Reference:
Attention:

4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (Central), f/k/a Congress Financial Corporation (Central), as Administrative Agent

By:

Title:

EXHIBIT B

TO

LOAN AND SECURITY AGREEMENT

[1Borrowing Base Certificate]

000’s omitted

Date:                           , 20__

Number:

Pursuant to the Loan and Security Agreement by and among Wells Fargo Capital Finance, LLC , successor by merger to Wachovia Capital Finance Corporation, formerly known as Congress Financial Corporation (Central), as agent (“Administrative Agent”), the parties thereto as lenders (“Lenders”), Spartan Stores, Inc. and certain of its subsidiaries, as amended (the “Loan Agreement”), each hereby certifies to Administrative Agent and Lenders, as of the above date, as follows:

Wells Fargo Capital Finance		CONSOLIDATING BORROWING BASE CERTIFICATE
Revised 6/11/12

Pursuant to the Loan and Security Agreement between Wells Fargo Retail Finance (“Lender”)

and the undersigned (“Borrowers”), and any amendments thereto (the “Loan Agreement”), Borrowers hereby certify to Lender, as of the date below, as follows:

As Of Date: May 26, 2012	51746 3620	51747 3620

Report Number:	2sk01	2sk02	Spartan A/C#___________

	Spartan Retail Stores	Spartan Distribution	CONSOLIDATED

[1]	Current form of Borrowing Base Certificate to be attached.

	$XXX,XX,X	$XXX,XX,X	$XXX,XX,X	$XXX,XX,X
Accounts Receivable Availability Calculation:		Prescription A/R	Trade A/R
1	Accounts Receivable
2	New Billings: Sales
3	Misc Debits
4	Less: Credit Memos
5	Less: Invoices Paid Per Collection: (GROSS)

6	Ending Accounts Rec
7	Less: Ineligible Accounts

8	Eligible Accounts Receivable
9	Accounts Receivable advance rate (%)	90%	85%	85%

10	Accounts Receivable Availabiltiy

Other Receivables
11	Credit Card AR (net avail)
12	Advance Rate	90%		90%

13	Credit Card-Availability

14	Weekend Sales
15	Advance Rate		85%	85%

16	Weekend Sales-Availability

17	GRAND TOTAL AVAIL- A/R TRADE & A/R OTHERS

Inventory Availability Calculation
18	Beginning Inventory
19	Purchases

	$XXX,XX,X	$XXX,XX,X	$XXX,XX,X	$XXX,XX,X
20	Sales

21	Ending Inventory
21a	Transfer at Liquidation
22	Less: Ineligibles

23	Eligible Inventory
24	Inventory Advance Rate (90% of Appraisal NOLV)

25	Gross Inventory Availability (before sublimit)
26	Inventory Sublimit

27	NET INVENTORY -AVAILABILITY

Other Sources
28	Prescription Files $50MM up to 85% of sublimit appraised value
29	Real Estate (60% of appraisal) up to 25% of Borrowing Base
30	M&E (85% of FLV)
31	Total Collateral Availability (before Reserves)

32	Required Risk Estimate Reserve per WF RETECHS Phase 1 ESA Review
33	Gift Cards & Certificates
34	PACA Liens
35	Sales, Cigarettes & Tobacco Tax
36	Book Overdraft
37	Other
38	Total Reserves (sum of lines 32-37)

	$XXX,XX,X	$XXX,XX,X	$XXX,XX,X	$XXX,XX,X
39	Total Collateral Availability after Reserves (line 31-38)
40	Maximum Credit

41	Borrowing Base (lesser of line 39 and 40)

USES:
42	Loan Balance - Revolver
43	Outstanding LC
44	AP Past Due
45	Other

	TOTAL USES	0.00	0.00

46	EXCESS AVAILABILITY
47	Minimum Excess Availability per 9.20 of Loan Agreement (10% of Line 41)
48	Excess / (Deficit) Over Covenant

49	Qualified Cash
50	Excess Availability for Pricing/Hurdles/Triggers

As of the date of this Certificate, no Event of Default exists or has occurred and is continuing. Each Borrower acknowledges that the Loans and Letter of Credit Accommodations by Administrative Agent and Lenders to Borrowers are based upon the reliance of Administrative Agent and Lenders on the information contained herein and all representations and warranties with respect to Accounts and Inventory in the Loan Agreement are applicable to the Accounts and Inventory included in this Certificate. The reliance by Administrative Agent and Lenders on this Certificate should not be deemed to limit the right of Administrative Agent to establish or revise criteria of eligibility or Reserves or otherwise limit, impair, or affect in any manner the rights of Administrative Agent under the Loan Agreement. In the event of any conflict between the determination of Administrative Agent of the amount of the Loans and Letter of Credit Accommodations available to Borrowers in accordance with the terms of the Loan Agreement and the determination by Borrowers of such amounts, the determination of Administrative Agent shall govern. All capitalized terms used in this Certificate shall have the meaning assigned to them in the Loan Agreement.

SPARTAN STORES, INC. (for itself and its Subsidiaries)

By:
Title:

EXHIBIT C

INFORMATION CERTIFICATE

OF

SPARTAN STORES, INC. AND ITS SUBSIDIARIES

Dated: June 8, 2012

Wells Fargo Capital Finance, LLC

For itself and as Administrative Agent

One Boston Place

Boston, Massachusetts 02108

In connection with certain financing provided or to be provided by Wells Fargo Capital Finance, LLC and certain other lenders (collectively, “Lenders”) and for whom Wells Fargo Capital Finance, LLC will be acting as agent (in such capacity, “Agent”), each of the undersigned (individually, a “Company” and, collectively, the “Companies”) jointly and severally represents and warrants to Agent and Lenders the following information about it, its organizational structure and other matters of interest to Agent and Lenders:

1.	The full and exact name of each Company as set forth in its certificate of incorporation (or its certificate of formation or other organizational document filed with the applicable state governmental authority, as the case may be) is as follows:

•	Spartan Stores, Inc.

•	Spartan Stores Distribution, LLC

•	Market Development, LLC

•	Family Fare, LLC

•	Prevo’s Family Markets, Inc.

•	Spartan Stores Associates, LLC

•	MSFC, LLC

•	Seaway Food Town, Inc.

•	The Pharm of Michigan, Inc.

•	Spartan Properties Management, Inc.

•	Valley Farm Distributing Co.

•	Gruber’s Real Estate, LLC

•	Custer Pharmacy, Inc.

•	Spartan Stores Fuel, LLC

2.	Each Company uses and owns the following trade name(s) in the operation of its business (e.g. billing, advertising, etc.; note: do not include names which are product names only):

Company	Trade Names
1. SPARTAN STORES, INC.	Assumed names under which business is conducted: ProActive Consulting Services* One Source Processing (in IN)* Innovative Warehousing Solutions (in IN)*

2. SPARTAN STORES DISTRIBUTION, LLC	None
3. MARKET DEVELOPMENT, LLC	Assumed names under which business is conducted: Jefferson Square (in IN)* Market Street Plaza (in IN)*

*	The Companies listed above have assumed name filings for the indicated assumed names, but are not currently conducting business under such assumed names.

4. FAMILY FARE, LLC

Assumed names under which business is conducted:

Family Fare Trucking

Felpausch Food Center

Family Fare Pharmacy #1904

Family Fare Pharmacy #1992

VG’s Pharmacy #1920

VG’s Pharmacy #1921

VG’s Pharmacy #1922

VG’s Pharmacy #1923

VG’s Pharmacy #1925

VG’s Pharmacy #1926

VG’s Pharmacy #1927

VG’s Pharmacy #1928

VG’s Pharmacy #1929

VG’s Pharmacy #1930

VG’s Pharmacy #1931

VG’s Pharmacy #1932

VG’s Pharmacy #1933

VG’s Pharmacy #1934

VG’s Pharmacy #1937

Foodland Markets of Oakland County

Foodland Markets

Atlas Super Markets

Atlas Foodland

VG’s Food Center of Fenton

V.G.’s Food Center, Inc.

V.G.’s Food Center

Zoo Crew Kid’s Club

Glen’s Pharmacy #1519

VG’s Pharmacy #1936

Glen’s Pharmacy #1524

Family Fare Pharmacy #1972

V.G.’s Food & Pharmacy

Spartan Stores Pharmacy

D&W Pharmacy

D&W Fresh Market

Glen’s Pharmacy

Glen’s Markets

Family Fare Pharmacy

Family Fare Supermarket

Valu Land

VG’s Pharmacy

Dolven Pharmacy

5. PREVO’S FAMILY MARKETS, INC.

Assumed names under which business is conducted:

Felpausch Food Center

Family Fare Pharmacy #1994

Family Fare Pharmacy #1990

Family Fare Pharmacy #1980

Family Fare Pharmacy #1975

Family Fare Pharmacy #1979

Glen’s Pharmacy #647

Family Fare Pharmacy #1579

Prevo’s Pharmacy

Prevo’s Family Markets

D&W Pharmacy

D&W Fresh Market

Glen’s Pharmacy

Glen’s Markets

Family Fare Pharmacy

Family Fare Supermarket

Valu Land

6. SPARTAN STORES ASSOCIATES, LLC	None
7. MSFC, LLC	None
8. SEAWAY FOOD TOWN, INC.	Assumed names under which business is conducted: The Pharm (in OH)
9. THE PHARM OF MICHIGAN, INC.	Assumed names under which business is conducted: The Pharm (in MI)
10. SPARTAN PROPERTIES MANAGEMENT, INC.	None
11. VALLEY FARM DISTRIBUTING CO.	Assumed names under which business is conducted: VFD (in MI, OH and PA) Valley Farm Foods (in OH)
12. GRUBER’S REAL ESTATE, LLC	None
13. CUSTER PHARMACY, INC.	None
14. SPARTAN STORES FUEL, LLC	Assumed names under which business is conducted: Glen’s Quick Stop Family Fare Quick Stop D&W Quick Stop VG’s Quick Stop Felpausch Quick Stop

3.	Each Company is a registered organization of the following type (for example, corporation, limited partnership, limited liability company, etc.):

Company	Type
Spartan Stores, Inc.	Corporation
Spartan Stores Distribution, LLC	Limited Liability Company
Market Development, LLC	Limited Liability Company
Family Fare, LLC	Limited Liability Company
Prevo’s Family Markets, Inc.	Corporation
Spartan Stores Associates, LLC	Limited Liability Company
MSFC, LLC	Limited Liability Company
Seaway Food Town, Inc.	Corporation
The Pharm of Michigan, Inc.	Corporation
Spartan Properties Management, Inc.	Corporation
Valley Farm Distributing Co.	Corporation
Gruber’s Real Estate, LLC	Limited Liability Company
Custer Pharmacy, Inc.	Corporation
Spartan Stores Fuel, LLC	Limited Liability Company

4.	Each Company was organized on the date indicated for such company below, under the laws of the State indicated below for such Company, and each Company is in good standing under the laws of such State.

Company	Date of Organization	Jurisdiction of Organization
Spartan Stores, Inc.	4/16/1918	Michigan
Spartan Stores Distribution, LLC	2/5/2002	Michigan
Market Development, LLC	2/24/1959	Michigan
Family Fare, LLC	2/6/2002	Michigan
Prevo’s Family Markets, Inc.	4/14/1997	Michigan
Spartan Stores Associates, LLC	4/15/1997	Michigan
MSFC, LLC	7/11/2002	Michigan
Seaway Food Town, Inc.	3/31/2000	Michigan
The Pharm of Michigan, Inc.	2/19/1997	Michigan
Spartan Properties Management, Inc.	9/8/1955	Ohio
Valley Farm Distributing Co.	1/13/1975	Ohio
Gruber’s Real Estate, LLC	3/21/2003	Michigan
Custer Pharmacy, Inc.	7/31/1979	Michigan
Spartan Stores Fuel, LLC	5/25/2004	Michigan

5.	The organizational identification number of each Company issued by its jurisdiction of organization is as set forth below (or if none is issued by the jurisdiction of organization indicate “none”):

Company	ID No.
Spartan Stores, Inc.	MI CID# 185-372
Spartan Stores Distribution, LLC	MI CID# B6570D
Market Development, LLC	MI CID# 127-119
Family Fare, LLC	MI CID# B7667D
Prevo’s Family Markets, Inc.	MI CID# 465-210
Spartan Stores Associates, LLC	MI CID# B11742
MSFC, LLC	MI CID# B1384F
Seaway Food Town, Inc.	MI CID# 35789A
The Pharm of Michigan, Inc.	MI CID# 453-903
Spartan Properties Management, Inc.	OH CID# 249604
Valley Farm Distributing Co.	OH CID# 462075
Gruber’s Real Estate, LLC	MI CID# B8183H
Custer Pharmacy, Inc.	MI CID# 171-810
Spartan Stores Fuel, LLC	MI CID# B7123Q

6.	The Federal Employer Identification Number of each Company is as follows:

• Spartan Stores, Inc.	EIN# 38-0593940
• Spartan Stores Distribution, LLC	EIN# 75-2997653
• Seaway Food Town, Inc.	EIN# 38-3534161
• Family Fare, LLC	EIN# 38-2750461
• MSFC, LLC	EIN# 32-0023733
• Prevo’s Family Markets, Inc.	EIN# 38-3345860
• Spartan Stores Associates, LLC	EIN# 38-3346484
• Market Development, LLC	EIN# 38-1615193
• Gruber’s Real Estate, LLC	EIN# 13-4244494
• Custer Pharmacy, Inc.	EIN# 38-2269201
• Spartan Properties Management, Inc.	EIN# 34-4457803
• The Pharm of Michigan, Inc.	EIN# 31-1501291
• Valley Farm Distributing Co.	EIN# 34-1165412
• Spartan Stores Fuel, LLC	EIN# 43-2051981

7.	Each Company is duly qualified and authorized to transact business as a foreign organization in the following states and is in good standing in such states:

1.	SPARTAN STORES, INC.

Jurisdiction of Incorporation: Michigan

Jurisdiction(s) of Foreign Qualification: Ohio

2.	SPARTAN STORES DISTRIBUTION, LLC

Jurisdiction of Formation: Michigan

Jurisdiction(s) of Foreign Qualification: Indiana and Ohio

3.	MARKET DEVELOPMENT, LLC

Jurisdiction of Incorporation: Michigan

Jurisdiction(s) of Foreign Qualification: Indiana

4.	FAMILY FARE, LLC

Jurisdiction of Formation: Michigan

Jurisdiction(s) of Foreign Qualification: None

5.	PREVO’S FAMILY MARKETS, INC.

Jurisdiction of Incorporation: Michigan

Jurisdiction(s) of Foreign Qualification: None

6.	SPARTAN STORES ASSOCIATES, LLC

Jurisdiction of Formation: Michigan

Jurisdiction(s) of Foreign Qualification: Indiana, Ohio and Pennsylvania (Spartan Stores Associates, LLC plans to withdraw from Pennsylvania)

7.	MSFC, LLC

Jurisdiction of Formation: Michigan

Jurisdiction(s) of Foreign Qualification: None

8.	SEAWAY FOOD TOWN, INC.

Jurisdiction of Incorporation: Michigan

Jurisdiction(s) of Foreign Qualification: Ohio

9.	THE PHARM OF MICHIGAN, INC.

Jurisdiction of Incorporation: Michigan

Jurisdiction(s) of Foreign Qualification: None

10.	SPARTAN PROPERTIES MANAGEMENT, INC.

Jurisdiction of Incorporation: Ohio

Jurisdiction(s) of Foreign Qualification: None

11.	VALLEY FARM DISTRIBUTING CO.

Jurisdiction of Incorporation: Ohio

Jurisdiction(s) of Foreign Qualification: Michigan

12.	GRUBER’S REAL ESTATE, LLC

Jurisdiction of Formation: Michigan

Jurisdiction(s) of Foreign Qualification: None

13.	CUSTER PHARMACY, INC.

Jurisdiction of Incorporation: Michigan

Jurisdiction(s) of Foreign Qualification: None

14.	SPARTAN STORES FUEL, LLC

Jurisdiction of Incorporation: Michigan

Jurisdiction(s) of Foreign Qualification: None

8.	Since the date of five (5) years prior to the date hereof, the name of each Company as set forth in its organizational documentation as filed of record with the applicable state authority has been changed as follows:

Company	Date of Change	Prior Name
Spartan Stores, Inc.	No changes

Spartan Stores Distribution, LLC	No changes

Market Development, LLC	2012	Market Development Corporation

Family Fare, LLC	No changes

Prevo’s Family Markets, Inc.	No changes

Spartan Stores Associates, LLC	No changes

MSFC, LLC	No changes

Seaway Food Town, Inc.	No changes

The Pharm of Michigan, Inc.	No changes

Spartan Properties Management, Inc.	No changes

Valley Farm Distributing Co.	No changes

Gruber’s Real Estate, LLC	No changes

Custer Pharmacy, Inc.	No changes

Spartan Stores Fuel, LLC	No changes

9.	Since the date of five (5) years prior to the date hereof,

(a) the following Companies have made or entered into the following mergers or acquisitions with a purchase price in excess of $2,500,000:

(i)	On June 15, 2007, Spartan Stores, Inc. (acting through Family Fare, LLC, Prevo’s Family Markets, Inc., MSFC, LLC, and Spartan Stores Fuel, LLC) acquired certain assets and assumed certain liabilities related to 20 retail grocery stores, two fuel centers and three convenience stores from G&R Felpausch Company and its affiliated companies.

(ii)	On December 29, 2008, Spartan Stores, Inc. (acting through Family Fare, LLC) acquired certain assets and assumed certain liabilities related to 17 retail grocery stores from VG’s Food Center, Inc. and VG’s Pharmacy, Inc., and

(b) the Companies have made or entered into mergers and acquisitions (i) with other Persons with a purchase price of less than $2,500,000, or (ii) with one or more of the other Companies, all as previously disclosed to the Agent.

10.	The chief executive office and mailing address of each Company is located at the address indicated for such Company on Schedule 8.2 hereto.

Schedule 8.2 attached

11.	The books and records of each Company pertaining to accounts, contract rights, inventory, and other assets are located at the addresses indicated for such Company on Schedule 8.2 hereto.

Schedule 8.2 attached

12.	Each Company has other places of business and/or maintains inventory or other assets not in transit as permitted under Section 7.3(c) of the Agreement only at the addresses (indicate whether locations are owned, leased or operated by third parties and if leased or operated by third parties, their name and address) indicated for such Company on Schedule 8.2 hereto.

Schedule 8.2 attached

13.	The places of business or other locations of any assets not in transit as permitted under Section 7.3(c) of the Agreement that were used by each Company during the last four (4) months other than those listed above are as indicated for such Company on Schedule 8.2 hereto.

1.1	Schedule 8.2 attached

14.	Each Company’s assets are owned and held free and clear of liens, mortgages, pledges, security interests, encumbrances or charges except as set forth on Schedule 8.4 hereto or as permitted under Section 9.8 of the Agreement.

1.2	Schedule 8.4 attached

15.	There are no judgments or litigation pending by or against any Company, its subsidiaries and/or affiliates or any of its officers/principals, which if adversely determined has or could reasonably be expected to have a Material Adverse Effect (as defined in the Agreement), except as set forth on Schedule 8.6 hereto.

[Schedule 8.6 is not material to an understanding of the Agreement and has been omitted.]

16.	Each Company is in compliance with all environmental laws applicable to its business or operations to the extent required by Section 8.8 of the Agreement, except as set forth on Schedule 8.8 hereto.

[Schedule 8.10 is not material to an understanding of the Agreement and has been omitted.]

17.	No Company has any deposit accounts, investment accounts, securities account or similar accounts with any bank, savings and loan or other financial institution, except as set forth on Schedule 8.10 hereto for the purposes and of the types indicated therein.

[Schedule 8.10 is not material to an understanding of the Agreement and has been omitted.]

18.	No Company owns or licenses any trademarks, patents, copyrights or other intellectual property, except as set forth on Schedule 8.11 hereto or as described below (indicate type of intellectual property and whether owned or licensed, registration number, date of registration, and, if licensed, the name and address of the licensor).

Schedule 8.11 attached

Prevo’s Family Markets, Inc. licenses its trademarks to Spartan Stores Distribution, LLC pursuant to the Nonexclusive Trademark License Agreement dated April 1, 2002.

See attached list of owned copyright registrations contained in Schedule 8.11. The Companies also own numerous works of authorship in which they own a copyright. Also, the Companies license a copyright in all of the software licenses.

The Companies have processes that may be protected as trade secrets, and own unregistered trademarks, trade names and service marks.

The Companies license certain intellectual property from time to time in the ordinary course of business.

19.	Each Company is affiliated with, or has ownership in, the corporations (including subsidiaries) and other organizations set forth on Schedule 8.12 hereto.

Schedule 8.12 attached

20.	The names of the stockholders (or members or partners, including general partners and limited partners) of each Company and their holdings are as set forth on Schedule 8.12 hereto (if stock or other interests are widely held indicate only holders owning 10% or more of the voting stock or other interests).

Schedule 8.12 attached

Spartan Stores, Inc.’s common stock is widely held and is traded on NASDAQ. There are no 10% shareholders of Spartan Stores, Inc.

21.	No Company is a party to or bound by an collective bargaining or similar agreement with any union, labor organization or other bargaining agent except as set forth on Schedule 8.13 hereto (indicate date of agreement, parties to agreement, description of employees covered, and date of termination).

Schedule 8.13 attached

22.	No Company is a party to or bound by any “Material Contract” (as defined in the Agreement) except as set forth on Schedule 8.15 hereto.

[Schedule 8.15 is not material to an understanding of the Agreement and has been omitted.]

23.	No Company has any “Indebtedness” (as defined in the Agreement) except as set forth on Schedule 9.9 hereto or as permitted under Section 9.9 of the Agreement.

1.3	Schedule 9.9 attached

24.	No Company has made any loans or advances or otherwise become liable for the obligations of any others, except as set forth on Schedule 9.10 hereto, or as permitted under Section 9.10 of the Agreement.

1.4	[Schedule 9.10 is not material to an understanding of the Agreement and has been omitted.]

25.	No Company has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as follows:

None

26.	No Company has any commercial tort claims in excess of $1,000,000, except as follows:

None

27.	Except as provided below, there is no provision in the certificate of incorporation, certificate of formation, articles of organization, by-laws or operating agreement of any Company (as applicable) or the other organizational documents of such Company, or in the laws of the State of its organization, requiring any vote or consent of it shareholders, members or other holders of the equity interests therein to borrow or to authorize the mortgage or pledge of or creation of a security interest in any assets of such Company or any subsidiary. Except as provided below, such power is vested exclusively in its Board of Directors (or in the case of a limited partnership, the general partner or in the case of a limited liability company, the manager).

Spartan Stores, Inc. is the sole member of Spartan Stores Distribution, LLC; Seaway Food Town, Inc. is the sole member of Gruber’s Real Estate, LLC, Spartan Stores Fuel, LLC, and Family Fare, LLC; Prevo’s Family Markets, Inc. is the sole member of MSFC, LLC; therefore, the vote or consent of Spartan Stores, Inc., Seaway Food Town, Inc. or Family Fare, LLC, as the sole member of such entities, as applicable, is required to borrow, mortgage, pledge or create a security interest in the assets of the applicable entity.

28.	The officers of each Company and their respective titles are as follows:

Company	Title	Name
Spartan Stores, Inc.

President & CEO: Dennis Eidson

Executive Vice President Retail Operations: Theodore Adornato

Vice President Information Technology: David deS.Couch

Executive Vice President, General Counsel and Secretary: Alex J. DeYonker

Executive Vice President Merchandising and Marketing: Alan Hartline

Executive Vice President Wholesale Operations: Derek Jones

Executive Vice President & CFO: David M. Staples

Vice President Finance: Thomas A. Van Hall

Other Vice Presidents:

Vice President Real Estate: David J. Belock, Jr.

Divisional Vice President Retail Operations South: Bruce Emery

Vice President Human Resources: Jerry Jones

Divisional Vice President Retail Operations East: Brian Haaraoja

Divisional Vice President Retail Operations North: Mark Lamberies

Vice President Supply Chain: Lach McKinnon

Vice President Corporate Affairs: Jeanne Norcross

Vice President Center Store Merchandising: Larry Pierce

Vice President Fresh Merchandising: Scott Ruth

Vice President Marketing: Ken Thewes

Vice President Operational Finance: Francis Wong

Spartan Stores Distribution, LLC

Single Member Entity: Spartan Stores, Inc.

President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President Supply Chain: Derek Jones

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Seaway Food Town, Inc.	President: Dennis Eidson Vice President Real Estate: David J. Belock, Jr. Vice President and Treasurer: David M. Staples Vice President, Secretary and Resident Agent: Alex J. DeYonker

Family Fare, LLC

Single Member Entity: Seaway Food Town, Inc.

President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Assistant Secretary: Michael J. Gallagher

MSFC, LLC

Single Member Entity: Prevo’s Family Markets, Inc.

President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Prevo’s Family Markets, Inc.

President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Assistant Secretary: Michael J. Gallagher

Spartan Stores Associates, LLC

Multi Member Entity: Spartan Stores, Inc. – 99%; The Pharm of Michigan, Inc. – 1%

President: Dennis Eidson

Vice President Human Resources: Jerry Jones

Vice President Real Estate: David J. Belock, Jr.

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Market Development, LLC

Multi Member Entity: Spartan Stores, Inc. – 99%; The Pharm of Michigan, Inc. – 1%

President and Treasurer: David M. Staples

Vice President Real Estate and Construction: David J. Belock, Jr.

Vice President Real Estate: Clifford C. Sasfy

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Gruber’s Real Estate, LLC

Single Member Entity: Seaway Food Town, Inc.

President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Custer Pharmacy, Inc.	President: Dennis Eidson Vice President and Treasurer: David M. Staples Vice President, Secretary and Resident Agent: Alex J. DeYonker

Spartan Properties Management, Inc.	President: Dennis Eidson Vice President Real Estate: David J. Belock, Jr. Vice President and Treasurer: David M. Staples Vice President, Secretary and Resident Agent: Alex J. DeYonker

The Pharm of Michigan, Inc.	President: Dennis Eidson Vice President Real Estate: David J. Belock, Jr. Vice President and Treasurer: David M. Staples Vice President, Secretary and Resident Agent: Alex J. DeYonker

Valley Farm Distributing Co.

President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President: Derek Jones

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

Spartan Stores Fuel, LLC

Single Member Entity: Seaway Food Town, Inc.

President: Theodore Adornato

Vice President: Dennis Eidson

Vice President Real Estate: David J. Belock, Jr.

Vice President and Treasurer: David M. Staples

Vice President, Secretary and Resident Agent: Alex J. DeYonker

The following will have signatory powers as to all transactions of each Company with Agent and Lenders:

For Spartan Stores, Inc.:

President and CEO – Dennis Eidson

Executive Vice President and CFO – David M. Staples

Vice President Finance – Thomas A. VanHall

Executive Vice President, General Counsel and Secretary – Alex J. DeYonker

Corporate Treasurer – Bill Jacobs

For each other Company:

Each of the President, Treasurer or Secretary for each other Company as identified above.

29.	The members of the Board of Directors of each Company (or, if the Company is a limited partnership, the general partner or, if the Company is a limited liability company, the managers) are:

Company	Directors
Spartan Stores, Inc.	Craig C. Sturken, Chairman M. Shân Atkins Wendy A. Beck Dennis Eidson Dr. Frank Gambino Yvonne R. Jackson Frederick Morganthall Elizabeth A. Nickels Timothy J. O’Donovan

Spartan Stores Distribution, LLC	N/A

Seaway Food Town, Inc.	Dennis Eidson

Family Fare, LLC	N/A

MSFC, LLC	N/A

Prevo’s Family Markets, Inc.	Dennis Eidson

Spartan Stores Associates, LLC	Spartan Stores, Inc., Manager

Market Development, LLC	Spartan Stores, Inc., Manager

Gruber’s Real Estate, LLC	NA

Custer Pharmacy, Inc.	Dennis Eidson

Spartan Properties Management, LLC	Dennis Eidson

The Pharm of Michigan, Inc.	Dennis Eidson

Valley Farm Distributing Co.	Dennis Eidson

Spartan Stores Fuel, LLC	N/A

30.	At the present time, there are no delinquent taxes due in excess of $100,000 (including, but not limited to, all payroll taxes, personal property taxes, real estate taxes or income taxes) except as follows:

Company	Taxes
None

31.	Certified Public Accountants for each Company is the firm of:

Name Deloitte & Touche LLP

Address 700 Bridgewater Place 333 Bridge St NW

Partner Handling Relationship Michael Gaudino

Were statements uncertified for any fiscal year? NO

As used herein the term “Agreement” shall mean the Loan and Security Agreement dated December 23, 2003, by and among Agent and each Company, as the same now exists or as may be amended, modified, supplemented, extended, renewed or restated.

Agent and Lenders shall be entitled to rely upon the foregoing in all respects and each of the undersigned is duly authorized to execute and deliver this Information Certificate on behalf of the Company for which he or she is signing.

Very truly yours,

SPARTAN STORES, INC. (for itself and its subsidiaries)

By:

Title:

SCHEDULE 8.2

TO

INFORMATION CERTIFICATE

Locations

A.	Company: Spartan Stores, Inc.

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th St SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
850 76th St SW, P.O. Box 8700, Grand Rapids, MI 49518	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

TO

INFORMATION CERTIFICATE

Locations

B.	Company: Custer Pharmacy, Inc.

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
850 76th Street SW, P.O. Box 8700, Grand Rapids, MI 49518	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

to

INFORMATION CERTIFICATE

Locations

C.	Company: Family Fare, LLC

1. Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2. Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3. Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
1148—28th St Wyoming, MI 49509	Leased	Citizens Bank
9479 Riley Zeeland, MI 49464	Leased	Riley, LLC
701 68th Street SW Grand Rapids, MI 49315	Leased	Grand Rapids - NCR LLC
2275 Health Dr SW Wyoming, MI 49519	Leased	MHV
5221 Cherry Avenue Hudsonville, MI 49426	Leased	Genzink Investments, LLC
2245 84th Street Byron Center, MI 49315	Leased	84th St Byron Center LLC
993 Butternut Drive Holland, MI 49424	Leased	Sundowner of Holland LLC
1185 S. Washington Holland, MI 49423	Leased	Capital Retail, LLC
6480 28th Avenue Hudsonville, MI 49426	Leased	Capital Retail, LLC
1225 Leonard NE Grand Rapids, MI 49505	Leased	Vanderkooy Land Co
6127 Kalamazoo SE Kentwood, MI 49508	Leased	Daane’s Development Co
6370 Lake Michigan Dr. Allendale, MI 49401	Leased	Capital Retail, LLC
4175 17 Mile Road Cedar Springs, MI 49319	Leased	RBL Investments LLC
2755 Lake Michigan Dr Grand Rapids, MI 49504	Leased	RBL Investments LLC
565 S State Street Sparta, MI 49345	Leased	Emmons Development Co
3561 W. Houghton Lake Drive Houghton, MI 48629	Leased	Catt’s Realty Company
100 S Bradley Road Rogers City, MI 49779	Leased	Catt’s Realty Company
992 S. Main Cheboygan, MI 49721	Leased	Catt’s Realty Company
2626 M-33 North Rose City, MI 48654	Leased	Jack and Gladys Gifford
R109 M-66 Charlevoix, MI 49720	Leased	Captain’s Corner, LLC
617-619 N Williams Mancelona, MI 49659	Leased	Catt’s Realty Company
305 N Morenci Mio, MI 48647	Leased	Catt’s Realty Company
2206 South M-76 West Branch, MI 48661	Leased	Catt’s Realty Company
829 W. Main Street Gaylord, MI 49734	Leased	Catt’s Realty Company
2470 S. Grayling Road Grayling, MI 49738	Leased	Grayling Mini Mall, LLC
1700 Wright Ave. Alma, MI 48801	Leased	Bobenal Investments, Inc.
784 S. Cedar Street Kalkaska, MI 49646	Leased	Catt’s Realty Company
240 South Lake Street East Jordan, MI 49727	Leased	Catt’s Realty Company
5105 County Rd 612 Lewiston, MI 49756	Leased	Catt’s Realty Company
409 N. 5th Street Roscommon, MI 49653	Leased	Frederick G Krauss
430 N. Lake Street Boyne City, MI 49712	Leased	Catt’s Realty Company
10350 S Clare Ave Clare, MI 46817	Leased	Chodaka, LLC

5463 N. Huron Oscoda, MI 48750	Leased	Catt’s Realty Company
533 S Main Street Standish, MI 48658	Leased	Standish Plaza Associates
1570 N. Clare Harrison, MI 48625	Leased	Jade Pig Ventures
1190 N State Street Gladwin, MI 48624	Leased	Ashcraft-Gladwin LLC
1163 US 31 North Petoskey, MI 49770	Leased	KRW Associates
1305 Spring Street Petoskey, MI 49770	Leased	Agree Realty Corporation
425 E. M-28 Munising , MI 49862	Leased	Catt’s Realty Company
401 S Mill Road Marion, MI 49665	Leased	Kibby Company LLC
699 US 2 St. Ignace, MI 49781	Leased	Card&Card Investments
4284 I-75 Business Spur Ste. St. Marie, MI 49783	Leased	Diversified Development Realty
2026 North Saginaw Midland, MI 48640	Leased	Nathan Leader
1116 Robbins Rd Grand Haven, MI 49417	Leased	DEG Development Co LLC
1830 Breton Rd., SE Grand Rapids, MI 49506	Leased	Jade Pig Ventures
4325 Breton Rd Kentwood, MI 49512	Leased	Jade Pig Ventures
1415 East Fulton St Grand Rapids, MI 49503	Leased	RDD Holdings, LLC
525 Romence Rd. Portage, MI 49024	Leased	Romence Village, LLC
1965 Baldwin St. Jenison, MI 49428	Leased	Northtown Center, Inc
2022 Apple Orchard Ave Grand Rapids, MI 49525	Owned	Family Fare, LLC
25 and 45 E. Columbia Battle Creek, MI 49017	Leased	Cole Real Estate Investments
2400 W. Grand River Howell, MI 48843	Leased	B&S Development
18005 Silver Parkway Fenton, MI 48430	Leased	Centro Properties
1520 W. Caro Caro, MI 48723	Leased	Central Real Estate Company
7300 Highland Waterford, MI 48327	Leased	Kosma Enterprises
20 E. Walton Pontiac, MI 48340	Leased	Kosma Enterprises
710 S. Mill Clio, MI 48420	Leased	Clio Enterprises, LLC
5080 Corunna Flint, MI 48532	Leased	JPM 2000-C10 Corunna Rd LLC
1390 N. Leroy Fenton, MI 48430	Leased	KMC Associates, LLC
50820 Schoenherr Shelby Twp., MI 48315	Leased	Associates, LLC
7461 N. Genesee Genesee, MI 48437	Leased	Tom Joubran Management LLC
8503 Davison Davison, MI 48423	Leased	RLJ Enterprises, LLC
9870 E. Grand River Brighton, MI 48116	Leased	Centro Properties
1341 N. M-52 Owosso, MI 48867	Owned	Owned by MDC
4165 E. Court Burton, MI 48509	Leased	Gateway Jackson, Inc
6764 S. River Marine City, MI 48039	Leased	First Riverside Center Partners, LLC
40832 Ryan Sterling Hts., MI 48310	Leased	Centro Properties, Inc
410 N. Marshall St. Coldwater, MI 49036	Leased	Feldpausch Realty
3800 W Saginaw St Lansing, MI 48917	Leased	Gentilozzi Real Estate Inc
1525 W. Michigan Ave. Battle Creek, MI 49017	Leased	Urbandale, LLC
902 West State St. Hastings, MI 49058	Leased	Hastings Associates, LLC
126 N. Broadway Hastings, MI 49058	Leased	Broadway/State Association, LLC
1406 Eaton Albion, MI 49224	Leased	Albion Real Estate Associates
293 S. Cochran Charlotte, MI 48813	Leased	Feldpausch Realty
810 W. Bellevue Leslie, MI 49251	Leased	Childs Shopping Plaza, LLC
463 44th St SE Wyoming, MI 49548	Leased	Jade Pig Ventures
560 West Semionle Muskegon, MI 49444	Leased	RCS Properties, LLC
3410 Remembrance Road Walker, MI 49534	Leased	SDM Development Co, LLC
1315 Boyne Ave. Boyne City, MI 49712	Leased	SIB Properties, LLC
5700 Beckley—Bldg. F Battle Creek, MI 49015	Leased	Associate Realty, LLC
2105 W. Michigan Ave. Jackson, MI 49203	Leased	Lake Jackson Realty, LLC
294 Highland Battle Creek, MI 49015	Leased	Lake Jackson Realty, LLC
209 S Alloy Dr Fenton, MI 48430	Leased	RLJ Enterprises, LLC
1778 84th St Byron Center, MI 49315	Owned	Family Fare, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

TO

INFORMATION CERTIFICATE

Locations

D.	Company: Gruber’s Real Estate, LLC

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
124 E. Front St., Adrian, MI 49221-1805	Owned	Gruber’s Real Estate, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

TO

INFORMATION CERTIFICATE

Locations

E.	Company: Market Development LLC

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
5539 US 10 Ludington, MI 49684	Owned	Market Development, LLC
850 76th St SW, PO Box 8700, Grand Rapids, MI 49518	Owned	Market Development, LLC
537 76th St SW Byron Center, MI 49315	Leased	Vienna Holdings, LLC
1100 Hynes Ave. SW Grand Rapids, MI 49507	Leased	Columbian
1200 Judd Ave SW Grand Rapids, MI 49509	Leased	MI Natural Storage
7675 28th Avenue Jenison, MI 49428	Owned	Market Development, LLC
7683 28th Avenue Jenison, MI 49428	Owned	Market Development, LLC
7691 28th Avenue Jenison, MI 49428	Owned	Market Development, LLC
2845 Baldwin St Jenison, MI	Owned	Market Development, LLC
Lots 1&3 Plymouth, IN 46563	Owned	Market Development, LLC
4010 W Vienna Rd & 12079 N Jennings Rd Clio, MI	Owned	Market Development, LLC
Beecher Rd Flint, MI 48532	Owned	Market Development, LLC
North Holly Rd Grand Blanc, MI 49439	Owned	Market Development, LLC

The company also leases 5 sites in which it has subleasing arrangements with certain of its grocery distribution customers. See Exhibit 1 below

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

Exhibit 1 to MDC Properties

Properties leased by MDC which are subleased to certain Grocery Distribution customers and others.

Tenant	Address	Lessor
Busch’s, Inc.	12601 Grafton Road Carleton, MI	Maurice & Hana, Inc./Fidelity Bank
Plumb’s Inc.	33 East M-82 Newaygo, MI	River Valley Dev. Co. LLC
Harding’s Market	6330 S. Westnedge Portage, MI	Village Green Properties LTD
Busch’s, Inc.	565 East Michigan Saline, MI	K&K Development
Plumb’s Inc.	3251 East Colby Whitehall, MI	W. DeLano Living Trust

SCHEDULE 8.2

TO

INFORMATION CERTIFICATE

Locations

F.	Company: MSFC, LLC

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
850 76th Street SW, P.O. Box 8700, Grand Rapids, MI 49518	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

TO

INFORMATION CERTIFICATE

Locations

G.	Company: The Pharm of Michigan, Inc.

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
850 76th Street SW, P.O. Box 8700, Grand Rapids, MI 49518	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

TO

INFORMATION CERTIFICATE

Locations

H.	Company: Prevo’s Family Markets, Inc.

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
1181 W. Randall St. Coopersville, MI 49404	Leased	Casemier Leasing Inc
5241 Northland Dr. Grand Rapids, MI 49505	Leased	Daane’s Development Co
4144 US 31 South Traverse City, MI 49684	Leased	DP Properties, LLC
905-15 E. 8th St Traverse City, MI 49684	Leased	DP Properties, LLC
1002 Forest Ave. Frankfort, MI 49635	Leased	GDO Investments
305 S. Division Bellaire, MI 49615	Leased	DP Properties, LLC
1057 US 31 South Highway Manistee, MI 49660	Leased	Cole GL Manistee, MI LLC
602 S. Mitchell Cadillac, MI 49604	Leased	Cadillac Square Center, LLC
201 Marcell Dr Rockford, MI 49341	Leased	Jade Pig Ventures
6425 28th St., SE Grand Rapids, MI 49546	Leased	Centro Properties
50 Douglas Ave Holland, MI 49424	Leased	PDQ Holland
2103 Parkview Ave Kalamazoo, MI 49008	Leased	Jade Pig Ventures
2181 Wealthy St., SE Grand Rapids, MI 49506	Leased	Richard Geenen
9375 Cherry Valley Ave. SE Caledonia, MI 49316	Leased	S&H Land Company
3960-66 44th St., SW Grandville, MI 49418	Leased	Capital Retail, LLC
2900 Burlingame Ave. SW Wyoming, MI 49509	Leased	JP Dermody, Inc.
720 S. Clinton Grand Ledge, MI 48837	Leased	Eaton Ledges Realty, LLC
151 W. Grand River Williamston, MI 48895	Owned by MD	Market Development, LLC
103 N. Grove—Box 206 Delton, MI 49046	Leased	Linda Sweet
56151 South M-51 Dowagiac, MI 49047	Leased	Murk Properties
1603 Capital NE Battle Creek, MI 49017	Leased	Capital Square Associates
847 S. Kalamazoo Ave. Paw Paw, MI 49079	Leased	Murk Properties
1411 S. Main Eaton Rapids, MI 48827	Leased	Eaton Ledges Realty, LLC
1415 S. Main Eaton Rapids, MI 48827	Leased	Eaton Ledges Realty, LLC
15900 W. Michigan Ave. Marshall, MI 49068	Leased	Rob Cohon
120 W. Prarie St. Vicksburg, MI 49097	Leased	Associates Realty, LLC
512 N. Park St. Kalamazoo, MI 49007	Leased	Northside Assoc of Comm Development
425 Fuller Ave NE Grand Rapids, MI 49503	Leased	Alan Investment Group
2141 Parkview Ave Kalamazoo, MI 49008	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

TO

INFORMATION CERTIFICATE

Locations

I.	Company: Seaway Food Town, Inc.

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
1020 Ford St Maumee, OH 43537	Owned	Seaway Food Town, Inc.
800 Ford St Maumee, OH 43537	Owned by SPM	Spartan Properties Management, Inc.
4223 South Ave Toledo, OH 43615	Owned by SPM	Spartan Properties Management, Inc.
2527 Parkway Plaza Maumee, OH 43537	Leased	Detroit Ave Plaza, LLC
801 Dixie Highway Rossford, OH 43460	Owned by SPM	Spartan Properties Management, Inc.
410 Wheeling St. Oregon, OH 43616	Owned by SPM	Spartan Properties Management, Inc.
Tracy Road & Arbor Dr, Northwood, OH 43619	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

TO

INFORMATION CERTIFICATE

Locations

J.	Company: Spartan Properties Management, Inc

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
850 76th Street SW, P.O. Box 8700, Grand Rapids, MI 49518	Owned by MD	Market Development, LLC
4223 South Ave Toledo, OH 43615	Owned	Spartan Properties Management, Inc.
801 Dixie Highway Rossford, OH 43460	Owned	Spartan Properties Management, Inc.
410 Wheeling St, Oregon, OH 43616	Owned	Spartan Properties Management, Inc.
800 Ford St., Maumee, OH 43537	Owned	Spartan Properties Management, Inc.

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

TO

INFORMATION CERTIFICATE

Locations

K.	Company: Spartan Stores Associates, LLC

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
850 76th Street SW P.O. Box 8700 Grand Rapids, MI 49518	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

TO

INFORMATION CERTIFICATE

Locations

L.	Company: Spartan Stores Distribution, LLC

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
850 76th St SW, P.O. Box 8700, Grand Rapids, MI 49518	Owned by MD	Market Development, LLC
537 76th St, Grand Rapids, MI 49315	Leased	Vienna Holdings, LLC
*1200 Judd Ave SW, Grand Rapids, MI 49509	Third Party	Michigan Natural Storage Co
1100 Hynes Ave SW, Grand Rapids, MI 49507	Third Party	Columbian

*	Third party warehouse used from time to time to store frozen turkeys and/or other seasonal items.

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

TO

INFORMATION CERTIFICATE

Locations

M.	Company: Spartan Stores Fuel, LLC

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
1713 N Clare Ave Harrison, MI 48625	Leased	Jade Pig Ventures
1035 US 31 South Manistee, MI 49660	Leased	Anchor Manistee, LLC
6799 Cascade Road Grand Rapids, MI 49546	Leased	Cascade Rd Retail Center
7250 Highland Road Waterford, MI 48327	Leased	Kosma Enterprises
2260 Gezon Pkwy Wyoming, MI 49519	Leased	MHV, LLC
1600 28th SW Wyoming, MI 49509	Owned	Spartan Stores Fuel, LLC
600 S State St Sparta, MI 49345	Leased	Armock Development, LLC
56145 South M51 Dowagiac, MI 49047	Leased	Murk Properties
2755 Lake Michigan Dr Grand Rapids, MI 49504	Leased	RBL Investments LLC
916 West State St. Hastings, MI 49058	Leased	Hastings Associates, LLC
18005 Silver Parkway Fenton, MI 48430	Leased	Centro NP Holdings
2392 W. Grand River Ave. Howell, MI 48843	Leased	B&S Development
3260 96th Ave Zeeland, MI 49464	Leased	Riley, LLC
7599 Clyde Park Byron Center, MI 49315	Owned	Spartan Stores Fuel, LLC
1149 South Washington Ave Holland, MI 49423	Leased	Bittersweet of Kentucky, Inc
2285 84th Street Byron Center, MI 49315	Leased	84th St Maier, LLC
997 Butternut Dr Holland, MI 49424	Owned	Spartan Stores Fuel, LLC
835 W. Main Street Gaylord, MI 49734	Leased	Catt’s Realty Company
6380 Lake Michigan Allendale, MI 49401	Leased	Allendale Shopping Center LLC
4177 17 Mile Road Cedar Springs, MI 49319	Leased	RBL Investments LLC
2760 Port Sheldon Rd Jenison, MI 49428	Owned	Spartan Stores Fuel, LLC
1201 Leonard St., NE Grand Rapids, MI 49505	Leased	Vanderkooy Land Co
9441 Cherry Valley Ave. SE Caledonia, MI 49316	Leased	S&H Land Company
1810 Breton Rd SE Grand Rapids, MI 49506	Leased	R&A LLC
1163 N. US Hwy 31 Petoskey, MI 49770	Leased	Koffman-McEntee LLC
1690 Wright Avenue Alma, MI 48801	Leased	NT Petro, LLC
1415 S. Main Eaton Rapids, MI 48827	Leased	Eaton Ledges Realty, LLC
25 East Columbia Battle Creek, MI 49015	Leased	Anchor Lakeview, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.2

TO

INFORMATION CERTIFICATE

Locations

N.	Company: Valley Farm Distributing Co

1.	Chief Executive Office

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

2.	Location of Books and Records

850 76th Street SW

P.O. Box 8700

Grand Rapids, Michigan 49518

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party	Name/Address of Lessor or Third Party, as Applicable
850 76th Street SW PO Box 8700 Grand Rapids, Michigan 49518	Owned by MD	Market Development, LLC

4.	Locations of Assets in Prior 4 Months not Listed Above

N/A

SCHEDULE 8.4

TO

INFORMATION CERTIFICATE

Existing Liens

DEBTOR NAME: SPARTAN STORES, INC.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 7/31/1974 Doc. # A506614 Amended 4/4/1983 Continued in 1979 - 2009	General Electric Co. Lighting Business Group	Inventory of electric lamps or light bulbs sold or consigned to the debtor. Accounts receivable, contract rights, chattel paper and any other right to the payment of money and security therefore, arising from the sale, consignment or other transfer by the debtor of the said inventory.

2.	Date: 5/10/2002 Doc. # 37548C Amended 3/8/2012 Continued in 2007 & 2012	General Electric Capital Corp., as Lessor	Leased equipment: 3 2002 forklifts model SC4010-30.

3.	Date: 12/12/2003 Doc. # 2003236890-7 Amended 07/18/2008 Continued in 2008	Wachovia Capital Finance Corporation	All existing or acquired property and assets of Debtor.

4.	Date: 07/03/2006 Doc. # 2006117884-6 Continued in 2011	General Electrical Capital Corporation	Leased equipment: 19 2007 utility model N-2765 Reefer Trailers. Includes serial numbers.

5.	Date: 01/04/2007 Doc. # 2007002620-2 Amended 12/01/2011 Continued in 2011	General Electrical Capital Corporation	Leased equipment: multiple 2006 forklifts. Includes serial numbers.

6.	Date: 01/12/2007 Doc. # 2007007510-4 Amended 10/26/2011 Continued in 2011	General Electrical Capital Corporation	Leased equipment: 8 2006 forklifts. Includes serial numbers.

7.	Date: 01/30/2007 Doc. # 2007017129-7 Amended 10/18/2011 Continued in 2011	General Electrical Capital Corporation	Leased equipment: 34 2006 forklifts and 59 third post options attached.

8.	Date: 05/31/2007 Doc. # 2007086341-0	IOS Capital	Leased equipment pursuant to Master Lease.

9.	Date: 06/15/2007 Doc. # 200705470-4	IOS Capital	Leased equipment pursuant to Master Lease.

10.	Date: 07/02/2007 Doc. # 2007104763-7	IBM Credit LLC	Equipment and software.

11.	Date: 08/28/2007 Doc. # 2007135390-3	IBM Credit LLC	Equipment and software.

	FILINGS	SECURED PARTY	COLLATERAL
12.	Date: 09/14/2007 Doc. # 2007144714-2	IKON Financial Services	Leased equipment pursuant to Master Lease.

13.	Date: 09/20/2007 Doc. # 2007148072-4	IBM Credit LLC	Equipment and software.

14.	Date: 09/28/2007 Doc. # 2007152471-6	IBM Credit LLC	Equipment and software.

15.	Date: 10/01/2007 Doc. # 2007154125-5	IBM Credit LLC	Equipment and software.

16.	Date: 10/18/2007 Doc. # 2007163917-5	IBM Credit LLC	Equipment and software.

17.	Date: 11/20/2007 Doc. # 2007181628-4	IKON Financial Services	Leased equipment pursuant to Master Lease.

18.	Date: 12/31/2007 Doc. # 2007203529-1	IBM Credit LLC	Equipment and software.

19.	Date: 01/22/2008 Doc. # 2008011570-8	General Electric Capital Corporation	6 2002 forklifts.

20.	Date: 03/14/2008 Doc. # 2008041002-1	IBM Credit LLC	Equipment and software.

21.	Date: 07/24/2008 Doc. # 2008117438-5	IKON Financial Services	Leased equipment pursuant to Master Lease.

22.	Date: 11/03/2008 Doc. # 2008169072-1	IKON Financial Services	Leased equipment pursuant to Master Lease.

23.	Date: 01/05/2009 Doc. # 2009001166-1	IBM Credit LLC	Equipment and software.

24.	Date: 03/11/2009 Doc. # 2009037097-6	IKON Financial Services	Leased equipment pursuant to Master Lease.

25.	Date: 05/28/2010 Doc. # 2010074011-4	IKON Financial Services	Leased equipment pursuant to Master Lease.

26.	Date: 07/01/2010 Doc. # 2010090900-9	IBM Credit LLC	Equipment and software.

27.	Date: 07/08/2010 Doc. # 2010092805-9	IBM Credit LLC	Equipment and software.

28.	Date: 10/01/2010 Doc. # 2010131847-5	IBM Credit LLC	Equipment and software.

29.	Date: 10/21/2010 Doc. # 2010141221-1	IKON Financial Services	Leased equipment pursuant to Master Lease.

* 30.	Date: 01/31/2011 Doc. # 2011014111-6	The Village at Knapp’s Crossing, LLC	All property, equipment, improvements, and inventory ever located on the Leased Premises at 3327 Knapp St. NE, together with any replacements or additions thereto, general intangible assets and accounts receivable.

31.	Date: 09/06/2011 Doc. # 2011126837-9	General Electric Credit Corporation of Tennessee	Leased equipment: multiple Deka lift truck batteries.

32.	Date: 10/03/2011 Doc. # 2011139053-2	IBM Credit LLC	Equipment and software.

	FILINGS	SECURED PARTY	COLLATERAL
33.	Date: 01/03/2012 Doc. # 2012000828-1	IBM Credit LLC	Equipment and software.

34.	Date: 04/24/2012 Doc. # 2012060595-8	IBM Credit LLC	Equipment and software.

*	This filing was improper and fraudulent. The Companies are taking actions to terminate the filing.

DEBTOR NAME: SPARTAN STORES DISTRIBUTION, LLC

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236888-2 Amended 07/18/2008 Continued in 2008	Wachovia Capital Finance Corporation	All existing or acquired property and assets of Debtor.

2.	Date: 08/03/2007 Doc. # 2007121798-1 Assignment 10/30/2007 Continued in 2012	Bank of America Leasing & Capital, LLC	Leased equipment pursuant to Master Lease: of all present and future goods, including but not limited to 7 Scrubber-Sweepers.

3.	Date: 10/03/2007 Doc. # 2007155910-1 Assignment 11/26/2007	Bank of America Leasing & Capital, LLC	Leased equipment pursuant to Master Lease: of all present and future goods, including but not limited to 8 Walkie Stackers.

* 4.	Date: 02/25/2008 Doc. # 2008029763-7	Continental Paper Grading Co.	Debtor grants to Secured Party a 1st position priority purchase money security interest and lien in the Purchase Money Collateral: all Financed Equipment and other personal property now or acquired by Debtor from CPG, including all Inventory, Equipment and Good sold to or for the benefit of Supplier. Financed Equipment means all equipment for Waste Paper handling financed by Secured Party on Exhibit B.

5.	Date: 10/13/2009 Doc. # 2009146523-3	US Bancorp	For informational purposes only: 1 C6000VP CWM00156BW bus.

6.	Date: 06/02/2010 Doc. # 2010075381-8 Assignment 08/23/2010	Banc of America Leasing & Capital, LLC	Leased equipment pursuant to Master Lease: of all present and future goods, including but not limited to 4 forklifts and related equipment.

*	Debt paid off. The Companies will terminate this filing.

DEBTOR NAME: SPARTAN STORES ASSOCIATES, LLC

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236887-0 Amended 07/18/2008 Continued in 2008	Wachovia Capital Finance Corporation Congress Financial Corporation	All existing or acquired property and assets of Debtor.

DEBTOR NAME: MSFC, LLC

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236883-2 Amended 03/12/2008 Amended 07/18/2008 Continued in 2008	Wachovia Capital Finance Corporation	All existing or acquired property and assets of Debtor. Amended to delete collateral sold to purchaser of the retail grocery store.

DEBTOR NAME: MARKET DEVELOPMENT, LLC

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236882-0 Amended 07/18/2008 Continued in 2008	Wachovia Capital Finance Corporation	All existing or acquired property and assets of Debtor.

DEBTOR NAME: SEAWAY FOOD TOWN, INC.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236885-6 Amended 09/13/2007 05/19/2008 07/09/2008 07/18/2008 08/20/2008 Continued in 2008	Wachovia Capital Finance Corporation	All existing or acquired property and assets of Debtor. Amended to delete collateral sold to purchasers of the retail grocery and/or drug stores.

DEBTOR NAME: CUSTER PHARMACY, INC.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236876-7 Amended 07/18/2008 Continued in 2008	Wachovia Capital Finance Corporation	All existing or acquired property and assets of Debtor.

DEBTOR NAME: GRUBER’S REAL ESTATE, LLC

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236879-3 Amended 07/18/2008 Continued in 2008	Wachovia Capital Finance Corporation	All existing or acquired property and assets of Debtor.

DEBTOR NAME: SPARTAN PROPERTIES MANAGEMENT, INC.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/11/2003 Doc. # 200334900022 Amended 01/12/2006 Amended 01/13/2006 Collateral Amendment 05/19/2008 Continued in 2008	Wachovia Capital Finance Corporation	All existing or acquired property and assets of Debtor. Amended to delete collateral sold to purchasers of retail stores.

DEBTOR NAME: SPARTAN STORES FUEL, LLC

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 07/01/2004 Doc. # 2004134457-8 Amended 02/11/2009 Continued in 2009	Wachovia Capital Finance Corporation	All existing or acquired property and assets of Debtor.

2.	Date: 07/17/2007 Doc. # 2007112513-8	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

3.	Date: 07/17/2007 Doc. # 2007112516-4	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

4.	Date: 07/17/2007 Doc. # 2007112517-6	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

5.	Date: 07/17/2007 Doc. # 2007112519-0	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

6.	Date: 07/17/2007 Doc. # 2007112520-3	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

7.	Date: 07/17/2007 Doc. # 2007112521-5	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

8.	Date: 07/17/2007 Doc. # 2007112522-7	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

9.	Date: 07/17/2007 Doc. # 2007112525-3	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

10.	Date: 10/31/2007 Doc. # 2007170682-5	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

11.	Date: 10/31/2007 Doc. # 2007170683-7	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

12.	Date: 11/20/2007 Doc. # 2007181830-3	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

13.	Date: 07/11/2008 Doc. # 2008110371-6	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

14.	Date: 09/30/2009 Doc. # 2009139968-6	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

15.	Date: 09/30/2009 Doc. # 2009139969-8	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

16.	Date: 09/30/2009 Doc. # 2009139970-1	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

17.	Date: 09/30/2009 Doc. # 2009139971-3	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

18.	Date: 09/30/2009 Doc. # 2009139972-5	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

19.	Date: 11/09/2009 Doc. # 2009160224-7	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

20.	Date: 03/25/2010 Doc. # 2010040440-3	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

21.	Date: 07/01/2010 Doc. # 2010090348-7	S. Abraham & Sons, Inc.	Coffee machinery and related equipment.

DEBTOR NAME: THE PHARM OF MICHIGAN, INC.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236891-9 Amended 04/29/2008 Amended 05/19/2008 Amended 07/18/2008 Continued in 2008	Wachovia Capital Finance Corporation	All existing or acquired property and assets of Debtor. Amended to delete collateral sold to purchasers of retail drug stores.

DEBTOR NAME: VALLEY FARM DISTRIBUTING CO.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/11/2003 Doc. #200334900024 Amended 07/18/2008 Continued in 2008	Wachovia Capital Finance Corporation	All existing or acquired property and assets of Debtor.

DEBTOR NAME: FAMILY FARE, LLC

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236877-9 Amended 09/13/2007 Amended 02/26/2008 Amended 04/29/2008 Amended 07/18/2008 Amended 12/22/2008 Amended 09/29/2009 Amended 11/30/2009 Continued in 2008	Wachovia Capital Finance Corporation	All existing or acquired property and assets of Debtor. Amended to delete collateral sold to purchasers of retail stores.

DEBTOR NAME: PREVO’S FAMILY MARKETS, INC.

	FILINGS	SECURED PARTY	COLLATERAL
1.	Date: 12/12/2003 Doc. # 2003236884-4 Amended 02/11/2008 Amended 07/18/2008 Continued in 2008	Wachovia Capital Finance Corporation	All existing or acquired property and assets of Debtor. Amended to delete collateral sold to purchasers of retail stores.

2.	Date: 11/05/2008 Doc. # 2008170252-6	Wachovia Capital Finance Corporation	All facilities, fixtures, machinery, appliances, furniture, equipment and other property located at 151 West Grand River Avenue, Williamston, Michigan 48895.

SCHEDULE 8.11

TO

INFORMATION CERTIFICATE

Intellectual Property

Trademarks

Buckeye Discount, Inc.
Country/State	Trademark	Status	Class(es)	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Next Renewal Due
Ohio	THE PHARM	Registered				RN64615	Aug-20-1997	Aug-20-2017
Family Fare, LLC

Country/State	Trademark	Status	Class(es)	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Next Renewal Due
United States	FAMILY FARE	Registered	35	78/501152	Oct-18-2004	3505264	Sep-23-2008	Sep-23-2018

United States	FAMILY FARE	Registered	35	75/564923	Oct-6-1998	2445517	Apr-24-2001	Apr-24-2021

United States	TREATING YOU LIKE FAMILY	Registered	42	74/456443	Nov-4-1993	1866083	Dec-6-1994	Dec-6-2014

Prevo’s Family

Markets, Inc.
Country/State	Trademark	Status	Class(es)	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Next Renewal Due
Indiana	SPARTAN BRAND PRODUCTS MAKE MEALTIME EASY AND DESIGN	Registered	35			5010-375OA	Apr-25-1996	Apr-23-2016

Michigan	APPLE MARKET AND DESIGN	Registered	101			M01-426	Jan-29-1997	Jan-29-2017

Michigan	APPLE MARKET BRINGING THE FRESHEST FOOD TO YOUR NEIGHBORHOOD AND DESIGN	Registered	101			M01-425	Jan-29-1997	Jan-29-2017

Michigan	SPARTAN	Registered	51			M02-460	Sep-1-2000	Sep-1-2020

Michigan	SPARTAN BRAND PRODUCTS MAKE MEALTIME EASY AND DESIGN	Registered	101			M00-931	Jun-3-1996	Jun-3-2016

Michigan	SPARTAN STORES	Registered	52			M30-031	May-11-1979	May-11-2019

Michigan	SPARTAN STORES	Registered	101			M75-070	Oct-12-1989	Oct-12-2019

Michigan	SPARTAN STORES	Registered	37			M30-031	May-11-1979	May-11-2019

Michigan	SPARTAN STORES	Registered	46			M30-031	May-11-1979	May-11-2019

Michigan	VG’S	Registered	35			M03529	Nov-27-2000	Nov-27-2020

Michigan	VG’S ZOO CREW KID’S CLUB	Registered	35			M03533	Nov-27-2000	Nov-27-2020

Ohio	SPARTAN	Registered				TM8930	Apr-10-1980	Apr-10-2020

Ohio	SPARTAN	Registered				TM8926	Apr-10-1980	Apr-10-2020

Ohio	SPARTAN	Registered				TM8927	Apr-10-1980	Apr-10-2020

Ohio	SPARTAN	Registered				TM8929	Apr-10-1980	Apr-10-2020

Ohio	SPARTAN BRAND PRODUCTS MAKE MEALTIME EASY AND DESIGN	Registered	35			69519	Mar-25-1996	Mar-25-2016

United States	A NICER PLACE TO BE	Registered	42	75/067390	Mar-4-1996	2052385	Apr-15-1997	Apr-15-2017

United States	CLOSER. FASTER. FRIENDLIER.	Registered	35	77/205724	Jun-14-2007	3362190	Jan-1-2008	Jan-1-2018

United States	D & W	Registered	42	75/067384	Mar-4-1996	2172182	Jul-14-1998	Jul-14-2018

United States	D & W	Registered	35	77/156318	Apr-13-2007	3368138	Jan-15-2008	Jan-15-2018

United States	DELUXE CHOICE	Registered	29	85144112	Oct-4-2010	4029869	Sep-20-2011	Sep-20-2021

United States	DR. SPARK	Pending	32	85594267	Apr-11-2012

United States	EASY CHOICE NETWORK	Registered	36	74/165905	May-13-1991	1747907	Jan-19-1993	Jan-19-2023

United States	EAT WELL FOR LIFE	Registered	43	77613936	Nov-13-2008	3783308	May-4-2010	May-4-2020

United States	ESSENTIALS EXPRESS	Registered	35	78/853610	Apr-4-2006	3370651	Jan-15-2008	Jan-15-2018

United States	FELPAUSCH	Registered	35	77/209306	Jun-19-2007	3362194	Jan-1-2008	Jan-1-2018

United States	FRESH OR FREE	Registered	35	78/527680	Dec-6-2004	3003125	Sep-27-2005	Sep-27-2015

United States	FROM CONCEPT TO REALITY	Registered	37, 42	73/799832	May-15-1989	1594552	May-1-1990	May-1-2020

United States	GLEN’S	Registered	35	78/501151	Oct-18-2004	3028375	Dec-13-2005	Dec-13-2015

United States	GOLDEN CHIPS	Registered	30	77919026	Jan-25-2010	3901914	Jan-4-2011	Jan-4-2021

United States	GREAT MEALS START HERE	Registered	35	77519193	Jul-10-2008	3702869	Oct-27-2009	Oct-27-2019

United States	GROCERIES FOR LESS EVERY DAY	Pending	35	85578089	Mar-23-2012

United States	INDULGENT CREATIONS	Pending	30	85553495	Feb-27-2012

United States	JOE DOES COFFEE	Pending	30, 35	85518045	Jan-17-2012

United States	MICHIGAN’S BEST	Registered	35	77791115	Jul-28-2009	3720400	Dec-1-2009	Dec-1-2019

United States	MICHIGAN’S BEST (Stylized)	Registered	35	77791113	Jul-28-2009	3769563	Mar-30-2010	Mar-30-2020

United States	MOUNTAIN PULSE	Pending	32	85594271	Apr-11-2012

United States	SOOO JUICY	Pending	32	85164999	Oct-29-2010

United States	SPARTAN	Registered	1, 4, 16, 21, 29, 30, 32	78/563785	Feb-9-2005	3067847	Mar-14-2006	Mar-14-2016

United States	SPARTAN EST. 1953 and Design	Registered	16, 29, 30, 32	78563769	Feb-9-2005	3095219	May-23-2006	May-23-2016

United States	SPARTAN STORES	Registered	35	78/562885	Feb-8-2005	3054876	Jan-31-2006	Jan-31-2016

United States	Spartan Stores Logo	Registered 35	78563773	Feb-9-2005	3054939	Jan-31-2006	Jan-31-2016

United States	STEPS UP IN YOUR NEIGHBORHOOD	Registered 35, 36	77/119486	Mar-1-2007	3402702	Mar-25-2008	Mar-25-2018

United States	THE PHARM and Design	Registered 3, 5, 21	75005243	Oct-13-1995	2006090	Oct-8-1996	Oct-8-2016

United States	TO YOUR GOOD LIFE	Registered 44	78/626417	May-10-2005	3160786	Oct-17-2006	Oct-17-2016

United States	TREATING YOU LIKE FAMILY	Registered 42	74/456443	Nov-4-1993	1866083	Dec-6-1994	Dec-6-2014

United States	VALU LAND	Registered 35	85157799	Oct-21-2010	4029895	Sep-20-2011	Sep-20-2021

United States	VALU LAND GROCERIES FOR LESS EVERY DAY!	Pending 35	85580951	Mar-27-2012

United States	VG’S	Registered 35	77/613888	Nov-13-2008	3638936	Jun-16-2009	Jun-16-2019

United States	VIDEOTIME	Registered 41	77/215466	Jun-26-2007	3362200	Jan-1-2008	Jan-1-2018

United States	WELLNESS CLUES	Registered 44	77613915	Nov-13-2008	3743760	Feb-2-2010	Feb-2-2020

United States	YES	Registered 35	77652363	Jan-20-2009	3700283	Oct-20-2009	Oct-20-2019

United States	YES (Stylized)	Registered 35	77652361	Jan-20-2009	3679071	Sep-8-2009	Sep-8-2019

United States	YES = SAVINGS + REWARDS (Stylized)	Registered 35	77702048	Mar-30-2009	3695734	Oct-13-2009	Oct-13-2019

United States	YES IS MORE	Pending	35	85556364	Feb-29-2012

United States	yes is more.	Pending	35	85556337	Feb-29-2012

United States	YES YOU EARN & SAVE	Registered	35	77747209	May-29-2009	3736425	Jan-12-2010	Jan-12-2020

United States	YOU’RE IN THE GLEN’S NEIGHBORHOOD	Registered	35	78/408827	Apr-27-2004	3177820	Nov-28-2006	Nov-28-2016

Seaway Food Town, Inc.
Country/State	Trademark	Status	Class(es)	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Next Renewal Due
United States	SHOO THE FLU and Design	Registered	42	74486208	Feb-3-1994	1901027	Jun-20-1995	Jun-20-2015

Michigan	THE PHARM	Registered				M89-059	Mar-5-1997	Aug-21-2017

Michigan	YOU CAN COUNT ON US	Registered				M53-082	Feb-15-1994	Feb-15-2014

United States	FOOD TOWN SUPERMARKETS (Stylized)	Registered	35	76/451995	Sep-23-2002	3641539	Jun-23-2009	Jun-23-2019

Ohio	VALLEY FARM FOODS	Registered				24394	Apr-21-2008	Apr-21-2018

The Pharm of Michigan, Inc.
Country/State	Trademark	Status	Class(es)	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Next Renewal Due
United States	THE PHARM and Design	Registered	3, 5, 21	75005243	Oct-13-1995	2006090	Oct-8-1996	Oct-8-2016

United States	EZ4YOU	Registered	35	78148002	Jul-26-2002	2781907	Nov-11-2003	Nov-11-2013

Domain Name

Domain Name	Owner	Next Renewal Due
spartanstores.us	Spartan Stores	April 23, 2017

Patent

Country	Status	Appl. No.	Appl. Date	Patent No.	Grant Date	Title
United States	Filed	12/582412	10/20/2009			METHOD OF VALIDATING A DISCOUNT OFFER

Licenses

The Companies license Intellectual Property to and from other Companies from time to time. The Companies license Intellectual Property from other Persons from time to time in the ordinary course of business. The Companies also license owned Intellectual Property to other Persons from time to time in the ordinary course of business.

SCHEDULE 8.12

TO

INFORMATION CERTIFICATE

Subsidiaries; Affiliates; Investments

A.	Subsidiaries (More than 50% owned by Company indicated)

Company	Subsidiary	Jurisdiction of Incorporation	Percentage Owned
Spartan Stores, Inc.	Spartan Stores Distribution, LLC	Michigan	100

Spartan Stores, Inc.	Market Development, LLC	Michigan	99

Spartan Stores, Inc.	Seaway Food Town, Inc.	Michigan	100

Spartan Stores, Inc.	Spartan Stores Associates, LLC	Michigan	99

Family Fare, LLC	Prevo’s Family Markets, Inc.	Michigan	100

Prevo’s Family Markets, Inc.	MSFC, LLC	Michigan	100

Seaway Food Town, Inc.	Spartan Properties Management, Inc.	Ohio	100

Seaway Food Town, Inc.	Valley Farm Distributing Co.	Ohio	100

Seaway Food Town, Inc.	Custer Pharmacy, Inc.	Michigan	100

Seaway Food Town, Inc.	Gruber’s Real Estate, LLC	Michigan	100

Seaway Food Town, Inc.	The Pharm of Michigan, Inc.	Michigan	100

Seaway Food Town, Inc.	Family Fare, LLC	Michigan	100

Seaway Food Town, Inc.	Spartan Stores Fuel, LLC	Michigan	100

B.	Affiliates (Less than 50% Owned by Company)

Company	Affiliate	Jurisdiction of Incorporation	Percentage Owned
None

C.	Affiliates (Subject to common ownership with Company)

Company	Affiliate	Jurisdiction of Incorporation	Parent	Percentage Owned
Prevo’s Family Markets, Inc.	Market Development, LLC	Michigan	Spartan Stores, Inc.	1
Prevo’s Family Markets, Inc.	Spartan Stores Associates, LLC	Michigan	Spartan Stores, Inc.	1

D.	Shareholders of Spartan Stores, Inc. with more than 10%

None.

Company	Shareholders	Jurisdiction of Incorporation*	Percentage Owned
None

*	If shareholders are individuals, indicate “N/A”.

SCHEDULE 8.13

TO

INFORMATION CERTIFICATE

Labor Matters

1. Spartan Stores, Inc., and General Teamsters Local Union No. 406 have an existing collective bargaining agreement that expires on October 13, 2012.

SCHEDULE 9.9

TO

INFORMATION CERTIFICATE

Existing Indebtedness

1.	Direct Debt

Capital Leases

Company	Name/Address of Payee	Principal Balance as of 3/31/2012	Nature of Debt	Term
Spartan Stores Distribution, LLC	IBM Credit, LLC	$150,000	Capital Lease	Septemeber 2012
Family Fare, LLC	IBM Credit, LLC	$21,522	Capital Lease	June 2012
Prevos Family Markets, Inc.	IBM Credit, LLC	$26,294	Capital Lease	June 2012
MSFC, LLC	IBM Credit, LLC	$317	Capital Lease	June 2012
Spartan Stores Fuel, LLC	IBM Credit, LLC	$2,647	Capital Lease	June 2012
Family Fare, LLC	DDR Michigan II LLC	$307,851	Capital Lease	March 2013
Family Fare, LLC	Script Pro	$149,521	Capital Lease	March 2015
Family Fare, LLC	IBM Credit, LLC	$478,362	Capital Lease	March 2014

Family Fare, LLC	GE Capital	$2,066	Capital Lease	August 2012
Prevos Family Markets, Inc.	GE Capital	$11,757	Capital Lease	August 2012
Prevos Family Markets, Inc.	DP Properties, LLC	$2,223,024	Capital Lease	September 2032
Family Fare, LLC	Allendale Shopping Center, LLC	$3,149,753	Capital Lease	June 2022
Family Fare, LLC	Capital Retail, LLC	$2,713,673	Capital Lease	September 2030
Family Fare, LLC	MHV Grocery, LLC	$3,444,602	Capital Lease	April 2032
Family Fare, LLC	Anchor Manistee, LLC	$3,351,526	Capital Lease	July 2029
Family Fare, LLC	Daane’s Development	$3,869,619	Capital Lease	September 2029
Prevos Family Markets, Inc.	Murk Properties	$1,988,562	Capital Lease	October 2018
Prevos Family Markets, Inc.	Murk Properties	$555,653	Capital Lease	November 2013
Family Fare, LLC	New Plan Excel Realty	$3,043,651	Capital Lease	June 2016
Family Fare, LLC	Gateway Jackson	$219,315	Capital Lease	February 2014
Family Fare, LLC	Riverside Center Properties, LLC	$1,514,415	Capital Lease	February 2023
Family Fare, LLC	Centro Properties, LLC	$1,314,169	Capital Lease	May 2017

Family Fare, LLC	Jade Pig Ventures	$3,618,290	Capital Lease	November 2018
Family Fare, LLC	Lake Jackson Realty, LLC	$3,957,478	Capital Lease	September 2030
Prevos Family Markets, Inc.	Jade Pig Ventures	$5,378,119	Capital Lease	January 2020
Prevos Family Markets, Inc.	Jade Pig Ventures	$2,781,448	Capital Lease	November 2018
Family Fare, LLC	Romence Village, LLC	$4,178,163	Capital Lease	January 2020
Family Fare, LLC	Jade Pig Ventures	$110,420	Capital Lease	February 2014

Other Debt

Family Fare, LLC	Catt’s Realty Company	$60,632	Loans from landlord for improvements	June 2020
Family Fare, LLC	Catt’s Realty Company	$66,492	Loans from landlord for improvements	June 2020
Family Fare, LLC	Catt’s Realty Company	$30,814	Loans from landlord for improvements	June 2020

Family Fare, LLC	Universal Land Company	$14,761	Loans from landlord for improvements	April 2014
Family Fare, LLC	Universal Land Company	$44,800	Loans from landlord for improvements	June 2020
Family Fare, LLC	Standish Plaza Associates	$27,188	Loans from landlord for improvements	July 2018
Family Fare, LLC	84th Street Byron Center, LLC	$24,626	Loans from landlord for improvements	June 2014
Family Fare, LLC	Ashcraft-Gladwin, LLC	$18,961	Loans from landlord for improvements	July 2018

EXHIBIT D

TO

LOAN AND SECURITY AGREEMENT

Form of Financial Statements

Spartan Stores, Inc. and Subsidiaries

Consolidated Balance Sheets

($000s)

	XXXXXXXXX	XXXXXXXXX	XXXXXXXXX

ASSETS

Current assets
Cash and cash equivalents
Accounts receivable, net
Intercompany accounts receivable
Inventories
Prepaid expenses and other current assets
Deferred taxes on income
Property and equipment held for sale

Total current assets

Other assets
Goodwill, net
Deferred taxes on income
Other, net

Total other assets

Property and equipment
Land and improvements
Buildings and improvements
Equipment
Total property and equipment

Less accumulated depreciation and amortization

Net property and equipment

Total assets

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable
Intercompany accounts payable
Accrued payroll and benefits
Other accrued expenses
Current portion of restructuring costs
Current maturities of long-term debt
Total current liabilities

Other long-term liabilities
Restructuring costs
Deferred taxes
Postretirement benefits

Spartan Stores, Inc. and Subsidiaries

Consolidated Statements of Shareholders’ Equity

(Unaudited)

($000s)

	XXXXXXXX	XXXXXXXX	XXXXXXXX	XXXXXXXX	XXXXXXXX	XXXXXXXX
	Shares Outstanding	Common Stock	Deferred Stock-Based Compensation	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total
Balance—March 27, 2010

Comprehensive earnings, net of tax:
Net earnings for fiscal 2011
Change in fair value of interest rate swap
Minimum pension liability adjustment
Remeasurment of pension liability
Pension curtailment income

Total comprehensive earnings

Dividends ($.20 per share)
Repurchase of equity component of convertible debt, net of tax
Stock-based employee compensation
Issuances of common stock and related tax benefit on stock option exercises
Issuances of restricted stock and related tax benefit
Cancellations of restricted stock

Balance—March 26, 2011
Net earnings for fiscal 2012
Change in fair value of interest rate swap
Minimum pension liability adjustment
Remeasurment of pension liability
SWAP Termination

Total comprehensive earnings

Dividends ($.26 per share)
Share repurchase
Stock-based employee compensation
Issuances of common stock and related tax benefit on stock option exercises
Issuances of restricted stock and related tax benefit
Cancellations of restricted stock

Balance—March 31, 2012

Net earnings for fiscal 2013
Change in fair value of interest rate swap
Minimum pension liability adjustment
Remeasurment of pension liability
SWAP Termination

Total comprehensive earnings

Dividends ($.24 per share)
Share repurchase
Stock-based employee compensation
Issuances of common stock and related tax benefit on stock option exercises
Issuances of restricted stock and related tax benefit
Cancellations of restricted stock

April 28, 2012

Spartan Stores, Inc. and Subsidiaries

Consolidated Statements of Cash Flow

(Unaudited)

($ 000s)

	XXXXXXX	XXXXXXX

Cash flows from operating activities
Net earnings
Loss from discontinued operations, net of tax

Earnings from continuing operations
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash restructuring, asset impairment and other
Non-cash convertible debt interest
Depreciation and amortization
LIFO Income—Warehouse Consolidation
LIFO (income) / expense
Postretirement benefits expense
Deferred taxes on income
Stock-based compensation expense
Excess tax benefit on stock compensation
Gain on repurchase of convertible notes
(Gain) / loss on disposal of assets
Other, net
Changes in operating assets and liabilities:
Accounts receivable
Inventories
Prepaid expenses and other assets
Accounts payable
Accrued payroll and benefits
Postretirement benefits payments
Other accrued expenses and other liabilities

Net cash provided by operating activities

Cash flows from investing activities
Purchases of property and equipment
Proceeds from the sale of assets
Other

Net cash used in investing activities

Cash flows from financing activities
Net proceeds from (payments on) revolver
Share repurchase
Repurchase of convertible notes
Repayment of other long-term debt
Excess tax benefit on stock compensation
Proceeds from sale of common stock
Dividends paid

Net cash used in financing activities

Discontinued operations:
Net cash used in operating activities
Net cash used in investing activities
Net cash used in financing activities

Net cash used in discontinued operations

Net (decrease) increase in cash and cash equivalents
Cash and cash equivalents at beginning of period

Cash and cash equivalents at end of period

Spartan Stores, Inc.

Consolidating Balance Sheets

April 28, 2012

	Consolidated	Eliminations	Distribution Segment	Retail Segment	Discontinued Operations
ASSETS

Current assets
Cash and cash equivalents
Accounts receivable
Intercompany accounts receivable
Inventories
Prepaid expenses and other current assets
Deferred taxes on income
Property and equipment held for sale
Total current assets

Other assets
Goodwill
Deferred taxes on income
Other
Total other assets

Property and equipment
Land and improvements
Buildings and improvements
Equipment
Total property and equipment

Less accumulated depreciation and amortization

Net property and equipment

Total assets

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable
Intercompany accounts payable
Accrued payroll and benefits
Other accrued expenses
Current portion of restructuring costs
Current maturities of long-term debt

Total current liabilities

Other long-term liabilities
Restructuring costs
Deferred taxes
Postretirement benefits
Long-term debt

Shareholders’ equity
Common stock
Additional paid-in capital
Deferred stock-based compensation
Accumulated other comprehensive loss
Retained earnings (accumulated deficit)

Total shareholders’ equity

Total liabilities and shareholders’ equity

Total Assets—Segment Detail

Total assets per balance sheet

Add: Distribution / Retail Intercompany Elims

Subtract: Intercompany balances per Other Assets

Intercompany A/R

Transfer elims to Grocery Distribution

	Consolidated	Eliminations	Distribution Segment	Retail Segment	Discontinued Operations
Net sales
Cost of sales
Cost of goods sold
Center store shrink
Market gains
LIFO expense

Cost of sales

Gross margin
Operating expenses
Warehousing
Store labor
SBT expense
Other selling, general and administrative
Restructuring, asset impairment and other
Depreciation and amortization
Loss on disposal of assets

Total operating expenses

Operating earnings

Non-operating expense (income)
Interest expense
Non-cash convertible debt interest
Interest income
Royalty expense (income)
Intercompany leasing mark-up
Other, net

Total non-operating expense, net

Earnings (loss) before income taxes and other Income taxes
Michigan BIT
Michigan GRT
Michigan credits
Ohio state tax
Federal

Total income taxes

Earnings (loss) from continuing operations
Earnings (loss) from discontinued operations

Net earnings (loss)

Effective tax rate

EXHIBIT E

TO

LOAN AND SECURITY AGREEMENT

Compliance Certificate

To:	Wells Fargo Capital Finance, LLC,

            as Administrative Agent

One Boston Place

Boston, Masschusetts 02108

Ladies and Gentlemen:

I hereby certify to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:

1. I am the duly elected Chief Financial Officer of             , a              corporation,             , a              corporation and             , a              corporation (collectively, “Borrowers”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan and Security Agreement, dated December 23, 2003, by and among Wells Fargo Capital Finance, LLC , successor by merger to Wachovia Capital Finance Corporation, formerly known as Congress Financial Corporation (Central), as agent for the financial institutions party thereto as lenders (in such capacity, “Administrative Agent”) and the financial institutions party thereto as lenders (collectively, “Lenders”), Borrowers and certain of their affiliates (as such Loan and Security Agreement is amended, modified or supplemented, from time to time, the “Loan Agreement”).

2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrowers and Guarantors, during the immediately preceding fiscal four (4) week period.

3. The review described in Section 2 above did not disclose the existence during or at the end of such fiscal four (4) week period, and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower or Guarantor has taken, is taking, or proposes to take with respect to such condition or event.

4. I further certify that, based on the review described in Section 2 above, no Borrower or Guarantor has at any time during or at the end of the immediately preceding fiscal four (4) week period, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

E-1

(a)	Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

(b)	Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.

(c)	Materially adversely changed the terms upon which it sells goods (including sales on consignment) or provides services.

(d)	Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

5. Attached hereto as Schedule III are the calculations used in determining whether Borrowers and Guarantors are in compliance with the covenant set forth in Section 9.20 of the Loan Agreement for such fiscal period.

6. The foregoing certifications are made and delivered this day of             , 20__.

Very truly yours,

By:

Title:

E-2

EXHIBIT F

TO

LOAN AND SECURITY AGREEMENT

Commitments

Lender	Commitment
Wells Fargo Capital Finance, LLC	$77,500,000
Bank of America, N.A.	$40,000,000
Fifth Third Bank	$32,500,000
PNC Bank, N.A.	$25,000,000
US Bank, National Association	$25,000,000

Total	$200,000,000

F-1

SCHEDULE 1.26

TO

LOAN AND SECURITY AGREEMENT

DESCRIPTION OF NOTES

We issued the notes under an indenture, dated as of May 30, 2007, between us and The Bank of New York Trust Company, N.A., as trustee. Each holder of notes may request a copy of the indenture from us at the address set forth under “Where You Can Find More Information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. Wherever particular provisions or defined terms of the indenture or the notes are referred to, these provisions or defined terms are incorporated into this prospectus by reference. We urge holders of notes to read the indenture and the notes because they, and not this description, define the rights of each holder of notes.

As used in this section, “Description of Notes,” references to “Spartan Stores,” the “Company,” “we,” “us” and “our” refer only to Spartan Stores, Inc. and do not include its subsidiaries, and references to “you” and “holder” refer to each registered holder of notes.

General

On May 30, 2007, we sold in a private offering $110,000,000 in aggregate principal amount of 3.375% convertible senior notes due 2027 to the initial purchasers for resale to qualified institutional buyers within the meaning of Rule 144A under the Securities Act.

The notes will mature on May 15, 2027 unless earlier converted, redeemed or repurchased. Each holder of notes has the option, subject to certain qualifications and the satisfaction of certain conditions, to convert its notes into cash and shares, if any, of our common stock at an initial conversion rate of 28.0310 shares per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $35.67 per share of common stock. The conversion rate is subject to adjustment if certain events occur.

Upon a surrender of a holder’s notes for conversion, unless we have previously exercised our option to satisfy all of our future conversion obligations entirely in common stock as described below under “— Conversion Rights — Option to Irrevocably Elect to Satisfy Future Conversion Obligations in Common Stock,” we will deliver cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation. We will deliver shares of our common stock in respect of the remainder, if any, of our conversion obligation, as described below under “— Conversion Rights — Payment Upon Conversion.” If we deliver common stock upon conversion of a note, a holder will not receive fractional shares but a cash payment to account for any such fractional share, as described below. A holder will not receive any cash payment for interest (or contingent interest, additional interest or additional amounts, if any) accrued and unpaid to the conversion date except under the limited circumstances described below.

The notes are our senior, unsecured obligations and rank equal in right of payment to all of our existing and future unsecured and unsubordinated indebtedness. The notes are issuable only in denominations of $1,000 principal amount and integral multiples thereof. References to “a note” or “each note” in this prospectus refer to $1,000 principal amount of the notes.

As used in this prospectus, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City.

Any reference to “common stock” means our common stock, no par value.

Each holder and beneficial owner of the notes, by acquiring or holding the notes (or a beneficial interest therein), will be deemed to have agreed in the indenture, for U.S. federal income tax purposes, to treat the notes as “contingent payment debt instruments” and to be bound by our application of the U.S. Treasury regulations that govern contingent payment debt instruments, including our determination that the rate at which interest will be deemed to accrue for U.S. federal income tax purposes will be 8.25% per annum, compounded semi-annually, which is the comparable yield, or the rate at which we would have borrowed senior debt on a non-contingent, nonconvertible basis at the original issue date of the notes. Accordingly, each holder will be required to accrue interest on a constant yield to maturity basis at that rate, with the result that a holder will recognize taxable income significantly in excess of cash received while the notes are outstanding. See “U.S. Federal Income Tax Considerations.” YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX TREATMENT OF AN INVESTMENT IN THE NOTES AND WHETHER AN INVESTMENT IN THE NOTES IS ADVISABLE IN LIGHT OF THE AGREED UPON TAX TREATMENT AND YOUR PARTICULAR TAX SITUATION.

Interest and Contingent Interest

The notes bear interest at a rate of 3.375% per year. In addition, we will pay contingent interest to holders of notes during the period commencing May 20, 2012 and ending on November 14, 2012 and for any six-month period thereafter, from and including an interest payment date up to, but excluding, the next interest payment date, if the average contingent interest trading price (as defined below) per $1,000 principal amount of the notes for the five-consecutive-trading-day period ending on the third trading day (as defined below) immediately preceding the first day of such interest period equals 120% or more of the principal amount of the notes.

During any interest period in which contingent interest shall be payable, the contingent interest payable per $1,000 principal amount of the notes will equal 0.25% per annum of the average contingent interest trading price of $1,000 principal amount of notes during the five-consecutive-trading-day period ending on the third trading day immediately preceding the first day of the applicable interest period used to determine whether contingent interest must be paid.

For so long as the notes are held in book-entry only form, interest (including contingent interest, additional interest and additional amounts, if any) will be payable on each interest payment date to the person in whose name a given note is registered at the close of business on the business day before the interest payment date (each, a “record date”). In the event that the notes do not remain in book-entry only form or are not in the form of a global certificate, we will have the right to select record dates, which will be at least one business day before an interest payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from May 30, 2007 or from the most recent date to which interest has been paid or duly provided for. We will pay interest (including contingent interest, additional interest and additional amounts, if any) semi-annually, in arrears on May 15 and November 15 of each year, commencing on November 15, 2007.

Contingent interest, if any, will accrue from and including the first day of any relevant interest period to but excluding, and be payable on, the interest payment date at the end of such interest period to holders of notes as of the record date relating to such interest payment date. In the event of any determination that holders will be entitled to receive contingent interest with respect to an interest period, we will promptly (i) issue a press release and use our reasonable efforts to post such information on our website or otherwise publicly disclose this information or (ii) provide notice to the holders of notes in a manner contemplated by the indenture, including through the facilities of DTC.

“Contingent interest trading price” means, on any date of determination, the average of the secondary market bid quotations per note obtained by the trustee for $5,000,000 aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that:

•	if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and

•	if only one such bid can reasonably be obtained by the trustee, this one bid shall be used;

provided further that if no bids are received or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the contingent interest trading price of the notes on such date of determination will be (a) the applicable conversion rate (as defined below) of the notes multiplied by (b) the closing sale price of our common stock on such determination date.

Upon conversion of a note, a holder will not receive any cash payment of interest (including contingent interest, additional interest and additional amounts, if any) unless, as described below, such conversion occurs after the close of business on a record date and prior to the opening of business on the interest payment date to which that record date relates or such conversion occurs during a registration default as described under “— Registration Rights” below. If we deliver common stock upon surrender of a note for conversion, we will not issue fractional shares of common stock. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of the common stock on the trading day immediately prior to the conversion date. Our delivery to a holder of the full amount of cash and common stock, if any, as described below under “— Conversion Rights — Payment upon Conversion,” together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued but unpaid interest (including contingent interest, additional interest and additional amounts, if any) to but excluding the conversion date.

As a result, accrued but unpaid interest (including contingent interest, additional interest and additional amounts, if any) up to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a general discussion of the U.S. federal income tax treatment upon receipt of our common stock upon conversion, see “U.S. Federal Income Tax Considerations.”

Notwithstanding the preceding paragraph, if notes are converted after the close of business on a record date but prior to the opening of business on the interest payment date to which that record date relates, holders of such notes at the close of business on the record date will receive the interest (including contingent interest, additional interest and additional amounts, if any) payable on the notes on such interest payment date notwithstanding the conversion. Such notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (including contingent interest, additional interest and additional amounts, if any) payable on the notes so converted on the next succeeding interest payment date. However, no such payment need be made:

•	in connection with any conversion following the record date immediately preceding the maturity date;

•	if we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

•	if we have specified a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date;

•	if a scheduled repurchase date occurs after a record date and on or prior to the corresponding interest payment date; or

•

to the extent of any overdue interest (including overdue contingent interest, additional interest and additional amounts, if any) if the same exists at the time of conversion with respect to such note.

In addition, notwithstanding the previous paragraph, we will pay, on the stated maturity, accrued and unpaid interest to but excluding such stated maturity on any notes surrendered for conversion on or after April 12, 2027 to a converting holder.

If any interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date, as the case may be, to that next succeeding business day.

Conversion Rights

General

Subject to the qualifications and the satisfaction of the conditions and during the periods described below, holders will have the right to convert their notes prior to the close of business on the business day immediately preceding the maturity date, initially at a conversion rate of 28.0310 shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $35.67 per share of common stock. Upon a surrender of a holder’s notes for conversion, unless we have previously exercised our option to satisfy all of our future conversion obligations entirely in common stock as described below under “— Option to Irrevocably Elect to Satisfy Future Conversion Obligations in Common Stock,” we will deliver cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation. We will deliver shares of our common stock in respect of the remainder, if any, of our conversion obligation, as described below under “— Payment Upon Conversion.”

The conversion rate in effect at any given time is referred to in this prospectus as the “applicable conversion rate” and will be subject to adjustments as described under “— Conversion Rate Adjustments,” but it will not be adjusted for accrued interest. The “applicable conversion price” at any given time is equal to the principal amount of a note divided by the applicable conversion rate. Holders will be entitled to convert notes in denominations of $1,000 principal amount or multiples thereof. Upon surrender of a note for conversion, we will deliver cash and shares of our common stock, if any, as described below under “— Payment upon Conversion.”

A holder may convert its notes in whole or in part only in the following circumstances, which are described in more detail below, and to the following extent:

•	upon satisfaction of the sale price condition;

•	upon satisfaction of the trading price condition;

•	if we have called notes for redemption, until the close of business one business day prior to the redemption date for such notes;

•	at any time on or after February 15, 2027; or

•	upon the occurrence of specified corporate transactions.

Upon any determination by us that holders are or will be entitled to convert their notes in accordance with the foregoing provisions, we will issue a press release and publish the information on our website.

A holder that has submitted its notes for repurchase on a scheduled repurchase date or upon a fundamental change may not subsequently convert those notes unless it validly withdraws its repurchase notice on a timely basis as described below under “— Repurchase Rights” or “— Repurchase of Notes by Us at Option of Holder upon a Fundamental Change.”

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because a holder requests the shares to be issued or delivered to another person, in which case that holder will pay that tax.

Our ability to pay cash to holders upon conversion may be restricted by the loan agreement governing our senior credit facility, limitations or prohibitions on our ability to obtain funds for such payment through dividends from our subsidiaries, the terms of our other then existing financing arrangements or otherwise. See “Risk Factors — Risks Relating to this Offering — We may not be able to repurchase the notes upon a fundamental change or upon the exercise of a holder’s option to require us to repurchase the notes, or to pay cash upon conversion of the notes.”

Conversion upon Satisfaction of Sale Price Condition

A holder may surrender any or all of its notes for conversion during any fiscal quarter after the fiscal quarter ending September 15, 2007 if the closing sale price per share of our common stock for at least 20 trading days during the 30-consecutive-trading-day period ending on the last trading day of the previous fiscal quarter is more than 130% of the applicable conversion price per share of our common stock on such last trading day.

The “closing sale price” of our common stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by The Nasdaq Global Market or, if our common stock is not reported by The Nasdaq Global Market, in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the closing sale price will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the closing sale price will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

A “trading day” is any day on which (i) there is no market disruption event (as defined below) and (ii) The Nasdaq Global Market or, if our common stock is not listed on The Nasdaq Global Market, the principal national securities exchange on which our common stock is listed, admitted for trading or quoted, is open for trading or, if the common stock is not so listed, admitted for trading or quoted, any business day. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

A “market disruption event” means the occurrence or existence for more than one half-hour in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The Nasdaq Global Market or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

We will determine daily whether the notes are convertible as a result of the closing sale price of our common stock and will notify the trustee of such determination.

Conversion upon Satisfaction of Trading Price Condition

A holder may surrender any or all of its notes for conversion during the five business days immediately following any five-consecutive-trading day period in which the trading price per $1,000 principal amount of the notes (as determined following a request by a holder of the notes in accordance with the procedures described below) for each day of that period was less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate of the notes on each such day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per note obtained by the trustee for $5,000,000 aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that:

•	if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and

•	if only one such bid can reasonably be obtained by the trustee, this one bid shall be used;

provided further that if no bids are received, then for purposes of determining whether the trading price condition has been met the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate of the notes on that day.

The trustee will have no obligation to determine the trading price of the notes as described in this section unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate of the notes on that day. At such time, we will instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the closing price of our common stock and the applicable conversion rate of the notes.

Conversion upon Notice of Redemption

Holders may surrender for conversion any or all of its notes called for redemption at any time prior to the close of business one business day prior to the redemption date for such notes, even if those notes are not otherwise convertible at that time.

Conversion on or after February 15, 2027

A holder may surrender any or all of its notes for conversion at any time on or after February 15, 2027 until the close of business on the business day immediately preceding the maturity date.

Conversion upon Specified Corporate Transactions

Certain Distributions

If we elect to:

•

distribute to all or substantially all holders of our common stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at less than the closing sale price of a share of our common stock on the trading day immediately preceding the announcement date of the distribution; or

•

distribute to all or substantially all holders of our common stock, assets (including cash), debt securities or rights or warrants to purchase our securities, which distribution has a per-share value as determined by our board of directors exceeding 10% of the closing sale price of our common stock on the trading day immediately preceding the announcement date for such distribution, we must notify holders of notes at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise could participate in the distribution without conversion. The “ex-dividend” date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

Fundamental Change Transactions

If a fundamental change occurs, regardless of whether a holder has the right to put the notes as described under “— Repurchase of Notes by Us at Option of Holder upon a Fundamental Change,” a holder may surrender notes for conversion at any time from and including the effective date of the transaction until and including the 30th business day following such effective date. We will notify holders and the trustee at the same time we publicly announce such transaction (but in no event less than five business days prior to the anticipated effective date of such transaction).

If a holder elects to convert its notes in connection with certain fundamental change transactions described below under “— Make Whole Amount” the effective date of which occurs prior to May 15, 2014, we will increase the applicable conversion rate by a number of additional shares of our common stock as described below under “— Make Whole Amount.”

If a transaction described above occurs, a holder may also have the right to require us to repurchase all or a portion of its notes, as described under “— Repurchase of Notes by Us at Option of Holder upon a Fundamental Change.”

Conversion Procedures

To convert a note, a holder must do each of the following:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice, and deliver this notice to the conversion agent, which notice will be irrevocable;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date a holder complies with these requirements is the “conversion date” under the indenture. The notes will be deemed to have been converted immediately prior to the close of business on the conversion date and the converting holder will be treated as a shareholder of record of Spartan Stores as of that time. If a holder’s interest is a beneficial interest in a global note, to convert, a holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global note.

The conversion agent will initially be the trustee. The conversion agent will convert the notes into cash and shares, if any, of common stock at an initial conversion rate of 28.0310 shares per $1,000 principal amount of notes. A holder may obtain copies of the required form of the conversion notice from the conversion agent. Payments of cash and, if common stock is to be delivered, a stock certificate or certificates will be delivered to the holder, or a book-entry transfer through DTC will be made, for the number of shares of common stock determined as set forth below under “— Payment upon Conversion.”

Payment upon Conversion

In connection with any conversion, we will satisfy our obligation to convert the notes (the “conversion obligation”) by delivering to holders in respect of each $1,000 aggregate principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days in the cash settlement averaging period.

The “daily settlement amount” for each of the 20 consecutive trading days in the cash settlement averaging period shall consist of:

(1)	cash equal to the lesser of $50 and the daily conversion value; and

(2)	to the extent the daily conversion value exceeds $50, a number of shares equal to (A) the difference between the daily conversion value and $50 (such difference being referred to as the “daily excess amount”), divided by (B) the closing sale price of our common stock for such trading day (or the consideration into which one share of our common stock has been converted or exchanged in connection with certain corporate transactions).

We will not issue fractional shares of common stock upon conversion of the notes. Instead, we will pay the cash value of such fractional shares based upon the closing sale price of our common stock on the trading day immediately preceding the conversion date. Upon conversion of a note, a holder will not receive any cash payment of interest (including contingent interest, additional interest and additional amounts, if any) unless such conversion occurs between a record date and the interest payment date to which that record date relates. We will deliver the settlement amount on the third business day following the expiration of the cash settlement averaging period.

The “daily conversion value” means, for each of the 20 consecutive trading days during the cash settlement averaging period, one-twentieth (1/20th) of the product of (1) the applicable conversion rate and (2) the closing sale price of our common stock on such trading day.

The “cash settlement averaging period” with respect to any notes means the 20-consecutive-trading-day period beginning:

•	on the redemption date if prior to the relevant conversion date we have called the notes that are being converted for redemption;

•	on the maturity date if the relevant conversion date is on or after April 12, 2027; and

•	on the second trading day after the relevant conversion date.

If a holder tenders notes for conversion and the daily conversion value is being determined at a time when the notes are convertible into other property in addition to or in lieu of our common stock, the settlement amount will be determined based on the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate would have owned or been entitled to receive in such transaction and the value thereof for each applicable trading day during the cash settlement averaging period, as described under “— Conversion Rate Adjustments.”

Option to Irrevocably Elect to Satisfy Future Conversion Obligations in Common Stock

Notwithstanding the provisions described above under “— Payment upon Conversion,” at any time on or prior to May 15, 2014 we may irrevocably elect, in our sole discretion without the consent of the holders of notes, to satisfy all of our future conversion obligations entirely in common stock (a “physical settlement election”). If, in the future, we make a physical settlement election, we will deliver to you, in respect of any notes that you convert after that election, a number of shares equal to (i) the aggregate principal amount of notes to be converted (ii) divided by $1,000 and (iii) multiplied by the applicable conversion rate (which will include any increase to reflect any additional shares which you may be entitled to receive as described under “— Make-Whole Amount”). We will deliver such shares on the third business day after the conversion date.

Although we have a right to elect physical settlement, we do not presently intend to make that election.

Prior to making any physical settlement election, we may irrevocably elect to waive our right to make any such election. Any such waiver would be effective upon our delivery to the trustee of a notice that we are irrevocably waiving our ability to make a physical settlement election at any time in the future with respect to the notes. If we make a physical settlement election in the future, that election will be irrevocable and our right to waive the ability to make a physical settlement election will expire.

Conversion Rate Adjustments

The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1) If we issue our common stock as a dividend or distribution on our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS0 = the number of shares of our common stock outstanding immediately prior to such ex-dividend date, or effective date; and

OS1 = the number of shares of our common stock outstanding immediately prior to such ex- dividend date, or effective date but after giving effect to such dividend, distribution, share split or share combination.

If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we distribute to all, or substantially all, holders of our common stock any rights, warrants or options entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase our common stock at an exercise price per share of our common stock less than the average of the closing sale prices of our common stock for each trading day in the 10-consecutive-trading-day period ending on the trading day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	(OS0 + X)
(OS0 + Y)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the number of shares of our common stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the closing sale prices of our common stock for each trading day in the 10-consecutive-trading-day period ending on the trading day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this clause (2), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase our common stock at less than the average of the closing sale prices for each trading day in the applicable 10-consecutive-trading-day period, there shall be taken into account any consideration we receive for such rights, warrants or options and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by our board of directors. If any right, warrant or option described in this clause (2) is not exercised prior to the expiration of the exercisability thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

(3) If we distribute shares of our capital stock, evidences of indebtedness or other assets or property to all, or substantially all, holders of our common stock, excluding:

(A) dividends, distributions, rights, warrants or options referred to in clause (1) or (2) above;

(B) dividends or distributions paid exclusively in cash; and

(C) Spin-Offs described below in this clause (3),

then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
(SP0 - FMV)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the average of closing sale prices of our common stock for each trading day in the 10-consecutive-trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date or the ex-dividend date for such distribution.

With respect to an adjustment pursuant to this clause (3), where there has been a payment of a dividend or other distribution to all, or substantially all, holders of our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to our subsidiary or other business unit (a “Spin-Off”), the conversion rate in effect immediately before the close of business on the effective date of the Spin-Off will be adjusted based on the following formula:

CR1 = CR0 ×	(FMV0 + MP0)
MP0

where

CR0 = the conversion rate in effect immediately prior to the effective date of the Spin-Off;

CR1 = the new conversion rate after the Spin-Off;

FMV0 = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading days after, and including, the effective date of the Spin-Off; and

MP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading days after, and including, the effective date of the Spin-Off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 trading days following, and including, the effective date of any Spin-Off, references within this clause (3) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such Spin-Off and the conversion date in determining the applicable conversion rate.

If any such dividend or distribution described in this clause (3) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4) If we make any cash dividend or distribution to all, or substantially all, holders of our outstanding common stock, other than regular quarterly cash dividends (without regard to the actual quarterly period in which paid) that do not exceed $0.05 per share (the “reference dividend”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
(SP0 - C)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate immediately after the ex-dividend date for such distribution;

SP0 = the average of the closing sale prices of our common stock for each trading day in the 10-consecutive-trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

C = the amount in cash per share that we distribute to holders of our common stock in respect of the applicable quarterly period that exceeds the reference dividend.

If any dividend or distribution described in this clause (4) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

The reference dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the reference dividend amount for any adjustment made to the conversion rate under this clause (4).

Notwithstanding the foregoing, if an adjustment is required to be made under this clause (4) as a result of a distribution that is not a regular quarterly dividend, the reference dividend amount will be deemed to be zero.

(5) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of a share of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	(AC + (SP1 × OS1))
(SP1 × OS0)

where

CR0 = the conversion rate in effect on the day immediately following the date such tender or exchange offer expires;

CR1 = the new conversion rate in effect after such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for our common stock purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the average of the closing sale prices of our common stock for each trading day in the 10-consecutive-trading-day period commencing on the trading day following the date such tender or exchange offer expires.

The adjustment to the conversion rate under this clause (5) will occur on the 10th trading day from, and including, the trading day following the date such tender or exchange offer expires; provided that in respect of any conversion within 10 trading days immediately following, and including, the expiration date of any tender or exchange offer, references within this clause (5) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the applicable conversion rate.

In addition to these adjustments, we may in our sole discretion increase the conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our notes resulting from any dividend or distribution of capital stock issuable upon conversion of the notes (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 business days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes that determination, it will be conclusive. We will give holders of notes at least 15 days’ prior notice of such an increase in the conversion rate. For a general discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate of the notes, see “U.S. Federal Income Tax Considerations — U.S. Holders — Constructive Dividends to Holders of Notes.”

To the extent that we have a rights plan in effect upon any conversion of the notes into common stock, a holder will receive, in addition to the common stock, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as described in clause (3) above. A further adjustment will occur as described in clause (3) above, if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Following:

•	any reclassification of our common stock;

•	a consolidation, merger, binding share exchange or combination involving us; or

•	a conveyance, transfer, sale, lease or other disposition to another person or entity of all or substantially all of our assets;

the settlement amount in respect of our conversion obligation will be computed as set forth under “— Payment upon Conversion” above, based on the kind and amount of shares of stock, securities, or other property or assets (including cash or any combination thereof) that holders of our common stock are entitled to receive in respect of each share of our common stock in such transaction (the “reference property”) and reference property will be delivered in lieu of the shares of our common stock that would have otherwise been deliverable upon conversion. If holders of common stock would be entitled to elect the kind of consideration for their common stock received in any transaction described in the previous sentence, the consideration for common stock upon which the reference property will be based will be determined based on the weighted average of the kind and amount of consideration received by the holders of our common stock that affirmatively make such an election. The determination of the reference property will apply to all of the notes and we will notify the trustee of the composition of the reference property promptly after it is determined.

The applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not outstanding as of the date the notes were first issued (unless explicitly otherwise provided in this section, “— Conversion Rate Adjustments”);

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest (including contingent interest, additional interest and additional amounts, if any).

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

We will not take any action that would result in an adjustment pursuant to the above provisions without complying with the shareholder approval rules of The Nasdaq Global Market or any stock exchange on which our common stock is listed at the relevant time.

Notwithstanding anything in this section, “— Conversion Rate Adjustments,” to the contrary, we will not be required to adjust the conversion rate unless the adjustment would result in a change of at least 1% of the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, upon any conversion of the notes.

Make-Whole Amount

If the effective date of a transaction described under clause (1) or (3) of the definition of “fundamental change” occurs (regardless of whether the holder has the right to require us to repurchase the notes) prior to May 15, 2014 and 10% or more of the consideration for our common stock in the transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national or regional securities exchange (collectively, “Listed Common Equity”) and the notes are surrendered for conversion in connection with such transaction, we will increase the applicable conversion rate by a number of additional shares of our common stock (the “additional shares”) as described below. We will notify holders at least five business days prior to the anticipated effective date of any transaction described in this paragraph.

A conversion of the notes will be deemed for these purposes to be “in connection with” a given fundamental change if the related conversion notice is received by the conversion agent during the period from and including the effective date of the transaction until and including the 30th business day following such effective date.

The number of additional shares will be determined by reference to the table below, based on the date on which the transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in the transaction. If holders of our common stock receive only cash in the transaction, the stock price will be the cash amount paid per share of our common stock. Otherwise, the stock price will be the average of the closing sale prices of our common stock on the five trading days immediately prior to but not including the effective date of the transaction.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described above under “— Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the stock price, effective date and number of additional shares per $1,000 principal amount of notes:

	Stock Price
Effective Date	$26.04	$30.00	$35.67	$40.00	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$90.00	$100.00
May 23, 2007	10.3714	8.0190	5.7733	4.5865	3.7068	2.9690	2.5072	2.0807	1.5533	1.2103	0.9546	0.7760
May 15, 2008	10.3714	7.4357	5.1622	4.0190	3.1646	2.4550	2.0399	1.6523	1.1947	0.9115	0.7068	0.5650
May 15, 2009	10.3714	7.0923	4.7697	3.6440	2.8134	2.1210	1.7454	1.3907	1.0604	0.7528	0.5868	0.4660
May 15, 2010	10.3714	6.3823	4.0099	2.9565	2.1757	1.5310	1.2363	0.9440	0.6476	0.4902	0.3834	0.3060
May 15, 2011	10.3714	5.2057	2.6755	1.7440	1.0401	0.5510	0.3890	0.2307	0.1319	0.0952	0.0723	0.0570
May 15, 2012	10.3714	4.2257	0.2729	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2013	10.3714	4.5857	0.1383	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2014	10.3714	5.3023	0.0038	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The maximum amount of additional shares is 10.3714 per $1,000 principal amount of notes, subject to adjustment in the same manner as in the conversion rate as set forth under “Description of Notes — Conversion Rights — Conversion Rate Adjustments” and in no event will the number of additional shares of our common stock issuable upon conversion as a result of a fundamental change exceed that amount.

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the two effective dates, as applicable, based on a 365-day year.

•	If the stock price is in excess of $100.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

•	If the stock price is less than $26.04 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Redemption at our Option

Prior to May 20, 2012, we will not have the right to redeem the notes. We will have the right to redeem the notes in whole or in part, at any time or from time to time, on or after May 20, 2012 upon not less than 30 nor more than 60 days prior notice by mail, for a cash price equal to the percentage specified in the table below of the principal amount of the notes to be redeemed plus any accrued and unpaid interest (including contingent interest, additional interest and additional amounts, if any) thereon up to, but not including, the redemption date. If the redemption date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay the related interest (including contingent interest, additional interest and additional amounts, if any) to the person to whom principal is payable.

Period Commencing	Redemption Price
May 20, 2012	100.96%
May 15, 2013	100.48%
May 15, 2014 and thereafter	100.00%

If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed by lot, on a pro rata basis or by another method the trustee considers appropriate. If the trustee selects a portion of a holder’s notes for partial redemption and that holder converts a portion of the same notes, the converted portion will be deemed first to be from the portion selected for redemption. In the event of any redemption in part, we will not be required to:

•

issue, register the transfer of or exchange any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed, or

•	register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Repurchase Rights

Holders have the right to require us to repurchase their notes in whole or in part on May 15, 2014, May 15, 2017 and May 15, 2022, each of which we refer to as a “repurchase date.” We will be required to repurchase any outstanding notes for which a holder delivers a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at the opening of business on the date that is 20 business days prior to the relevant repurchase date until the close of business on the second business day prior to the repurchase date. If the repurchase notice is given and withdrawn during the period, we will not be obligated to repurchase the notes covered by the notice of withdrawal.

Our ability to repurchase notes for cash upon any repurchase date may be restricted by the loan agreement governing our senior credit facility, limitations or prohibitions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our other then existing financing arrangements or otherwise. See “Risk Factors — Risks Relating to this Offering — We may not be able to repurchase the notes upon a fundamental change or upon the exercise of a holder’s option to require us to repurchase the notes, or to pay cash upon conversion of the notes.” No notes may be repurchased by us at the option of holders if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the repurchase price with respect to the notes.

The repurchase price will be payable in cash and will be equal to 100% of the principal amount of notes to be repurchased, plus accrued and unpaid interest (including contingent interest, additional interest and additional amounts, if any) on such repurchase date. If the repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay the related interest (including contingent interest, additional interest and additional amounts, if any) to the person to whom principal is payable. To exercise this right, the holder must deliver a written notice to the paying agent prior to the close of business on the second business day prior to the repurchase date. The required repurchase notice shall state:

•	if certificated notes have been issued, the certificate number of the notes (or if the notes are not certificated, the notice must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

•	that we are to repurchase such notes pursuant to the applicable provisions of the notes and the indenture.

A holder may withdraw any repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the second business day prior to the repurchase date. The notice of withdrawal shall state:

•	the principal amount being withdrawn;

•	the certificate numbers of the notes being withdrawn (or, if the notes are not certificated, the notice must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the repurchase notice.

Our obligation to pay the repurchase price for a note for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with all necessary endorsements and compliance by the holder with all DTC procedures, as applicable, to the paying agent at any time after the delivery of such repurchase notice. Payment of the repurchase price for such note will be made on the business day following the later of the repurchase date or the satisfaction of the foregoing conditions. If the paying agent holds money sufficient to pay the repurchase price of the note on the business day following the repurchase date in accordance with the terms of the indenture, then, from and including the repurchase date, interest (including contingent interest, additional interest and additional amounts, if any) on such note will cease to accrue and all other rights of the holder shall terminate, other than the right to receive the repurchase price upon satisfaction of the foregoing conditions.

In connection with any repurchase of notes at the option of a holder, we will:

•	to the extent applicable, comply with the provisions of Rule 13e-4, Rule 14e-1 and comply with any other tender offer rules under the Exchange Act that may then be applicable; and

•	otherwise comply with all federal and state securities laws as necessary under the indenture to effect a repurchase of notes by us at the option of a holder.

Repurchase of Notes by Us at Option of Holder upon a Fundamental Change

If a fundamental change, as defined below, occurs prior to May 15, 2014, each holder will have the right on the fundamental change repurchase date to require us to repurchase for cash all of its notes or any portion of those notes that is equal to $1,000 in principal amount or integral multiples thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest (including contingent interest, additional interest and additional amounts, if any) thereon up to but not including the fundamental change repurchase date. If the fundamental change repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay the related interest (including contingent interest, additional interest and additional amounts, if any) to the person to whom principal is payable.

Within 15 days after the occurrence of a fundamental change, we must give notice to each holder and the trustee of each holder’s resulting repurchase right, specifying the fundamental change repurchase date (which may be no earlier than 20 business days and no later than 30 business days after the date of such notice) and the procedures that each holder must follow to require us to repurchase its notes as described below. Simultaneously with providing such notice, we will issue a press release and publish the information on our website.

The fundamental change repurchase notice given by a holder electing to require us to repurchase its notes shall be given so as to be received by the paying agent no later than the close of business on the second business day prior to the fundamental change repurchase date and must state:

•

if certificated notes have been issued, the certificate numbers of the holder’s notes to be delivered for repurchase (or, if the notes are not issued in certificated form, the fundamental change repurchase notice must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture.

A holder may withdraw its fundamental change repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the second business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of notes being withdrawn;

•

if certificated notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in certificated form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the fundamental change repurchase notice.

A “fundamental change” will be deemed to have occurred at such time after the original issuance of the notes as:

(1)	a “person” or “group” (each within the meaning of Section 13(d)(3) of the Exchange Act) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the total voting power in the aggregate of classes of our capital stock entitled to vote generally in the election of directors; or

(2)	the first day on which a majority of the members of our board of directors does not consist of continuing directors; or

(3)	a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our assets to another person, other than:

•	any transaction:

(i)	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

(ii)	pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor person immediately after giving effect to such issuance; or

•

any consolidation, merger, share exchange, conveyance, transfer, sale, lease or other disposition of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding common stock, if at all, solely into common stock, ordinary shares, American Depositary Shares or depositary receipts or other certificates representing common equity interests of the surviving entity or a direct or indirect parent of the surviving corporation; or

•

any consolidation or merger with or into any of our subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other person; or

(4)	a termination of trading.

A “continuing director” means a director who either was a member of our board of directors on the date of original issuance of the notes or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is not listed for trading on a U.S. national or regional securities exchange.

The definition of a fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or other disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, a holder’s ability to require us to repurchase its notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

Notwithstanding the foregoing, a holder will not have the right to require us to repurchase its notes upon a fundamental change described in clause (3) above if more then 90% of the consideration in the transaction or transactions consists of Listed Common Equity immediately following the relevant transaction or transactions, and, as a result of the transaction or transactions, the notes become convertible into that Listed Common Equity (including any rights attached thereto).

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase right becomes exercisable to holders of notes. We will comply with this rule and file a Schedule TO (or any similar schedule) to the extent required at that time.

If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes which holders have elected to require us to repurchase on the business day following the fundamental change repurchase date in accordance with the terms of the indenture, then, from and including the fundamental change repurchase date, those notes will cease to be outstanding and interest (including contingent interest, additional interest and additional amounts, if any) on the notes will cease to accrue and all other rights of the holders shall terminate, other than the right to receive the fundamental change repurchase price upon satisfaction of the foregoing conditions.

The term “fundamental change” is limited to specified transactions and does not include other events that might adversely affect our financial condition or business operations. The foregoing provisions would not necessarily protect holders of notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the notes but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

Our ability to repurchase notes for cash upon the occurrence of a fundamental change may be restricted by the loan agreement governing our senior credit facility, limitations or prohibitions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our other then existing financing arrangements or otherwise. See “Risk Factors — Risks Relating to this Offering — We may not be able to repurchase the notes upon a fundamental change or upon the exercise of a holder’s option to require us to repurchase the notes, or to pay cash upon conversion of the notes.” No notes may be repurchased by us at the option of holders upon a fundamental change if there has occurred and is continuing an event of default with respect to the notes, other than a default in payment of the fundamental change repurchase price with respect to the notes.

The fundamental change repurchase feature of the notes may in certain circumstances make it more difficult or discourage a takeover of our company. The fundamental change repurchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate shares of our common stock;

•	to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

•	by management to adopt a series of anti-takeover provisions.

Instead, the fundamental change repurchase feature is a standard term contained in securities similar to the notes.

Merger or Sale of Assets

The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all our assets to another person, unless:

•

either we are the continuing corporation or the resulting, surviving or transferee person (the “successor company”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (unless such corporation has (1) agreed to make all payments due in respect of the notes without withholding or deduction for, or on account of, any taxes, duties, assessments or other governmental charges (except those imposed by the United States or any political subdivision or taxing authority thereof or therein) unless required by applicable law, in which case such corporation shall have agreed to pay such additional amounts as shall be required so that the net amounts received and retained by the holders of such notes after payment of all taxes (including withholding taxes), duties, assessments or other governmental charges will be equal to the amounts that such holders would have received and retained had no such taxes (including withholding taxes), duties, assessments or other governmental charges been imposed, (2) irrevocably and unconditionally consented and submitted to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan, New York City, in respect of any action, suit or proceeding against it arising out of or in connection with the notes and the indenture and irrevocably and unconditionally waived, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such action, suit or proceeding has been brought in an inconvenient forum and (3) irrevocably appointed an agent in New York City for service of process in any action, suit or proceeding referred to in clause (2) above) and will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the notes and the indenture;

•

if as a result of such transaction the notes become exchangeable into common stock or other equity securities issued by a third party, such third party assumes or fully and unconditionally guarantees all obligations under the notes and the indenture;

•

immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the successor company as a result of such transaction as having been incurred by the successor company at the time of such transaction), no default under the indenture shall have occurred and be continuing; and

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer or lease and such supplemental indenture (if any) comply with the indenture.

The successor company will succeed to, and be substituted for, and may exercise every right and power of us under the indenture, but in the case of a lease of all or substantially all our assets we will not be released from our obligations in respect of the notes.

Events of Default; Notice and Waiver

The following will constitute events of default under the indenture:

•

a default in the payment of the principal amount, redemption price, repurchase price or fundamental change repurchase price when due at maturity, upon redemption, upon repurchase at the option of a holder upon a fundamental change or on any other repurchase date or otherwise;

•

a default in the payment of any interest (including contingent interest, additional interest and additional amounts, if any) on the notes when due and such default continues for a period of 30 days past the applicable due date;

•	we fail to provide notice of the occurrence of a fundamental change as required by the indenture;

•

a default in our obligation to deliver when due the settlement amount upon conversion of the notes, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any notes;

•

the failure by us to perform or observe any of our other covenants in the indenture or in the notes for 30 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

•	a failure to pay when due at maturity or a default that results in the acceleration of any indebtedness for borrowed money of us or our subsidiaries in an aggregate amount of $5.0 million or more;

•

the failure by us or any of our subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days from the dates such judgments are entered; and

•	certain events of bankruptcy, insolvency and reorganization of us or any of our significant subsidiaries.

The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default under the indenture occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the default within 90 days after it occurs. The trustee may withhold notice to the holders of notes of a default, except defaults in non-payment of principal or interest (including contingent interest, additional interest and additional amounts, if any) on the notes. However, the trustee must consider it to be in the interest of the holders of notes to withhold this notice.

If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest (including contingent interest, additional interest and additional amounts, if any) on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization as described above, the principal and accrued and unpaid interest (including contingent interest, additional interest and additional amounts, if any) on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive certain past defaults.

Notwithstanding the foregoing, the sole remedy under the indenture for an event of default relating to the failure to comply with our reporting obligations to the trustee and the SEC, as set forth in the indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), will, for the 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the aggregate principal amount of the notes. Any such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. The additional interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations described above first occurs to, but not including, the 366th day thereafter (or, if applicable, the earlier date on which the event of default relating to the reporting obligations is cured or waived). If the event of default is continuing on the 366th day after an event of default relating to a failure to comply with the reporting obligations described above first occurs, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other events of default.

The holders of a majority in principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The holders of a majority in principal amount of outstanding notes may waive any past defaults under the indenture, except a default due to the non-payment of principal or interest (including contingent interest, additional interest and additional amounts, if any), a failure to deliver the settlement amount upon conversion of notes, a default arising from our failure to repurchase any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

No holder of notes may pursue any remedy under the indenture, except in the case of a default due to the non-payment of principal or interest (including contingent interest, additional interest and additional amounts, if any), a failure to deliver the settlement amount upon conversion of notes, a default arising from our failure to repurchase any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected unless:

•	the holder has given the trustee written notice of a default;

•	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of outstanding notes, and;

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

The indenture will require us (i) every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any default, and (ii) to deliver to the trustee prompt notice of any default.

Any default in respect of the notes would give rise to an event of default under the loan agreement governing our senior credit facility if it extended beyond any cure period applicable to that default under the indenture and would probably give rise to an event of default under the agreements governing any future financings.

Legal Defeasance and Covenant Defeasance

The indenture does not provide for any defeasance provisions with respect to the notes.

Amendment and Modification

The consent of the holders of a majority in principal amount of the outstanding notes (voting as a single class) is generally required to modify or amend provisions of the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:

•	reduce the principal amount of or change the stated maturity of any note;

•	reduce the rate or extend the time for payment of interest (including contingent interest, additional interest and additional amounts, if any) on any note;

•

make any change that adversely affects the right to require us to repurchase a note, reduce any amount payable upon repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be repurchased;

•	adversely change the terms upon which the notes may be redeemed;

•	impair the right to receive payment with respect to the notes or the right to institute suit for the enforcement of any payment with respect to, or conversion of, any note;

•	change the currency in which any note is payable;

•	impair the right of a holder to convert any note in accordance with its terms or reduce the number of shares of common stock or amount of any other property receivable upon conversion;

•	reduce the quorum or voting requirements under the indenture;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

•	subject to specified exceptions, amend or modify certain of the provisions of the indenture relating to amendment or modification or waiver of provisions of the indenture; or

•	reduce the percentage of notes required for consent to any amendment or modification of the indenture.

In addition, we and the trustee may modify certain provisions of the indenture without the consent of the holders of notes, including to:

•	add guarantees with respect to the notes or secure the notes;

•	evidence the assumption of our obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and conveyances, transfers and leases of assets;

•	surrender any of our rights or powers under the indenture;

•	add covenants or events of default for the benefit of the holders of notes;

•	cure any ambiguity or correct any inconsistency in the indenture, so long as such action will not materially adversely affect the interests of the holders of notes;

•	modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•	establish the forms or terms of the notes;

•	evidence the acceptance of appointment by a successor trustee;

•

provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code (as defined below under “U.S. Federal Income Tax Considerations”) or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

•	conform, as necessary, the indenture and the form or terms of the notes, to the “Description of Notes” as set forth in this prospectus; and

•	make any other change to the indenture or forms or terms of the notes so long as such change will not adversely affect the interests of the holders of notes.

Calculations in Respect of Notes

We will be responsible for making all calculations required under the notes, unless otherwise set forth above. These calculations include, but are not limited to, determinations of the market price of our common stock, the amount of accrued interest (including contingent interest, additional interest and additional amounts, if any) payable on the notes and the conversion price of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee

We have appointed The Bank of New York Trust Company, N.A., the trustee under the indenture, as paying agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Notices

Except as otherwise described in this prospectus, notices to holders of notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of mailing.

Governing Law

The notes and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Registration Rights

We entered into a registration rights agreement with the initial purchasers pursuant to which we have filed a shelf registration statement with the SEC covering resales of the notes and the shares of our common stock, if any, issued upon conversion of the notes. This prospectus is part of that registration statement. In the registration rights agreement we agreed, for the benefit of the holders of the notes and the common stock, if any, issued upon conversion of the notes that we will, at our cost, use our commercially reasonable efforts to keep the shelf registration statement effective until the earliest of:

(1)	the date when the holders of notes and holders of the common stock issuable upon conversion of the notes are able to sell such notes and such shares immediately without restriction pursuant to Rule 144(k) under the Securities Act; or

(2)	the date when all of the notes and the common stock issuable upon conversion thereof have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force or the notes and the common stock issuable upon conversion of the notes cease to be outstanding.

We may suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period may not exceed an aggregate of:

•	30 days in any 90-day period; or

•	90 days in any 360-day period.

We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension. Each holder, by its acceptance of the notes, has agreed to hold any communication by us in response to a notice of a proposed sale in confidence.

Each of the following is a registration default:

•

we fail to name a holder that has supplied all of the required information in a timely manner as a selling securityholder in the prospectus through a prospectus supplement or file a post-effective amendment within the required time periods as described below;

•

any post-effective amendment required to be filed as described below, if not immediately effective upon filing, has not been declared effective prior to the 45th day following the date such post-effective amendment is required to be filed; or

•

at any time after the effectiveness of the shelf registration statement, the registration statement ceases to be effective or is not usable and (1) we do not cure the registration statement within 10 business days by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act (other than in the case of a suspension period described in the preceding paragraph), (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 30th day in any 90-day period or (3) a suspension period, when aggregated with other suspension periods during any 360-day period, continues, unterminated, for more than 90 days.

If a registration default occurs, predetermined “additional amounts” will accrue on the notes from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the registration statement is no longer required to be kept effective. The additional amounts will be paid to those entitled to interest payments on such dates semiannually in arrears on each May 15 and November 15 and will accrue at a rate per year equal to:

•	0.25% of the principal amount of a note to and including the 90th day following such registration default; and

•	0.50% of the principal amount of a note from and including the 91st day following such registration default.

In no event will additional amounts exceed 0.50% of the principal amount of a note per year. If a holder converts some or all of its notes into common stock when there exists a registration default with respect to the common stock, the holder will not be entitled to receive additional amounts on such common stock. If a registration default with respect to the common stock occurs after a holder has converted its notes into common stock, that holder will not be entitled to any compensation with respect to such common stock.

A holder who elects to sell securities pursuant to the shelf registration statement will:

•	be required to be named as a selling security holder in the prospectus and to deliver the related information to us;

•	be required to deliver a prospectus to purchasers;

•	be subject to the civil liability provisions under the Securities Act in connection with any sales; and

•	be subject to the provisions of the registration rights agreement, including indemnification provisions.

Under the registration rights agreement, we will:

•	pay all expenses of the shelf registration statement;

•	provide each holder of notes with copies of the prospectus;

•	notify holders when the shelf registration statement has become effective; and

•

take other reasonable actions as are required to permit unrestricted resales of the notes and common stock issued upon conversion of the notes in accordance with the terms and conditions of the registration rights agreement.

Form, Denomination, Exchange, Registration and Transfer

The notes are issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

We will maintain an office or agent in the Borough of Manhattan, New York City, where a holder may present the notes for conversion, registration of transfer or exchange for other denominations, which will initially be the Corporate Trust Office of the trustee in New York City.

Payment and Paying Agent

We will maintain an office or agent in the Borough of Manhattan, New York City, where we will pay the principal on the notes, which will initially be the Corporate Trust Office of the trustee in New York City.

Payments on the notes represented by the global note referred to below will be made to The Depository Trust Company, New York, New York, which is referred to in this prospectus as DTC, or its nominee, as the case may be, as the registered owner thereof, in immediately available funds. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Transfers between participants in DTC will be effected in accordance with DTC’s rules and will be settled in immediately available funds.

Book-Entry Issue

We issued the notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes are deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

•

Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its participants are on file with the SEC.

We are providing the following descriptions of the operations and procedures of DTC to the holders solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of us, the initial purchasers or the trustee takes any responsibility for these operations or procedures, and each holder is urged to contact DTC or its participants directly to discuss these matters.

We expect that, under procedures established by DTC, ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in certificated form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical certificated security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner and holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a direct or indirect participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.

Notes represented by a global note will be exchangeable for registered certificated notes with the same terms only if: (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) an event default under the indenture occurs and is continuing.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

SCHEDULE 8.9

TO

LOAN AND SECURITY AGREEMENT

None.

SCHEDULE 8.16

TO

LOAN AND SECURITY AGREEMENT

Credit Card Agreements

1.	Merchant Services Agreement between Discover Financial Services, Inc. and Spartan Stores, Inc and certain of its subsidiaries.

2.	Agreement for American Express Card Acceptance/Supermarket dated November 3, 2002 between American Express Travel Related Service Company, Inc. and Family Fare.

3.	Merchant Services Agreement between Spartan Stores, Inc. and Cybersource Corporation dated January 31, 2011.

4.	Bank Card Merchant Agreement and Marketing Agreement between Fifth Third Bank (now Vantiv) and Spartan Stores, Inc. dated May 24, 2005.

SCHEDULE 8.17

TO

LOAN AND SECURITY AGREEMENT

Business Associate Agreements

Company	Other Party
Family Fare, LLC	Inmar/Prism
Family Fare, LLC	Inmar/Medturn
Family Fare, LLC	Shredit
Family Fare, LLC	Diabetic VIP
Family Fare, LLC	Emdeon (ERX)
Family Fare, LLC	Iomni
Family Fare, LLC	ScriptPro
Family Fare, LLC	MSN Pharmstaff
Family Fare, LLC	A-Line Staffing
Family Fare, LLC	Catalina
Family Fare, LLC	PLEIO (Patient drug adherence program)
Family Fare, LLC	ScriptSave (MSA)
Family Fare, LLC	Outcomes
Family Fare, LLC	Holland Hospital-CFGH
Family Fare, LLC	CPSI
Family Fare, LLC	McKesson Enterprise Pharmacy Services
Family Fare, LLC	EHIM
Family Fare, LLC	NHBP
Spartan Stores, Inc.	ASR Health Benefits Corporation
Spartan Stores, Inc.	EyeMed
Spartan Stores, Inc.	Navitus
Spartan Stores, Inc.	BASIC – COBRA Administration, Retiree Billing, HRA Plan Administration
Spartan Stores, Inc.	Physicians Care Health Management
Spartan Stores, Inc.	Cofinity
Spartan Stores, Inc.	Physicians Care Network
Spartan Stores, Inc.	HUB International Midwest
Spartan Stores, Inc.	Nationwide
Spartan Stores, Inc.	POWM
Spartan Stores, Inc.	CIGNA
Spartan Stores, Inc.	ATEB (IVR vendor)
Spartan Stores, Inc.	Infowerks
Spartan Stores, Inc.	AutoMed
Spartan Stores, Inc.	Miller Johnson
Spartan Stores, Inc.	Warner, Norcross and Judd, LLP

SCHEDULE 8.18

TO

LOAN AND SECURITY AGREEMENT

Participation Agreements

Company	Other Party
Family Fare, LLC	Medco Health
Family Fare, LLC	Argus Health Systems
Family Fare, LLC	Priority Health
Family Fare, LLC	MI Medicaid
Family Fare, LLC	PCN Health Plus
Family Fare, LLC	Caremark
Family Fare, LLC	RX America PDP
Family Fare, LLC	Ideal Scripts
Family Fare, LLC	Pharmacare
Family Fare, LLC	Navitus Employee Trust Fund
Family Fare, LLC	Navitus Health Plan
Family Fare, LLC	Express Scripts
Family Fare, LLC	Express Scripts BSBS, MI
Family Fare, LLC	Wellpoint Pharmacy Management
Family Fare, LLC	Prescription Solutions MA-PD
Family Fare, LLC	Humana MA-PD
Family Fare, LLC	Humana Health Plan
Family Fare, LLC	Aetna
Family Fare, LLC	Catalyst RX
Family Fare, LLC	WHP Health Initiatives
Family Fare, LLC	EHIM
Family Fare, LLC	CVS-RX America
Family Fare, LLC	Meridian RX
Family Fare, LLC	McKesson Coupon
Family Fare, LLC	RX Options
Family Fare, LLC	Family Wize
Family Fare, LLC	Pharmacy Data Management Pharmacy Benefit Direct
Family Fare, LLC	Stockton Group
Family Fare, LLC	Great Lakes Health Plan
Family Fare, LLC	SXC-Health Solutions
Family Fare, LLC	ESI
Family Fare, LLC	USMCA
Family Fare, LLC	Restat
Family Fare, LLC	Unite Networks of America
Family Fare, LLC	Script Guide RX
Family Fare, LLC	WBC Health Trans
Family Fare, LLC	Prime Therapeutics
Family Fare, LLC	BSBS of Illinois
Family Fare, LLC	RX America Auto-Rx

Family Fare, LLC	Horizon-NPS
Family Fare, LLC	Agelity
Family Fare, LLC	Innoviant
Family Fare, LLC	BCBS GA
Family Fare, LLC	BCB-SC
Family Fare, LLC	Scriptcare
Family Fare, LLC	Scriptsave—Yes
Family Fare, LLC	Benefit Admin System
Family Fare, LLC	VA-E-Pharmacy
Family Fare, LLC	Sav-Rx
Family Fare, LLC	Healthtrans
Family Fare, LLC	Data Rx Generic Use Plan
Family Fare, LLC	Transaction Rx Network
Family Fare, LLC	AMWINSRX
Family Fare, LLC	RX Processing Service
Family Fare, LLC	WHP Health Initiatives
Family Fare, LLC	RX Processing Service
Family Fare, LLC	National Prescription Administrators
Family Fare, LLC	Script Card
Family Fare, LLC	Physicians RX Care Discount
Family Fare, LLC	Cypress Care
Family Fare, LLC	Serve You
Family Fare, LLC	Emerald Health Employees
Family Fare, LLC	Kroger Prescription Program
Family Fare, LLC	Together Health
Family Fare, LLC	Third Party Solutions
Family Fare, LLC	Script Solution
Family Fare, LLC	UNG-AG
Family Fare, LLC	Valu RX
Family Fare, LLC	Scrip Ventures

SCHEDULE 9.9(b)

TO

LOAN AND SECURITY AGREEMENT

List of Capital Leases, Equipment and Real Property

Excluded from Calculation of Purchase Money Indebtedness

Direct Debt

Capital Leases

Company	Name/Address of Payee	Principal Balance as of 3/31/2012	Nature of Debt	Term
Spartan Stores Distribution, LLC	IBM Credit, LLC	$150,000	Capital Lease	September 2012
Family Fare, LLC	IBM Credit, LLC	$21,522	Capital Lease	June 2012
Prevos Family Markets, Inc.	IBM Credit, LLC	$26,294	Capital Lease	June 2012
MSFC, LLC	IBM Credit, LLC	$317	Capital Lease	June 2012
Spartan Stores Fuel, LLC	IBM Credit, LLC	$2,647	Capital Lease	June 2012
Family Fare, LLC	DDR Michigan II LLC	$307,851	Capital Lease	March 2013
Family Fare, LLC	Script Pro	$149,521	Capital Lease	March 2015
Family Fare, LLC	IBM Credit, LLC	$478,362	Capital Lease	March 2014
Family Fare, LLC	GE Capital	$2,066	Capital Lease	August 2012
Prevos Family Markets, Inc.	GE Capital	$11,757	Capital Lease	August 2012
Prevos Family Markets, Inc.	DP Properties, LLC	$2,223,024	Capital Lease	September 2032
Family Fare, LLC	Allendale Shopping Center, LLC	$3,149,753	Capital Lease	June 2022
Family Fare, LLC	Capital Retail, LLC	$2,713,673	Capital Lease	September 2030
Family Fare, LLC	MHV Grocery, LLC	$3,444,602	Capital Lease	April 2032
Family Fare, LLC	Anchor Manistee, LLC	$3,351,526	Capital Lease	July 2029
Family Fare, LLC	Daane’s Development	$3,869,619	Capital Lease	September 2029
Prevos Family Markets, Inc.	Murk Properties	$1,988,562	Capital Lease	October 2018
Prevos Family Markets, Inc.	Murk Properties	$555,653	Capital Lease	November 2013

Family Fare, LLC	New Plan Excel Realty	$3,043,651	Capital Lease	June 2016
Family Fare, LLC	Gateway Jackson	$219,315	Capital Lease	February 2014
Family Fare, LLC	Riverside Center Properties, LLC	$1,514,415	Capital Lease	February 2023
Family Fare, LLC	Centro Properties, LLC	$1,314,169	Capital Lease	May 2017
Family Fare, LLC	Jade Pig Ventures	$3,618,290	Capital Lease	November 2018
Family Fare, LLC	Lake Jackson Realty, LLC	$3,957,478	Capital Lease	September 2030
Prevos Family Markets, Inc.	Jade Pig Ventures	$5,378,119	Capital Lease	January 2020
Prevos Family Markets, Inc.	Jade Pig Ventures	$2,781,448	Capital Lease	November 2018
Family Fare, LLC	Romence Village, LLC	$4,178,163	Capital Lease	January 2020
Family Fare, LLC	Jade Pig Ventures	$110,420	Capital Lease	February 2014